SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: September 17, 1999


                      United Pan-Europe Communications N.V.
              (Exact Name of Registrant as Specified in Charter)

           The Netherlands              000-25365          98-0191997
    (State or other jurisdiction     (Commission File     (IRS Employer
          of incorporation)              Number)          Identification #)

                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                    (Address of Principal Executive Office)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

     (a) On 30 July 1999, United Pan-Europe Communications N.V. (the "Company") acquired from certain sellers represented by EQT Scandinavia Limited all of the capital stock of NBS Nordic Broadband Services AB, which operates a cable television system in Stockholm, Sweden, for a purchase price of $397.0 million (NLG817.8 million), after adjustments for debt and cash as of July 31, 1999. The purchase price for the capital stock was determined by negotiation between the Company and EQT Scandinavia Limited. $100.0 million (NLG206.0 million) of the purchase price was paid in the form of a one year note with interest at 8% per year and $297.0 million (NLG611.8 million) was paid in cash at closing. The cash portion of the purchase price was funded with proceeds from the sale of the Company's Senior Notes and Senior Discount Notes due 2009 on 30 July 1999 (collectively, the "Senior Notes"). The note will automatically convert into the Company's Ordinary Shares B in the event of a public equity offering of those shares. If no public equity offering occurs, the Company will have the option, at maturity of the note, to pay the note in either cash or stock. The acquisition will be accounted for under the purchase accounting method. As a result of the acquisition of the stock, the Company acquired a cable television system in Stockholm, Sweden. The Company intends to continue to operate the system and to offer its digital video, telephone and Internet/data services over the system.

          NBS Nordic Broadband Services AB acquired its wholly-owned subsidiary StjarnTVnatet AB (formerly Singapore Telecom International Svenska AB) on May 6, 1998. As NBS Nordic Broadband Services AB had no substantial operations of its own prior to the acquisition of StjarnTVnatet AB, StjarnTVnatet AB is deemed to be the predecessor to NBS Nordic Broadband Services AB. We refer to the acquisition of NBS Nordic Broadband Services AB as the acquisition of its operating system StjarnTVnatet AB ("Stjarn").

     (b) On 6 August 1999, the Company's wholly owned subsidiary, Bison Acquisition Corp., completed a tender offer for all outstanding shares of the common stock of @Entertainment, Inc. ("@Entertainment") (Nasdaq: ATEN) at a price of $19.00 per share in cash. Approximately 33,701,073 shares were tendered pursuant to the offer, which expired at 12:00 midnight, New York City time, on Thursday, August 5, 1999. On 9 August 1999, UPC merged Bison Acquisition Corp. into @Entertainment and disbursed cash to pay the remaining @Entertainment stockholders $19.00 per share for each share held. Holders of @Entertainment stock options and warrants received $19.00 per share less the exercise prices of their options and warrants. The purchase price for 100% of @Entertainment totaled $807.0 million (NLG1,654.4 million). The acquisition will be accounted for using the purchase method of accounting. The purchase price was funded with proceeds from the sale of the Company's Senior Notes.

ITEM 5.  OTHER EVENTS
---------------------------------------------

          As a result of the acquisition of @Entertainment, as discussed in Item 2, @Entertainment and its wholly-owned subsidiary, Poland Communications, Inc. ("PCI"), a New York corporation, believe that a "Change of Control" occurred under the indentures governing the issuance of @Entertainment's 14 1/2% Series B Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2008, Series C Senior Discount Notes due 2008, 14 1/2% Series B Senior Discount Notes due 2009, and 14 1/2% Senior Discount Notes due 2009 (collectively, the "@Entertainment Notes") and PCI's 9 7/8% Senior Notes Due 2003 and 9 7/8% Senior Discount Notes Due 2003 (collectively, the "PCI Notes"). Pursuant to the terms of the indentures governing the @Entertainment Notes and the PCI Notes, upon the occurrence of a Change of Control, each holder of the @Entertainment Notes and the PCI Notes has the right to require @Entertainment and PCI, respectively, to repurchase all or a portion of such holder's @Entertainment Notes and PCI Notes.

          On September 5, 1999, @Entertainment and PCI commenced offers to repurchase (i) the @Entertainment Notes at 101% of their accreted value per $1,000 principal amount of @Entertainment Notes at maturity plus accrued and unpaid interest and (ii) the PCI Notes at 101% per $1,000 principal amount of the PCI Notes. As of August 1, 1999, there were $376,943,000 aggregate principal amount at maturity of @Entertainment Notes outstanding and $129,668,000 aggregate principal amount at maturity of PCI Notes outstanding.

          The repurchase prices of the @Entertainment Notes are $602.28 (for the 14 1/2% Series B Senior Discount Notes Due 2008 and the 14 1/2% Senior Discount Notes Due 2008), $316.90 (for the Series C Senior Discount Notes Due 2008) and $454.87 (for the 14 1/2% Series B Senior Discount Notes Due 2009 and the 14 1/2% Senior Discount Notes Due 2009), representing 101% of the accreted value per $1,000 principal amount of @ Entertainment Notes on expiration of the offers.

          Subject to the terms and conditions set forth in the offers to repurchase, the offers will expire at 12:01 p.m., New York city time, on November 2, 1999 unless the offers are extended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED                                                    Page
                                                                                                    ----
     @Entertainment, Inc. and Subsidiaries
     Independent Auditors' Report................................................................    F-1
     Consolidated Balance Sheets as of December 31, 1998 and 1997................................    F-2
     Consolidated Statements of Operations for the Years Ended
       December 31, 1998, 1997 and 1996..........................................................    F-4
     Consolidated Statements of Comprehensive Loss for the Years Ended
       December 31, 1998, 1997 and 1996..........................................................    F-5
     Consolidated Statements of Changes in Stockholders' Equity for the Years
       Ended December 31, 1998, 1997 and 1996....................................................    F-6
     Consolidated Statements of Cash Flows for the Years Ended
       December 31, 1998, 1997 and 1996..........................................................    F-7
     Notes to Consolidated Financial Statements..................................................    F-8
     Consolidated Balance Sheets as of June 30, 1999 (unaudited) and
       December 31, 1998.........................................................................    F-41
     Consolidated Statements of Operations for the Three and Six Months Ended
       June 30, 1999 and 1998 (unaudited)........................................................    F-43
     Consolidated Statements of Comprehensive Loss for the Three and Six Months
       Ended June 30, 1999 and 1998 (unaudited)..................................................    F-44
     Consolidated Statements of Cash Flows for the Six Months Ended
       June 30, 1999 and 1998 (unaudited)........................................................    F-45
     Notes to Unaudited Consolidated Financial Statements........................................    F-46

NBS NORDIC BROADBAND SERVICES AB
     Administration Report......................................................................     F-53
     Consolidated Income Statement for 1998.....................................................     F-54
     Consolidated Balance Sheet as of December 31, 1998.........................................     F-55
     Consolidated Cash Flow Statement for 1998..................................................     F-56
     Notes to Financial Statements..............................................................     F-57
     Report by the Independent Auditor..........................................................     F-64
     Consolidated Income Statement for the six months ended June 30, 1999 (unaudited)...........     F-65
     Consolidated Balance Sheet as of June 30, 1999 (unaudited).................................     F-66
     Consolidated Cash Flow Statement for the six months ended June 30, 1999 (unaudited)........     F-68
     Notes for the Financial Statements.........................................................     F-69

SINGAPORE TELECOM INTERNATIONAL SVENSKA AB
     Annual Report and Administration Report....................................................     F-70
     Consolidated Income Statements for the 12 months ended March 31, 1998 and 1997.............     F-71
     Consolidated Balance Sheets as of March 31, 1998 and 1997..................................     F-72
     Consolidated Funds Statements for the 12 months ended March 31, 1998 and 1997..............     F-74
     Income Statements--Parent Company for the 12 months ended March 31, 1998 and 1997..........     F-75
     Balance Sheets--Parent Company as of March 31, 1998 and 1997...............................     F-76
     Funds Statements--Parent Company for the 12 months ended March 31, 1998 and 1997...........     F-78
     Accounting Principles......................................................................     F-79
     Notes to the Annual Accounts...............................................................     F-81
     Auditors' Report of the Annual General Meeting of the Shareholders.........................     F-88
     Reconciliation of Significant Differences Between US and Swedish Generally
          Accepted Accounting Principles........................................................     F-89
     Report of Independent Accountants on Significant Differences between US and Swedish
          Generally Accepted Accounting Principles..............................................     F-91

(b)  PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated balance sheet and statements of operations and notes thereto do not purport to represent what the Company's financial condition would actually have been if such transactions had in fact occurred on such dates. The pro forma adjustments are based on currently available information and upon certain assumptions that the Company believes are reasonable. Accordingly, the purchase price allocations and the financing assumptions used in these pro formas are subject to change. The unaudited pro forma condensed consolidated balance sheet, statement of operations and accompanying notes should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto, and other financial information pertaining to the Company, previously filed with the Securities and Exchange Commission and the historical financial statements included herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 gives effect to the acquisitions of @Entertainment and Stjarn as if each had occurred on June 30, 1999. The pro formas assume the cash portion of the purchase price was funded with proceeds from our Senior Notes offering.

                                                        As of June 30, 1999
                                 ---------------------------------------------------------------
                                                      Pro Forma Adjustments
                                            -----------------------------------------
                                                                              Senior
                                                 @                             Notes
                                    UPC     Entertainment       Stjarn       Offering     UPC
                                 Historical Acquisition(a)   Acquisition(d)    Costs   Pro Forma
                                 ---------- --------------   --------------  --------  -----------
                                                (Dutch guilders, in thousands)
Assets:
Current assets
  Cash and cash
    equivalents.................    446,084    152,282            7,599         --        605,965
  Restricted cash...............     10,650        --               --          --         10,650
  Subscriber
    receivables, net............     45,315     15,598            4,775         --         65,688
  Costs to be
    reimbursed, net.............     20,638        --               --          --         20,638
  Other current
    assets......................    197,734     82,843            1,597         --        282,174
                                    -------     ------            -----       ------      -------
      Total current
        assets..................    720,421    250,723           13,971         --        985,115

Marketable equity
  securities of
  parent........................    401,100        --               --          --        401,100
Investments in and
  advances to affiliated
  companies, net................    436,225     45,155              --          --        481,380
Property, plant &
  equipment, net................  1,930,525    388,875           96,345         --      2,415,745
Goodwill and other
  intangibles, net..............  1,603,904  1,805,804(b)       907,004(e)      --      4,316,712
Deferred financing
  costs, net....................     38,854        --               --        52,807(h)    91,661
Non-current restricted
  cash and other
  assets........................     83,934     34,071              --          --        118,005
                                  ---------  ---------        ---------       ------    ---------
      Total assets..............  5,214,963  2,524,628        1,017,320       52,807    8,809,718
                                  =========  =========        =========       ======    =========
Liabilities and shareholders'
equity:
Current liabilities
  Accounts payable,
    accrued liabilities
    and other current
    liabilities.................    422,037     86,016           25,108         --        533,161
  Short-term debt...............      8,112        --            27,421         --         35,533
  Note payable to
    shareholder.................     13,872        --               --          --         13,872
  Current portion of
    long-term debt..............     12,971     13,325              --          --         26,296
                                  ---------  ---------        ---------       ------    ---------
    Total current
      liabilities...............    456,992     99,341           52,529         --        608,862

Long-term debt..................  1,479,739  2,425,287(c)       756,231(f)    52,807(i) 4,714,064
Deferred taxes and
  other long-term
  liabilities...................     51,366        --             2,560         --         53,926
                                  ---------  ---------        ---------       ------    ---------
    Total liabilities...........  1,988,097  2,524,628          811,320       52,807    5,376,852

Minority interest in
  subsidiaries..................     26,729        --               --          --         26,729

    Total shareholders'
      equity....................  3,200,137        --           206,000(g)      --      3,406,137
                                  ---------  ---------        ---------       ------    ---------
    Total liabilities and
      shareholders'
      equity....................  5,214,963  2,524,628        1,017,320       52,807    8,809,718
                                  =========  =========        =========       ======    =========

(a) Represents the historical amounts included in @Entertainment's balance sheet at June 30, 1999, except as indicated in (b) and (c), which were converted from U.S. dollars to Dutch guilders at the August 6, 1999 spot exchange rate.

(b) Represents the pro forma increase in goodwill and other intangibles as a result of the @Entertainment acquisition:

        Consolidation of historical @Entertainment goodwill and other
           intangibles............................................................                       NLG    72,837
        Additional pro forma goodwill and other intangibles due to the
           @Entertainment acquisition:
             Historical shareholders' deficiency, including 12% cumulative
                redeemable preferred..............................................     NLG    78,558
             Purchase price.......................................................     NLG 1,654,409
                                                                                       -------------
                                                                                                         NLG 1,732,967
                                                                                                         -------------
                                                                                                         NLG 1,805,804
                                                                                                         =============

(c) Represents the pro forma increase in long-term debt as a result of the @Entertainment acquisition:

        Consolidation of historical @Entertainment long-term debt................                        NLG   770,878
        Offering of the Senior Notes to fund the @Entertainment
           acquisition...........................................................                        NLG 1,654,409
                                                                                                         -------------
                                                                                                         NLG 2,425,287
                                                                                                         =============


(d)  Represents the historical amounts included in NBS Nordic Broadband Services
     AB's balance sheet at June 30, 1999, except as indicated in (e), (f), and
     (g), which were converted from Swedish kronor to Dutch guilders at the July
     30, 1999, spot exchange rate.

(e) Represents the pro forma increase in goodwill and other intangibles as a result of the Stjarn acquisition:

        Consolidation of historical NBS Nordic Broadband Services
           AB goodwill and other intangibles.....................................                        NLG   133,528
        Additional pro forma goodwill and other intangibles due to the Stjarn acquisition:
             Historical shareholders' equity.....................................      NLG (44,344)
             Purchase price......................................................      NLG 817,820
                                                                                       ------------
                                                                                                         NLG   773,476
                                                                                                         -------------
                                                                                                         NLG   907,004
                                                                                                         =============
(f)  Represents the pro forma increase in long-term debt as a result of the
     Stjarn acquisition:

        Consolidation of historical NBS Nordic Broadband Services
           AB long-term debt.....................................................                        NLG   144,411
        Offering of the Senior Notes to fund the Stjarn acquisition..............                        NLG   611,820
                                                                                                         -------------
                                                                                                         NLG   756,231
                                                                                                         =============

(g) Represents the portion of the Stjarn acquisition financed with our equity.

(h) Represents the estimated offering costs relating to the issuance of the Senior Notes in July 1999, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

(i) Represents the proceeds from the Senior Notes used to pay estimated costs of the Senior Notes offering, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     The following unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1999 gives effect to the acquisitions of @Entertainment and Stjarn, as if each had occurred as of January 1, 1998. The pro formas assume the cash portion of the purchase price was funded with proceeds from our Senior Notes offering.

                                          For the Six Months Ended June 30, 1999
                            ----------------------------------------------------------------------
                                                   Pro Forma Adjustments
                                           -----------------------------------------
                                                                                Senior
                               UPC         @Entertainment       Stjarn           Notes      UPC
                            Historical     Acquisition(a)    Acquisition(d)    Offering   Pro Forma
                            ------------   --------------    --------------    --------   ---------
                                                 (Dutch guilders, in thousands)
  Service and other
    revenue.............       331,954          80,866            33,422           --      446,242
  Operating expense.....      (151,090)       (119,713)          (13,739)          --     (284,542)
  Selling, general &
    administrative
    expense.............      (265,138)        (75,497)           (9,615)          --     (350,250)
  Depreciation and
    amortization........      (148,404)        (90,138)(b)       (35,003)(e)       --     (273,545)
                              ---------        --------          --------      -------    ---------
  Net operating (loss)
    income..............      (232,678)       (204,482)          (24,935)          --     (462,095)
  Interest income.......        13,520           4,896               347           --       18,763
  Interest expense......       (62,107)       (131,820)(c)       (35,941)(f)   (5,193)(g) (235,061)
  Gain on sale of assets        14,625             --                --            --       14,625
 .
  Foreign exchange gain
    (loss) and other
    expense.............        (2,595)         (4,036)              --       (81,135)(h)  (87,766)
                              ---------        --------          --------      -------    ---------
  Net loss before income
    taxes and other items     (269,235)       (335,442)          (60,529)     (86,328)    (751,534)

  Shares in results of
    affiliated companies,
    net.................       (33,168)         (1,075)               --           --      (34,243)
  Minority interests in
    subsidiaries........           115              --                --           --          115
  Income tax benefit
    (expense)...........         1,118             (55)              293           --        1,356
                              ---------        --------          --------      -------    ---------
  Net loss..............      (301,170)       (336,572)          (60,236)     (86,328)    (784,306)
                              =========        ========          ========     ========    =========

  Basic and diluted net
    loss per A Share....         (2.60)                                                      (6.72)
                                 ======                                                      ======
  Weighted-average number
    of A Shares
    outstanding.........   115,954,697                                                    116,786,459(i)
                           ===========                                                    ===========

(a) Represents the consolidation of the historical results of operations for @Entertainment for the six months ended June 30, 1999, except as indicated in (b) and (c), converted from U.S. dollars to Dutch guilders using the June 30, 1999 six month average exchange rate.

(b) Represents additional depreciation and amortization expense as a result of the @Entertainment acquisition:

        Consolidation of historical amortization and depreciation of @Entertainment for the
           six months ended June 30, 1999.......................................................         NLG   (46,057)
        Amortization of the step-up in basis recorded under purchase accounting, using a 15
           year life, for the six months ended June 30, 1999....................................         NLG   (44,081)
                                                                                                         --------------
                                                                                                         NLG   (90,138)
                                                                                                         ==============

                                       6


(c) Represents additional interest expense as a result of the @Entertainment acquisition:

        Consolidation of historical interest expense of @Entertainment for the six months
           ended June 30, 1999................................................................           NLG   (49,461)
        Additional interest expense as a result of the debt incurred for the @Entertainment acquisition for the six months ended June 30, 1999, at an initial annual blended
           weighted average interest rate of 9.7%.............................................           NLG   (82,359)
                                                                                                         --------------
                                                                                                         NLG  (131,820)
                                                                                                         ==============
(d)  Represents the consolidation of the historical results of operations for
     NBS Nordic Broadband Services AB for the six months ended June 30, 1999, except as indicated in (e) and (f), converted from Swedish kronor to Dutch guilders, using the June 30, 1999 six month average exchange rate.

(e) Represents additional depreciation and amortization expense as a result of the Stjarn acquisition.

        Consolidation of historical amortization and depreciation of NBS Nordic Broadband
           Services AB for the six months ended June 30, 1999.................................           NLG   (10,087)
        Amortization of the step-up in basis recorded under purchase accounting, using a 15
           year life, for the six months ended June 30, 1999..................................           NLG   (24,916)
                                                                                                         --------------
                                                                                                         NLG   (35,003)
                                                                                                         ==============

(f) Represents additional interest expense as a result of the Stjarn acquisition.

        Consolidation of historical interest expense of NBS Nordic Broadband Services AB
           for the six months ended June 30, 1999...............................................         NLG    (5,632)
        Additional interest expense as a result of the debt incurred for the Stjarn acquisition for the six months ended June 30, 1999, at
           an initial annual blended weighted average interest rate of 9.7%.....................         NLG   (30,309)
                                                                                                         --------------
                                                                                                         NLG   (35,941)
                                                                                                         ==============

(g) Represents amortization of deferred finance costs related to the Company's Senior Notes offering for the six months ended June 30, 1999, plus additional interest expense related to the proceeds used for Senior Notes offering costs, at an initial annual blended weighted average interest rate of 9.7%, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

(h) Represents the pro forma exchange rate loss on the Company's U.S. dollar-denominated senior discount notes for the six months ended June 30, 1999, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

(i) For pro forma purposes, the equity portion of the Stjarn acquisition, which totaled NLG202.0 million, assuming the acquisition had occurred on January 1, 1998, is assumed to have been funded from proceeds of our initial public offering in February 1999. Consequently, the pro forma weighted average number of shares outstanding for the six months ended June 30, 1999 assumes the issuance of 3,327,047 common shares at the initial public offering price of NLG63.91 per share, discounted for underwriting commissions of 5%.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

     The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 gives effect to acquisitions of @Entertainment and Stjarn, as if each had occurred as of January 1, 1998.
The pro formas assume the cash portion of the purchase price was funded with proceeds from our Senior Notes offering.

                                               For the Year Ended December 31, 1998
                                -----------------------------------------------------------------
                                                     Pro Forma Adjustments
                                            ---------------------------------------
                                                                           Senior
                                    UPC     @Entertainment      Stjarn      Notes         UPC
                                Historical   Acquisition(a) Acquisition(d) Offering     Pro Forma
                                ----------  --------------- -------------- --------     ----------
                                                  (Dutch guilders, in thousands)
  Service and other revenue....     408,970      123,161        63,160          --       595,291
  Operating expense............    (138,459)    (123,191)      (26,148)         --      (287,798)
  Selling, general &
    administrative expense.....    (481,703)    (148,318)      (17,593)         --      (647,614)
  Depreciation and
    amortization...............    (187,646)    (140,534)(b)   (68,507)(e)      --      (396,687)
                                   ---------    ---------      --------     --------    ---------

    Net operating (loss)
      income...................    (398,838)    (288,882)      (49,088)         --      (736,808)
  Interest income..............       7,397        6,680         1,801          --        15,878
  Interest expense.............    (104,355)    (202,251)(c)   (71,067)(f)  (10,189)(g) (387,862)
  Provision for loss on
    investment.................      (6,230)         --            --           --        (6,230)
  Foreign exchange gain (loss)
    and other expense..........       2,690         (259)          --        41,731 (h)   44,162
                                   ---------    ---------      --------     --------    ---------
    Net loss before income taxes
      and other items..........    (499,336)    (484,712)     (118,354)      31,542   (1,070,860)

  Shares in results of
    affiliated companies, net..     (63,823)     (12,563)          --           --       (76,386)

  Minority interests
    in subsidiaries............       1,153          --            --           --         1,153
  Income tax benefit (expense).      (1,215)        (418)          --           --        (1,633)
                                   ---------    ---------      --------     --------    ---------
    Net loss...................    (563,221)    (497,693)     (118,354)      31,542   (1,147,726)
                                   =========    =========     =========     ========  ===========
  Basic and diluted net loss per
    A Share ...................       (6.80)                                              (13.32)
                                      ======                                              =======
  Weighted-average number of
    A Shares outstanding.......  82,869,342                                           86,196,389(i)
                                 ==========                                           ==========

(a) Represents the consolidation of the historical results of operations for @Entertainment for the year ended December 31, 1998, except as indicated in
     (b) and (c), converted from U.S. dollars to Dutch guilders using the December 31, 1998 twelve month average exchange rate.

(b)  Represents additional depreciation and amortization expense as a result of the @Entertainment acquisition:
        Consolidation of historical amortization and depreciation of @Entertainment for the
           year ended December 31, 1998........................................................          NLG   (52,371)
        Amortization of the step-up in basis recorded under purchase accounting, using a
           15 year life, for the year ended December 31, 1998..................................          NLG   (88,163)
                                                                                                         --------------
                                                                                                         NLG  (140,534)
                                                                                                         ==============

(c) Represents additional interest expense as a result of the @Entertainment acquisition:

        Consolidation of historical interest expense of @Entertainment for the year ended
           December 31, 1998..................................................................           NLG   (43,716)
        Additional interest expense as a result of the debt incurred for the @Entertainment acquisition for the year ended December 31, 1998, at an initial annual blended
           weighted average interest rate of 9.7%.............................................           NLG  (158,535)
                                                                                                         --------------
                                                                                                         NLG  (202,251)
                                                                                                         ==============

(d)  Represents the consolidation of the pro forma results of operations for NBS
     Nordic Broadband Services AB for the twelve months ended December 31, 1998, except as indicated in (e) and (f), converted from Swedish Kronor, using the December 31, 1998 twelve month average exchange rate. These pro forma results of operations include NBS Nordic Broadband Services AB, as if they had acquired their wholly-owned subsidiary Stjarn on January 1, 1998.

                                       8


(e) Represents additional depreciation and amortization expense as a result of the Stjarn acquisition:

        Consolidation of pro forma amortization and depreciation of NBS Nordic Broadband
           Services AB for the twelve months ended December 31, 1998..........................           NLG     (18,673)
        Amortization of the step-up in basis recorded under purchase accounting, using a
           15 year life, for the year ended December 31, 1998.................................           NLG     (49,834)
                                                                                                         ----------------

                                                                                                         NLG     (68,507)
                                                                                                         ================

(f) Represents additional interest expense as a result of the Stjarn acquisition:

        Consolidation of pro forma interest expense of NBS Nordic Broadband Services AB
           for the twelve months ended December 31, 1998......................................           NLG     (12,724)
        Additional interest expense as a result of the debt incurred for the Stjarn acquisition for the year ended December 31, 1998, at an initial annual blended
           weighted average interest rate of 9.7%.............................................           NLG     (58,343)
                                                                                                         ---------------

                                                                                                         NLG    (71,067)
                                                                                                         ===============

(g) Represents amortization of deferred finance costs related to the Company's Senior Notes offering, for the year ended December 31, 1998, plus additional interest expense related to the proceeds used for the Senior Notes offering costs, at an initial annual blended weighted average interest rate of 9.7%, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

(h) Represents the pro forma exchange rate gain on the Company's U.S. dollar-denominated senior discount notes for the year ended December 31, 1998, pro rata for the portion of the total proceeds used for the acquisitions of @Entertainment and Stjarn.

(i) For pro forma purposes, the equity portion of the Stjarn acquisition, which totaled NLG202.0 million, assuming the acquisition had occurred on January 1, 1998, is assumed to have been funded from proceeds of our initial public offering in February 1999. Consequently, the pro forma weighted average number of shares for the year ended December 31, 1998 assumes the issuance of 3,327,047 common shares at the IPO price of NLG63.91 per share, discounted for underwriting commissions of 5%.

(c)      EXHIBITS

     Exhibit 23.1 Singapore Telecom International Svenska AB Auditor's Statement on Auditing Standards Generally Accepted in the United States

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNITED PAN-EUROPE COMMUNICATIONS N.V.

DATE: 17 September, 1999   By: /s/ Ray D. Samuelson
                           --------------------------------------
                                   Ray D. Samuelson, Managing
                                   Director, Finance and Accounting
                                   (a Duly Authorized Officer and
                                   Principal Financial Officer)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
@ Entertainment, Inc.:

     We have audited the accompanying consolidated balance sheets of @ Entertainment, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of @ Entertainment, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles in the United States of America.

                                          KPMG

Warsaw, Poland
March 29, 1999

                              @ ENTERTAINMENT, INC.
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                                               DECEMBER 31,
                                                         ----------------------
                                                            1998        1997
                                                         ----------  ----------
                                                              (IN THOUSANDS)

Current assets:
  Cash and cash equivalents............................  $   13,055  $  105,691
  Accounts receivable, net of allowance for doubtful
    accounts of $1,095,000 in 1998 and
    $766,000 in 1997 (note 4)..........................       7,408       4,544
  Programming and broadcast rights (note 6)............       9,030         894
  Other current assets (note 7)........................      21,063      13,104
                                                         ----------  ----------
      Total current assets.............................      50,556     124,233
                                                         ----------  ----------
Property, plant and equipment:
  Cable television systems assets......................     175,053     134,469
  D-DTH equipment......................................      68,419          --
  Construction in progress.............................       2,739       6,276
  Vehicles.............................................       2,792       2,047
  Other................................................      16,119       7,940
                                                         ----------  ----------
                                                            265,122     150,732
  Less accumulated depreciation........................     (52,068)    (33,153)
                                                         ----------  ----------
      Net property, plant and equipment................     213,054     117,579

Inventories for construction...........................       8,869       8,153
Intangible assets, net (note 8)........................      43,652      26,318
Notes receivable from affiliates.......................          --         691
Investment in affiliated companies (note 9)............      19,956      21,628
Other assets, net (note 7).............................      12,287       8,494
                                                         ----------  ----------
Total assets...........................................  $  348,374  $  307,096
                                                         ==========  ==========

          See accompanying notes to consolidated financial statements.

                              @ ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              DECEMBER 31,
                                                         ----------------------
                                                            1998        1997
                                                         ----------  ----------
                                                              (IN THOUSANDS)

Current liabilities:
  Accounts payable and accrued expenses................. $   40,464  $   14,721
  Accrued interest (note 11)............................      2,140       2,175
  Deferred revenue......................................      4,366       1,257
  Income taxes payable..................................      3,794       1,765
  Current portion of notes payable (note 11)............      6,500          --
                                                         ----------  ----------
    Total current liabilities...........................     57,264      19,918
                                                         ----------  ----------
Notes payable, less current portion (note 11)...........    257,454     130,110
                                                         ----------  ----------
    Total liabilities...................................    314,718     150,028
                                                         ----------  ----------

Minority interest.......................................         --       4,713

Commitments and contingencies (notes 18 and 19)

Stockholders' equity (note 1):
  Preferred stock, $.01 par value; Authorized
    20,000,000 shares; none issued and outstanding......         --          --
  Common stock, $.01 par value; Authorized 70,000,000
    shares in 1998 and 1997; issued and
    outstanding 33,310,000 shares in 1998 and 1997......        333         333
  Paid-in capital.......................................    237,954     230,339
  Accumulated other comprehensive income................       (467)       (218)
  Accumulated deficit...................................   (204,164)    (78,099)
                                                         ----------  ----------
    Total stockholders' equity..........................     33,656     152,355
                                                         ----------  ----------
    Total liabilities and stockholders' equity.......... $  348,374  $  307,096
                                                         ==========  ==========


          See accompanying notes to consolidated financial statements.



                                               @ ENTERTAINMENT, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                    1998        1997       1996
                                                                                -----------  ----------  ---------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              DATA)

Revenues......................................................................  $    61,859  $   38,138  $  24,923

Operating expenses:
  Direct operating expenses (note 13).........................................       61,874      14,621      7,193
  Selling, general and administrative expenses (note 15)......................       74,494      49,893      9,289
  Depreciation and amortization...............................................       26,304      16,294      9,788
                                                                                -----------  ----------  ---------
Total operating expenses......................................................      162,672      80,808     26,270
                                                                                -----------  ----------  ---------
  Operating loss..............................................................     (100,813)    (42,670)    (1,347)
Interest and investment income................................................        3,355       5,754      1,274
Interest expense (note 11)....................................................      (21,957)    (13,902)    (4,687)
Equity in losses of affiliated companies......................................       (6,310)       (368)        --
Foreign exchange loss, net....................................................         (130)     (1,027)      (761)
                                                                                -----------  ----------  ---------
 Loss before income taxes, minority interest and
 extraordinary item...........................................................     (125,855)    (52,213)    (5,521)
Income tax (expense)/benefit (note 10)........................................         (210)        975     (1,273)
Minority interest.............................................................           --      (3,586)     1,890
                                                                                -----------  ----------  ---------
Loss before extraordinary item................................................     (126,065)    (54,824)    (4,904)
Extraordinary item-loss on early extinguishment of debt (note 11).............           --          --     (1,713)
                                                                                -----------  ----------  ---------
  Net loss....................................................................     (126,065)    (54,824)    (6,617)
Accretion of redeemable preferred stock.......................................           --      (2,436)    (2,870)
Preferred stock dividends (note 1)............................................           --          --     (1,738)
(Excess)/deficit of consideration paid for preferred stock (over)/under
  carrying amount (note 1)....................................................           --     (33,806)     3,549
                                                                                -----------  ----------  ---------
Net loss applicable to holders of common stock................................  $  (126,065) $  (91,066) $  (7,676)
                                                                                ===========  ==========  =========
Basic and diluted loss per common share:
  Loss before extraordinary item..............................................  $     (3.78) $    (3.68) $   (0.34)
  Extraordinary item..........................................................           --          --      (0.10)
                                                                                -----------  ----------  ---------
  Net loss (note 14)..........................................................  $     (3.78) $    (3.68) $   (0.44)
                                                                                ===========  ==========  =========


          See accompanying notes to consolidated financial statements.



                                             @ ENTERTAINMENT, INC.

                                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1998         1997       1996
                                                                                -----------  ----------  ---------
                                                                                          (IN THOUSANDS)

Net loss......................................................................  $  (126,065) $  (54,824) $  (6,617)
Other comprehensive income:
  Translation adjustment......................................................         (249)       (218)        --
                                                                                -----------  ----------  ---------
Comprehensive loss............................................................  $  (126,314) $  (55,042) $  (6,617)
                                                                                ===========  ==========  =========


          See accompanying notes to consolidated financial statements.


                                                                           @ ENTERTAINMENT, INC.
                                                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                            ACCUMULATED
                                         PREFERRED STOCK        COMMON STOCK                   OTHER
                                        -----------------     ----------------    PAID-IN  COMPREHENSIVE  ACCUMULATED
                                        SHARES     AMOUNT     SHARES     AMOUNT   CAPITAL      INCOME        DEFICIT      TOTAL
                                        ------     ------     ------     ------   -------  -------------  -----------     -----
                                                                    (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance January 1, 1996...............     985   $ 10,311      11,037   $ 4,993   $  1,544    $  --       $ (16,658)    $     190
  Net loss............................      --         --          --        --         --                   (6,617)       (6,617)
  Stock dividend......................     166      1,738          --        --     (1,738)      --           --               --
  Proceeds from issuance of common and
    preferred stock (note 1)..........      --         --       7,911    (4,992)    87,021       --           --           82,029
  Cost of issuance (note 1)...........      --         --          --        --     (1,028)      --           --           (1,028)
  Allocation of proceeds to preferred
    (note 1)..........................      --         --          --        --    (32,156)      --           --          (32,156)
  Preferred stock redemption (note
    1)................................  (1,151)   (12,049)         --        --      3,549       --           --           (8,500)
  Accretion of redeemable preferred
    stock (note 1)....................      --         --          --        --     (2,870)      --           --           (2,870)
  Reorganization (note 1).............      --         --   18,929,052      188       (188)                   --               --
                                        ------   --------   ----------  -------   --------    -----       ----------    ---------
Balance December 31, 1996.............      --         --   18,948,000      189     54,134       --         (23,275)       31,048
  Translation adjustment..............      --         --          --        --         --     (218)          --             (218)
  Net loss............................      --         --          --        --         --       --         (54,824)      (54,824)
  Net proceeds from initial public
    offering (note 1).................      --         --   9,500,000        95    183,197       --           --          183,292
  Purchase of PCI series A and C
    redeemable preferred stock (note
    1)................................      --         --          --        --    (33,806)      --           --          (33,806)
  Accretion of redeemable preferred
    stock (note 1)....................      --         --          --        --     (2,436)      --           --           (2,436)
  Conversion of series B redeemable
    preferred stock (note 1)..........      --         --   4,862,000        49     11,148       --           --           11,197
  Stock option compensation expense
    (note 15).........................      --         --          --        --     18,102       --           --           18,102
                                        ------   --------   ---------   -------   --------    -----       ----------    ---------
Balance December 31, 1997.............      --         --   33,310,000      333    230,339     (218)        (78,099)      152,355
  Translation adjustment..............      --         --          --        --         --     (249)          --             (249)
  Net loss............................      --         --          --        --         --       --        (126,065)     (126,065)
  Warrants attached to Senior Discount
    Notes (note 11)...................      --         --          --        --      7,615       --           --            7,615
                                        ------   --------   ---------   -------   --------    -----       ----------    ---------
Balance December 31, 1998.............      --   $     --   33,310,000  $   333   $237,954    $(467)      $(204,164)    $  33,656
                                        ======   ========   ==========  =======   ========    =====       =========     =========

          See accompanying notes to consolidated financial statements.
                                       F-6






                                               @ ENTERTAINMENT, INC.

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                    1998        1997      1996
                                                                                 ----------  ---------  ---------
                                                                                          (IN THOUSANDS)
Cash flows from operating activities:

  Net loss.....................................................................  $ (126,065) $ (54,824) $  (6,617)
  Adjustments to reconcile net loss to net cash (used in)/ provided by operating activities:
    Minority interest..........................................................          --      3,586     (1,890)
    Depreciation and amortization..............................................      26,304     16,294      9,788
    Amortization of notes payable discount and issue costs.....................       9,182      1,040        166
    Non-cash portion of extraordinary item.....................................          --         --      1,566
    Gain on sale of investment securities......................................          --       (358)        --
    Non-cash stock option compensation expense.................................          --     18,102         --
    Equity in profits of affiliated companies..................................       6,310        368         --
    Other......................................................................       2,196         --         --
    Changes in operating assets and liabilities:
      Accounts receivable......................................................      (2,780)    (3,191)      (796)
      Other current assets.....................................................      (7,959)    (2,101)    (1,862)
      Programming and broadcast rights.........................................      (8,136)      (894)        --
      Accounts payable and accrued expenses....................................      25,185      5,757      3,379
      Income taxes payable.....................................................       2,026     (2,707)       334
      Accrued interest.........................................................         (35)        --      2,175
      Deferred revenue.........................................................       3,104        155       (131)
                                                                                 ----------  ---------  ---------
        Net cash (used in)/ provided by operating activities...................     (70,668)   (18,773)     6,112
                                                                                 ----------  ---------  ---------
Cash flows from investing activities:
      Construction and purchase of property, plant and equipment...............    (114,992)   (39,643)   (26,581)
      Repayment of notes receivable from affiliates............................          --      2,521         --
      Issuance of notes receivable from affiliates.............................          --       (721)    (2,491)
      Purchase of investment securities........................................          --         --    (25,940)
      Proceeds from maturity of investment securities..........................          --     25,473         --
      Purchase of other assets.................................................          --    (10,200)    (6,000)
      Investments in affiliated companies......................................      (5,228)   (21,420)      (580)
      Purchase of subsidiaries, net of cash received (note 5)..................     (26,990)   (20,852)   (13,269)
                                                                                 ----------  ---------  ---------
        Net cash used in investing activities..................................    (147,210)   (64,842)   (74,861)
                                                                                 ----------  ---------  ---------
Cash flows from financing activities:
      Net proceeds from issuance of stock......................................          --    183,292     81,001
      Redemption of preferred stock............................................          --    (60,000)    (8,500)
      Costs to obtain loans....................................................      (5,960)    (1,749)    (6,513)
      Proceeds from issuance of notes payable..................................     123,985         --    136,074
      Repayment of notes payable...............................................        (398)      (720)   (27,893)
      Proceeds from issuance of warrants.......................................       7,615         --         --
      Repayments to affiliates.................................................          --         --    (39,280)
                                                                                 ----------  ---------  ---------
        Net cash provided by financing activities..............................     125,242    120,823    134,889
                                                                                 ----------  ---------  ---------
        Net (decrease)/increase in cash and cash equivalents...................     (92,636)    37,208     66,140
Cash and cash equivalents at beginning of year.................................     105,691     68,483      2,343
                                                                                 ----------  ---------  ---------
Cash and cash equivalents at end of year.......................................  $   13,055  $ 105,691  $  68,483
                                                                                 ==========  =========  =========
Supplemental cash flow information:
  Cash paid for interest.......................................................  $   13,014  $  12,873  $   2,338
                                                                                 ----------  ---------  ---------
  Cash paid for income taxes...................................................  $      589  $   1,732  $   1,184
                                                                                 ==========  =========  =========

          See accompanying notes to consolidated financial statements.

                             @ ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION AND FORMATION OF HOLDING COMPANY

     @ Entertainment, Inc. ("@ Entertainment") was established as a Delaware corporation in May 1997. @ Entertainment succeeded Poland Communications, Inc. ("PCI") as the group holding company to facilitate an initial public offering of stock in the United States and internationally. PCI was founded in 1990 by David
T. Chase, a Polish-born investor.

     @ Entertainment, Inc. and its subsidiaries (the "Company") offer pay television services to business and residential customers in Poland. Its revenues are derived primarily from monthly basic and premium service fees for cable and digital satellite direct-to-home ("D-DTH") television services provided primarily to residential, rather than business, customers. In September 1998, the Company launched its D-DTH broadcasting service throughout Poland. In addition to developing and acquiring programming for distribution on its cable and D-DTH television networks, the Company commenced distribution of a branded digital encrypted package of Polish-language programming under the brand name, Wizja TV in June and September 1998 on its cable and D-DTH television networks, respectively.

     At December 31, 1998, @ Entertainment wholly owned PCI, @ Entertainment Programming, Inc. ("@EPI")--United States corporations, At Entertainment Limited ("@EL"), At Entertainment Services Limited ("@ES")--United Kingdom corporations, Sereke Holding B.V. ("Sereke")--a Netherlands corporation and Wizja TV Sp. z o.o., Gound Zero Media Sp. z o.o. ("GZM") and Wizja TV Spoka Produkcyjna Sp. z o.o., which are Polish corporations. PCI owns 92.3% of the capital stock of Poland Cablevision (Netherlands) B.V. ("PCBV"), a Netherlands corporation and first-tier subsidiary of PCI. @ Entertainment, PCI and PCBV are holding companies that directly or indirectly hold controlling interests in a number of Polish cable television companies, collectively referred to as the "PTK Companies". As of December 31, 1998, substantially all of the assets and operating activities of the Company were located in Poland and the United Kingdom.

     The following is a description of the events leading up to the formation of @Entertainment.

     PCI had outstanding at December 31, 1995, 985 shares of preferred stock, which were convertible into 812 shares of Class A common stock. PCI had the option of redeeming the preferred stock in whole or in part from January 1, 1996 through December 31, 2002. However, as discussed below, the preferred stock was exchanged for new series D preferred stock during March 1996.

     During February 1996, PCI issued to certain stockholders an additional 2,437 shares of Class A common stock in accordance with the provisions of the Shareholder Agreement dated June 27, 1991. The shares were issued at a nominal value of $.01 each. Also during February 1996, PCI issued a stock dividend of 166 shares of series A preferred stock to the preferred stock stockholder.

     During March 1996, PCI completed several transactions including restating its certificate of incorporation, issuing new shares of stock, redeeming preferred stock, and the repayment of affiliate debt. The restated certificate of incorporation of PCI authorized a new class of $.01 par common stock, $1 par series A preferred stock, $.01 par series B preferred stock, $.01 par series C preferred stock, and $.01 par series D preferred stock. All shares of Class A and Class B common stock previously issued and outstanding were exchanged for new common stock. All issued and outstanding shares of preferred stock were exchanged for new series D preferred stock, which were subsequently redeemed for $8,500,000. Only common stock and series B preferred stock retained voting rights and only holders of common stock were entitled to receive dividends. Each series of preferred stock had redemption provisions; the series B preferred stock were also convertible into common stock.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION AND FORMATION OF HOLDING COMPANY (CONTINUED)

     During March 1996, PCI issued 4,662 shares of common stock, 4,000 shares of series A preferred stock, and 2,500 shares of series B preferred stock to ECO Holdings III Limited Partnership ("ECO") in exchange for $65,000,000; and 2,000 shares of series C preferred stock and 812 shares of common stock were issued to Polish Investments Holding Limited Partnership ("PIHLP") in exchange for $17,029,000.

     The PCI series A, series B and series C preferred stock have a mandatory redemption date of October 31, 2004. At the option of the Company, the PCI series A, series B and series C preferred stock may be redeemed at any time in whole or in part at a redemption price per share of $10,000. Prior to the mandatory redemption of the PCI series B preferred stock, the holders of any shares of PCI series B preferred stock had the option to convert their shares to 4,862 shares of PCI common stock. The preferred stock was recorded at its mandatory redemption value on October 31, 2004, discounted at 12%, of $32,156,000.

     On June 22, 1997, all the holders of shares of PCI's common stock and @Entertainment entered into a Contribution Agreement. Pursuant to the Contribution Agreement, each holder of shares of PCI's common stock transferred all shares of PCI common stock owned by it to @Entertainment. In addition, ECO transferred all of the outstanding shares of PCI's series B preferred stock to @Entertainment. All of these transfers (the "Share Exchange") were designed to qualify as a tax-free exchange under section 351 of the Internal Revenue Code of 1986, as amended. Each holder of PCI's common stock received 1,000 shares of common stock of @Entertainment in exchange for each share of PCI's common stock transferred by it (the "Capital Adjustment"). ECO also received an equivalent number of shares of @Entertainment's series B preferred stock in exchange for its shares of PCI's series B preferred stock. @Entertainment's series B preferred stock has identical rights and preferences to those of PCI's series B preferred stock, except that the ratio for conversion of such shares into common stock increased from 1:1.9448 to 1:1,944.80 in order to reflect the Capital Adjustment. The 2,500 outstanding shares of @Entertainment's series B preferred stock automatically converted into 4,862,000 shares of common stock of @Entertainment upon the closing of the initial public offering. The formation of @Entertainment has been accounted for at historical cost in a manner similar to pooling of interest accounting.

     On June 20, 1997, PIHLP transferred all of the outstanding shares of PCI's series C preferred stock to an entity owned by certain of the beneficial owners of PIHLP and members of their families (the "Chase Entity"). The Chase Entity, ECO and @Entertainment entered into a Purchase Agreement dated June 22, 1997 (the "Purchase Agreement"). Among other matters, the Purchase Agreement obligated @Entertainment to purchase all of the outstanding shares of PCI's series A preferred stock and series C preferred stock for cash from ECO and the Chase Entity, respectively, at the closing of the IPO. The aggregate purchase price of $60,000,000 for PCI's series A preferred stock and series C preferred stock equaled the aggregate redemption price of such shares as set forth in PCI's certificate of incorporation. The purchase resulted in a loss applicable to common stockholders of $33,806,000 representing the excess of the consideration paid for the preferred stock over the carrying amount of those shares as of the date of the Reorganization (as defined hereinafter). The aforementioned purchase was funded with a portion of the net proceeds of the IPO.

     The Company periodically accreted, until the date of the purchases described above, from paid-in capital an amount that would provide for the redemption value of the PCI series A, B and C preferred shares at October 31, 2004. The total amounts recorded for accretion for the years ended December 31, 1996 and 1997 were $2,870,000 and $2,436,000, respectively.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION AND FORMATION OF HOLDING COMPANY (CONTINUED)

     In June 1997, @Entertainment acquired all of the outstanding stock of @EL, a new corporation organized under the laws of England and Wales (the "@EL Incorporation").

     In June 1997, certain employment agreements for the executive officers of @Entertainment who were employed by PCI and their employee stock option agreements were assigned to @Entertainment by PCI (the "Assignment"). As part of the Assignment and the Capital Adjustment, the employment agreements were amended to provide that each option to purchase a share of PCI's common stock was exchanged for an option to purchase 1,000 shares of @Entertainment's common stock with a proportionate reduction in the per share exercise price.

     The Share Exchange, Capital Adjustment, @EL Incorporation and the Assignment are collectively referred to as the "Reorganization". As a result of the Reorganization, @Entertainment owns 100% of the outstanding shares of common stock and preferred stock of PCI and 100% of @EL.

     On August 5, 1997, the Company consummated an initial public offering of 9,500,000 shares of common stock at a price of $21 per share. Net proceeds to the Company were approximately $183,292,000 after deduction of the underwriting discount and other expenses of the offering.

2. FINANCIAL POSITION AND BASIS OF ACCOUNTING

     The Company generated an operating loss of $100,813,000 and negative cash flows from operations of $70,668,000 for the year ended December 31, 1998, primarily due to the significant costs associated with the development and launch of the Company's D-DTH and programming businesses, promotion of those businesses, and the development, production and acquisition of programming for Wizja TV. Furthermore, the Company expects to experience substantial operating losses and negative cash flows for at least the next two years in association with the expansion of the D-DTH and programming businesses, and the continued development of the cable business. As at December 31, 1998, the Company was committed to pay at least $550,100,000 in guaranteed payments over the next nine years of which at least approximately $254,200,000 million was committed through the end of 2000. As at December 31, 1998 the Company had cash of $13,055,000.

     Given the above noted factors at December 31, 1998, management planned and successfully completed debt and equity offerings in January, 1999 which generated net proceeds to the Company of approximately $154,000,000 (see note
20). The Company believes that the net proceeds of these three recent offerings and cash on hand will provide the Company with sufficient capital to fulfill its current business plan and to fund guaranteed payments until it achieves positive cash flow from operations. The Company's current business plan include the following key assumptions:

(a) achieve rapid penetration of the Polish market by distributing D-DTH Reception Units to 380,000 initial subscribers at prices significantly decreased by promotional incentives. The Company continues to review its business plan with respect to the level of promotional incentives it will provide. During 1998 the Company reduced its plans with respect to the initial subscribers receiving significant promotional incentives from 500,000 to 380,000.

(b) the requirement to purchase 500,000 D-DTH Reception Units from Philips prior to June 30, 2000. The Company continues to re-negotiate the terms of their agreement with Philips, and during 1998 negotiated an extension of the date by which the 500,000 Reception Units must be purchased, from December 31, 1999 to June 30, 2000.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

2. FINANCIAL POSITION AND BASIS OF ACCOUNTING (CONTINUED)

(c) a change in the cable strategy focus from acquisition and build-out of cable networks to increased subscriber penetration in existing networks. While the Company still plans build-out of the cable network in strategic areas, the Company believes the most profitable means of expanding its cable television business is to leverage its investment in its cable networks by increasing the percentage of homes passed which subscribe in its regional clusters.

     Should management decide to change their business plan, including changes in the above noted assumptions, they are confident that they can raise additional financing. Future sources of financing for the Company could include public or private debt or equity offerings or bank financing or any combination thereof, subject to the restrictions contained in the indentures governing the Company's senior outstanding indebtedness. However, there can be no assurance that the Company will be able to do so on satisfactory terms, if at all.

     Based on the above noted financial position and business plans, management is confident that they will be able to continue as a going concern through June 30, 2000. Accordingly, these consolidated financial statements have been prepared on a going concern basis which contemplates the continuation and expansion of trading activities as well as the realization of assets and liquidation of liabilities in the ordinary course of business.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

     The consolidated financial statements include the financial statements of @ Entertainment, Inc. and its wholly owned and majority owned subsidiaries. Also consolidated is a 49% owned subsidiary for which the Company maintains control of operating activities and has the ability to influence the appointment of members to the Managing Board. All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash and other short-term investments with original maturates of less than three months.

USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with U.S. GAAP. Actual results could differ from those estimates.

REVENUE RECOGNITION

     CABLE TELEVISION REVENUES:

     Revenue from subscription fees is recognized on a monthly basis as the service is provided. Installation fee revenue for connection to the Company's cable television system, is recognized to the extent of direct selling costs and

                             @ ENTERTAINMENT, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the balance is deferred and amortized to income over the estimated average period that new subscribers are expected to remain connected to the systems.

     D-DTH SUBSCRIPTION REVENUES:

     During 1998, the Company commenced sale of its Wizja TV Package (consisting of a one-year rental of a D-DTH reception system, installation and a one-year subscription to the Company's D-DTH service) to retail customers for one up-front payment at the time of installation. The Company recognizes subscription revenues at the time of installation to the extent of direct selling costs incurred, and the balance is deferred and amortized to income over the remaining term of the subscription.

     OTHER REVENUES:

     Advertising revenues are recognized when advertisements are aired under broadcast contracts.

TAXATION

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     U.S. TAXATION:

     The Company and PCI are subject to U.S. federal income taxation on their worldwide income. The Polish, United Kingdom and Netherlands corporations are foreign corporations which are not expected to be engaged in a trade or business within the U.S. or to derive income from U.S. sources and accordingly, are not subject to U.S. income tax.

     FOREIGN TAXATION:

     The Polish companies are subject to corporate income taxes, value added tax
(VAT) and various local taxes within Poland, as well as import duties on materials imported by them into Poland. Under Polish law, the Polish companies are exempt from import duties on certain in-kind capital contributions.

     The Polish companies' income tax is calculated in accordance with Polish tax regulations. Due to differences between accounting practices under Polish tax regulations and those required by U.S. GAAP, certain income and expense items are recognized in different periods for financial reporting purposes and income tax reporting purposes which may result in deferred income tax assets and liabilities.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment includes assets used in the development and operation of the Company's D-DTH and cable television systems and set-top boxes. During the period of construction, plant costs and a portion of design, development and related overhead costs are capitalized as a component of the Company's investment in D-DTH and cable television systems. When material, the Company capitalizes interest costs incurred during the period of construction in accordance with SFAS No. 34, "CAPITALIZATION OF INTEREST COST". During 1998, the

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company capitalized approximately $664,000 in interest. During 1997 and 1996, no interest costs were capitalized.

     Cable and D-DTH subscriber related costs and general and administrative expenses are charged to operations when incurred.

     Depreciation is computed for financial reporting purposes using the straight-line method over the following estimated useful lives:

Cable television system assets...................................  10 years
D-DTH system assets..............................................  5 years
Settop boxes.....................................................  5 years
Vehicles.........................................................  5 years
Other property, plant and equipment..............................  5-10 years

INVENTORIES FOR CONSTRUCTION

     Inventories for construction are stated at the lower of cost, determined by the average cost method, or net realizable value. Inventories are principally related to construction in the various cable television systems.

GOODWILL AND OTHER INTANGIBLES

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally ten years, with the exception of amounts paid relating to non-compete agreements. The portion of the purchase price relating to the non-compete agreements is amortized over the term of the underlying agreements, generally five years.

     Through its subsidiaries, the Company has entered into lease agreements with the Polish national telephone company ("TPSA"), for the use of underground telephone conduits for cable wiring. Costs related to obtaining conduit and franchise agreements with housing cooperatives and governmental authorities are capitalized and amortized generally over a period of ten years. In the event the Company does not proceed to develop cable systems within designated cities, costs previously capitalized will be charged to expense.

PROGRAMMING AND BROADCAST RIGHTS

     During 1997 and 1998, the Company entered into contracts for the purchase of certain exhibition or broadcast rights. Broadcast or exhibition rights consist principally of rights to broadcast syndicated programs, sports and feature films and are accounted for as a purchase of rights by the licensee. The asset and liability for the rights acquired and obligations incurred under a license agreement are reported by the Company, at the gross amount of the liability, when the license period begins and certain specified conditions have been met, in accordance with the guidelines established within SFAS No. 63, "FINANCIAL REPORTING BY BROADCASTERS".

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

     Costs incurred to obtain financing have been deferred and amortized over the life of the loan using the effective interest method. The amortization of deferred financing costs is included in interest expense.

INVESTMENTS IN AFFILIATED COMPANIES

     Investments in affiliated companies are accounted for using the equity method. Where the purchase price exceeds the fair value of the Company's percentage of net assets acquired, the difference is amortized over the expected period to be benefited as a charge to equity in profits of affiliated companies. Where the expected period to be benefited is limited by licensing agreements, the difference is amortized over the term of the licensing agreement.

MINORITY INTEREST

     Recognition of the minority interests' share of losses of consolidated subsidiaries is limited to the amount of such minority interests' allocable portion of the equity of those consolidated subsidiaries.

STOCK-BASED COMPENSATION

     The Company has adopted SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", which gives companies the option to adopt the fair value based method for expense recognition of employee stock options and other stock-based awards or to account for such items using the intrinsic value method as outlined under APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", with pro forma disclosure of net loss and loss per share as if the fair value method had been applied. The Company has elected to apply APB Opinion No. 25 and related interpretations for stock options and other stock-based awards.

FOREIGN CURRENCIES

     Foreign currency transactions are recorded at the exchange rate prevailing at the date of the transactions. Assets and liabilities denominated in foreign currencies are remeasured at the rates of exchange at balance sheet date. Gains and losses on foreign currency transactions are included in the consolidated statement of operations.

     The financial statements of foreign subsidiaries are translated to U.S. dollars using (i) exchange rates in effect at period end for assets and liabilities, and (ii) average exchange rates during the period for results of operations. Adjustments resulting from translation of financial statements are reflected in accumulated other comprehensive income as a separate component of stockholders' equity.

     Effective January 1, 1998, Poland is no longer deemed to be a highly inflationary economy. In accordance with this change, the Company established a new functional currency basis for non-monetary items of its Polish subsidiaries in accordance with guidelines established within EITF Issue 92-4, "ACCOUNTING FOR A CHANGE IN FUNCTIONAL CURRENCY WHEN AN ECONOMY CEASES TO BE CONSIDERED HIGHLY INFLATIONARY". That basis is computed by translating the historical reporting currency amounts of non-monetary items into the local currency at current exchange rates. As a result of this change, the Company's functional currency bases exceeded the local currency tax bases of nonmonetary items. The difference between the new functional currency and the tax bases have been recognized as temporary differences.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Prior to January 1, 1998 the financial statements of foreign subsidiaries were translated into U.S. dollars using (i) exchange rates in effect at period end for monetary assets and liabilities, (ii) exchange rates in effect at transaction dates (historical rates) for non monetary assets and liabilities, and (iii) average exchange rates during the period for revenues and expenses, other than those revenues and expenses that relate to non monetary assets and liabilities (primarily amortization of fixed assets and intangibles) which are translated using the historical exchange rates applicable to those non monetary assets and liabilities. Adjustments resulting from translation of financial statements were reflected as foreign exchange gains or losses in the consolidated statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value Of Financial Instruments" requires the Company to make disclosures of fair value information of all financial instruments, whether or not recognized on the consolidated balance sheets, for which it is practicable to estimate fair value.

     The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and notes payable.

     At December 31, 1998 and 1997, the carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses on the accompanying consolidated balance sheets approximates fair value due to the short maturity of these instruments.

     At December 31, 1998, the fair value of the Company's notes payable balance approximates $230,194,000 based on the last trading price of the notes payable in 1998.

     At December 31, 1997, the fair value of the Company's notes payable approximated $128,420,000 based on the last trading price of the notes payable in 1997.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses the recoverability of long-lived assets (mainly property, plant and equipment, intangibles and certain other assets) on a regular basis by determining whether the carrying value of the assets can be recovered over the remaining lives through projected undiscounted future operating cash flows, expected to be generated by such assets. If an impairment in value is estimated to have occurred, the assets carrying value is reduced to its estimated fair value. The assessment of the recoverability of long-lived assets will be impacted if estimated future operating cash flows are not achieved.

COMMITMENTS AND CONTINGENCIES

     Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

ADVERTISING COSTS

     All advertising costs of the Company are expensed as incurred.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

     Certain amounts have been reclassified in the prior year consolidated financial statements to conform to the 1998 consolidated financial statement presentation.

4. VALUATION AND QUALIFYING ACCOUNTS



                                              ADDITIONS
                                BALANCE AT    CHARGED TO  AMOUNTS     BALANCE AT
                                JANUARY 1     EXPENSE   WRITTEN OFF  DECEMBER 31
                                ----------    ---------  ----------- -----------
                                                      (IN THOUSANDS)
1996
Allowance for Doubtful Accounts.    $ 510     $  358       $  323       $  545
1997
Allowance for Doubtful Accounts.    $ 545     $  494       $  273       $  766
1998
Allowance for Doubtful Accounts.    $ 766     $1,383       $1,054       $1,095


5. ACQUISITIONS

     During 1998, the Company made several acquisitions of which details follow. In each case, the acquisition was accounted for using the purchase method, whereby the purchase price was allocated to the underlying assets and liabilities based on their proportionate share of fair values on the date of acquisition and any excess to goodwill. The results of operations of each of the businesses acquired are included in the Company's consolidated financial statements since the date of acquisition.

     In February 1998, PCI acquired a cable television business for an aggregate consideration of approximately $1,574,000. The purchase price exceeded the fair value of the net liabilities acquired by approximately $2,041,000. In association with this acquisition, the Company assumed a $2,150,000 loan from Bank Rozwoju Exportu S.A. (refer to note 11).

     In February and March 1998, the Company acquired the remaining 55% equity interest in an affiliated company for approximately $9,389,000. The purchase price exceeded the fair value of the net liabilities acquired by approximately $9,945,000.

     On July 16, 1998, the Company purchased the remaining 45.25% interest in a subsidiary of the Company which was held by unaffiliated third parties for an aggregate purchase price of approximately $10,655,000, of which approximately $9,490,000 relates to non-compete agreements. The purchase price, excluding the amount paid relating to the non-compete agreements, exceeded the fair value of the assets acquired by $604,000. The portion of the purchase price relating to the non-compete agreements will be amortized over the five-year term of the agreements.

     On August 15, 1998, PCI purchased the remaining approximately 50% minority interest in a subsidiary of the Company which was held by unaffiliated third parties for aggregate consideration of approximately $5,372,000. The purchase price exceeded the fair value of the assets acquired by $1,104,000.

     Additionally, during 1998 the Company acquired certain cable television system assets and subscriber lists for aggregate consideration of approximately $2,000,000. The purchase price did not materially exceed the fair value of the assets acquired.

                             @ ENTERTAINMENT, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996

5. ACQUISITIONS (CONTINUED)

     Had these acquisitions occurred on January 1, 1997, the Company's pro-forma consolidated results for the years ended December 31, 1998 and 1997, would not be materially different from those presented in the consolidated statements of operations.

     Effective January 1, 1997, PCI acquired the remaining 51% of a subsidiary company for aggregate consideration of approximately $9,927,000. The acquisition has been accounted for as a purchase with the purchase price allocated among the assets acquired and liabilities assumed based upon the fair values at the date of acquisition and any excess to goodwill. The purchase price exceeded the fair value of the net assets acquired by approximately $5,556,000.

     In May 1997, PCI acquired a 54.75% ownership interest in a cable television company for aggregate consideration of approximately $10,925,000. The acquisition has been accounted for as a purchase with the purchase price allocated among the assets acquired and liabilities assumed based upon the fair values at the date of acquisition and any excess as goodwill. The results of the acquired company have been included with the Company's results since the date of acquisition. The purchase price exceeded the fair value of the net assets acquired by approximately $9,910,000. Included in minority interest at December 31, 1997 is approximately $450,000 relating to the acquisition of this subsidiary.

     During 1997, the Company acquired certain cable television system assets and subscriber lists for aggregate consideration of approximately $3,200,000. The acquisitions have been accounted for as fixed asset purchases with the purchase price allocated among the fixed assets acquired based upon their fair values at the dates of acquisition and any excess to goodwill. The purchase prices exceeded the fair value of the assets acquired by approximately $548,000.

     During 1996, the Company acquired substantially all of the cable television system assets of twenty-six cable television companies for aggregate consideration of approximately $15,600,000. The acquisitions have been accounted for as purchases with the purchase price allocated among the assets acquired and liabilities assumed based upon their fair values at the date of acquisition and any excess as goodwill. The results of the acquired companies have been included with the Company's results since their dates of acquisition. The purchase prices exceeded the fair value of the net assets acquired by approximately $5,800,000.

6. PROGRAMMING AND BROADCAST RIGHTS

     Programming and broadcast rights include approximately $9,030,000 and $894,000 related to certain broadcast rights purchased as of December 31, 1998 and 1997, respectively, but not yet available for viewing.

7. OTHER CURRENT AND NON-CURRENT ASSETS

     Included in other current assets are $8,785,000 and $1,322,000 of VAT receivables as of December 31, 1998 and 1997, respectively.

     Also included in other current assets at December 31, 1998 and 1997 are prepayments of $8,300,000 and $9,000,000, respectively, to Philips Business Electronics B.V. ("Philips") toward the supply of decoders, satellite dishes and services used in the Company's D-DTH satellite transmission system ("Reception Systems").

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

7. OTHER CURRENT AND NON-CURRENT ASSETS (CONTINUED)

     Included in other non-current assets at December 31, 1998 and 1997 are deferred financing costs of $12,146,000 and $7,122,000, respectively relating to the Company's notes payable (refer to note 11).

     Included in other non-current assets at December 31, 1997 is a prepayment of approximately $1,200,000 toward the formation of a programming related joint venture with World Shopping Network Plc. As a final agreement was never consummated, the amount was expensed in 1998.

8. INTANGIBLE ASSETS

    Intangible assets consist of the following:


                                                    DECEMBER 31,
                                                --------------------
                                                  1998       1997
                                                ---------  ---------
                                                    (IN THOUSANDS)

Conduit and franchise agreements..............  $   5,409  $   5,391
Goodwill......................................     27,510     13,338
Non-compete agreements........................     19,006      9,406
Other.........................................      1,336      1,543
                                                ---------  ---------
                                                   53,261     29,678
Less accumulated amortization.................     (9,609)    (3,360)
                                                ---------  ---------
Net intangible assets.........................  $  43,652  $  26,318
                                                =========  =========


9. INVESTMENTS IN AFFILIATED COMPANIES

     Investment in affiliated companies at December 31, 1998 consist of 20% of the common stock of Fox Kids Poland Ltd. ("FKP") and 50% of the common stock of Twoj Styl Sp. z o.o. ("Twoj Styl"). At December 31, 1997 investments in affiliated companies also included 45% of the common stock of GZM. During 1998, the Company acquired the remaining interest in GZM (refer to note 5).

     In December 1997, the Company acquired a 20% interest in FKP, a joint venture formed to provide programming to the Company for an aggregate purchase price of approximately $10,000,000. The purchase price exceeded the fair value of the Company's ownership percentage of net assets by approximately $10,000,000. This difference is being amortized over five years as a charge to equity in profits of affiliated companies. During 1998, the Company contributed an additional $4,926,000 to the joint venture which was accounted for as an additional investment in affiliated companies. For the years ended December 31, 1998 and 1997, the Company recorded losses related to this investment of $6,343,000 and $0, respectively.

     In December 1997, the Company acquired a 50% interest in Twoj Styl, a magazine publishing company for an aggregate purchase price of approximately $11,100,000. In 1998, the Company paid approximately $302,000 for stamp duty and professional fees, which was added to the cost of the investment. The purchase price exceeded the fair value of the Company's ownership percentage of net assets by approximately $9,600,000. This difference is being amortized over ten years as a charge to equity in profits of affiliated companies. For the years ended December 31, 1998 and 1997, the Company recorded a (loss)/profit related to this investment of $(181,000) and $152,000, respectively. In addition, the Company agreed to provide additional future financing to Twoj Styl, either debt or equity, of up to $7,700,000 to develop Polish-language programming and

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

9. INVESTMENTS IN AFFILIATED COMPANIES (CONTINUED)

ancillary services. As of December 31, 1998, no additional financing had been provided.

     It was not practicable to estimate the market value of the investments in affiliated companies due to the nature of these investments, the relatively short existence of the affiliated companies and the absence of quoted market price for the affiliated companies.

10. INCOME TAXES

     Income tax (expense)/benefit consists of:



                                          CURRENT    DEFERRED     TOTAL
                                         ---------  ----------  ---------
                                                  (IN THOUSANDS)
Year ended December 31, 1998:
  U.S. Federal.........................  $      --  $       --  $      --
  State and local......................         --          --         --
  Foreign..............................       (210)         --       (210)
                                         ---------  ----------  ---------
                                         $    (210) $       --  $    (210)
                                         =========  ==========  =========
Year ended December 31, 1997:
  U.S. Federal.........................  $   1,438  $       --  $   1,438
  State and local......................         --          --         --
  Foreign..............................       (463)         --       (463)
                                         ---------  ----------  ---------
                                         $     975  $       --  $     975
                                         =========  ==========  =========
Year ended December 31, 1996:
  U.S. Federal.........................  $    (714) $       --  $    (714)
  State and local......................       (531)         --       (531)
  Foreign..............................        (28)         --        (28)
                                         ---------  ----------  ---------
                                         $  (1,273) $       --  $  (1,273)
                                         =========  ==========  =========


    Sources of loss before income taxes and minority interest are presented as follows:


                                              YEAR ENDED DECEMBER 31,
                                         ----------------------------------
                                            1998         1997       1996
                                         -----------  ----------  ---------
                                                   (IN THOUSANDS)

Domestic loss..........................  $   (52,341) $  (20,628) $  (2,602)
Foreign loss...........................      (73,154)    (31,585)    (4,632)
                                         -----------  ----------  ---------
                                         $  (125,855) $  (52,213) $  (7,234)
                                         ===========  ==========  =========

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

10. INCOME TAXES (CONTINUED)

     Income tax (expense)/benefit for the years ended December 31, 1998, 1997, and 1996 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss as a result of the following:


                                                YEAR ENDED DECEMBER 31,
                                           ---------------------------------
                                              1998        1997       1996
                                           ----------  ----------  ---------
                                                    (IN THOUSANDS)

Computed "expected" tax benefit..........  $   43,061  $   17,752  $   2,460
Non-deductible expenses..................      (1,635)       (101)       (17)
Change in valuation allowance............     (30,299)    (15,424)    (3,504)
Adjustment for change in functional
  currency bases.........................     (11,311)         --         --
Adjustment to deferred tax asset
  for enacted changes in tax rates.......        (695)       (789)        --
Foreign tax rate differences.............         606        (463)      (184)
Other....................................          63          --        (28)
                                           ----------  ----------  ---------
                                           $     (210) $      975  $  (1,273)
                                           ==========  ==========  =========


     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:


                                                           DECEMBER 31,
                                                     ---------------------
                                                        1998       1997
                                                     ----------  ---------
                                                          (IN THOUSANDS)

Deferred tax assets:
  Foreign net operating loss carryforward..........  $   27,930  $   6,471
  Domestic net operating loss carry forward........       7,459         --
  Interest income..................................       2,650      1,946
  Service revenue..................................       2,101      1,948
  Accrued liabilities..............................       4,061      2,964
  Deferred costs...................................       6,447      2,001
  Stock options....................................       2,950      2,950
  Deferred interest................................       2,183         --
  Unrealized foreign exchange losses...............       9,066      5,614
  Other............................................       1,393        139
                                                     ----------  ---------
Total gross deferred tax assets....................      66,240     24,033
Less valuation allowance...........................     (54,332)   (24,033)
                                                     ----------  ---------
Net deferred tax assets............................  $   11,908  $      --
                                                     ==========  =========
Deferred tax liabilities:
  Fixed assets depreciation........................  $  (11,786) $      --
  Other............................................        (122)        --
                                                     ----------  ---------
  Total gross deferred tax liabilities.............  $  (11,908) $      --
                                                     ==========  =========
  Net deferred tax liability.......................  $       --  $      --
                                                     ==========  =========

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

10. INCOME TAXES (CONTINUED)

     The net increase in the valuation allowance for the years ended December 31, 1998, 1997 and 1996 was $30,299,000, $3,504,000 and $667,000, respectively.
In assessing the realiability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 1998.

     Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 1998 will be reported in the consolidated statement of operations.

     Foreign loss carryforwards can be offset against the PTK Companies' taxable income and utilized at a rate of one-third per year in each of the three years subsequent to the year of the loss. If there is no taxable income in a given year during the carryforward period, the portion of the loss carryforward to be utilized is permanently forfeited. For losses incurred in U.S. taxable years prior to 1998, loss carryforwards can be applied against taxable income three years retroactively and fifteen years into the future. For losses incurred in U.S. taxable years from 1998, loss carryforwards can be applied against taxable income two years retroactively and twenty years into the future.

     At December 31, 1998, the Company has foreign net operating loss carryforwards of approximately $104,087,000, which will expire as follows:



                                                             (IN
YEAR ENDING DECEMBER 31,                                 THOUSANDS)
------------------------------------------------------  -------------
1999..................................................   $    28,066
2000..................................................        26,814
2001 and thereafter...................................        49,207
                                                        -------------
                                                         $   104,087
                                                         ===========


11. NOTES PAYABLE

     Notes payable consist of the following:


                                                             DECEMBER 31,
                                                        --------------------
                                                          1998       1997
                                                        ---------  ---------
                                                            (IN THOUSANDS)

@ Entertainment Notes, net of discount................  $ 125,513  $      --
PCI Notes, net of discount............................    129,627    129,578
American Bank in Poland S.A. ("AmerBank")
  revolving credit loan...............................      6,500         --
Bank Rozwoju Exportu S.A. Deutsche--Mark facility.....      1,912         --
Other.................................................        402        532
                                                        ---------  ---------
                                                          263,954    130,110
less: current portion.................................      6,500         --
Notes payable, net of current portion.................  $ 257,454  $ 130,110
                                                        =========  =========

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

@ ENTERTAINMENT NOTES

     On July 14, 1998, the Company sold 252,000 units (collectively, the "Units") to two initial purchasers pursuant to a purchase agreement, each Unit consisting of $1,000 principal amount at maturity of 14 1/2% Senior Discount Notes (the "Notes") due 2008 and four warrants (each a "Warrant"), each initially entitling the holder thereof to purchase 1.81 shares of common stock, par value $0.01 per share (the "Common Stock") at an exercise price of $13.20 per share, subject to adjustment.

     The Notes were issued at a discount to their aggregate principal amount at maturity and, together with the Warrants generated gross proceeds to the Company of approximately $125,100,000 of which $117,485,000 has been allocated to the initial accreted value of the Notes and approximately $7,615,000 has been allocated to the Warrants. The portion of the proceeds that is allocable to the Warrants was accounted for as part of paid-in capital. The allocation was made based on the relative fair values of the two securities at the time of issuance. Net proceeds to the Company after deducting initial purchasers' discount and offering expenses were approximately $118,972,000.

     The Notes are unsubordinated and unsecured obligations. Cash interest on the Notes will not accrue prior to July 15, 2003. Thereafter cash interest will accrue at a rate of 14.5% per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2004. The Notes will mature on July 15, 2008. At any time prior to July 15, 2001, the Company may redeem up to a maximum of 25% of the originally issued aggregate principal amount at maturity of the Notes at a redemption price equal to 114.5% of the accreted value thereof at the redemption date, plus accrued and unpaid interest, if any, to the date of redemption with some or all of the net cash proceeds of one or more public equity offerings; provided, however, that not less than 75% of the originally issued aggregate principal amount at maturity of the Notes remains outstanding immediately after giving effect to such redemption. The effective interest rate of the Notes is approximately 16.5%.

     The Warrants initially entitle the holders thereof to purchase an aggregate of 1,824,514 shares of Common Stock, representing, in the aggregate, approximately 5% of the outstanding Common Stock on a fully-diluted basis immediately after giving effect to the sale of the Units. The Warrants are exercisable at any time and will expire on July 15, 2008.

     Pursuant to the Indenture governing the Notes (the "Indenture"), the Company is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on issuance and sales of capital stock of restricted subsidiaries;
(iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on guarantees of indebtedness by restricted subsidiaries; (vii) purchase of Notes upon a change of control; (viii) limitation on sale of assets;
(ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries; (x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenants.

PCI NOTES

     On October 31, 1996, PCI sold $130,000,000 aggregate principal amount of Senior Notes ("PCI Notes") to an initial purchaser pursuant to a purchase agreement. The initial purchaser subsequently completed a private placement of the PCI Notes. In June 1997, substantially all of the outstanding PCI Notes were exchanged for an equal aggregate principal amount of publicly-registered PCI Notes.

     The PCI Notes have an interest rate of 9 7/8% and a maturity date of November 1, 2003. Interest is paid on the PCI Notes on May 1 and November 1 of each year. As of December 31, 1998 and 1997 the Company accrued interest expense of $2,140,000 and $2,175,000, respectively.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     Prior to November 1, 1999, PCI may redeem up to a maximum of 33% of the initially outstanding aggregate principal amount of the PCI Notes with some or all of the net proceeds of one or more public equity offerings at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that immediately after giving effect to such redemption, at least $87 million aggregate principal amount of the PCI Notes remains outstanding.

     The PCI Notes are net of unamortized discount of $373,000 and $422,000 at December 31, 1998 and 1997, respectively. The effective interest rate of the PCI Notes is approximately 11.3%.

     PCI has pledged to State Street Bank and Trust Company, the trustee for the PCI Notes (for the benefit of the holders of the PCI Notes) intercompany notes issued by PCBV, of a minimum aggregate principal amount (together with cash and cash equivalents of PCI), equal to at least 110% of the outstanding principal amount of the PCI Notes, and that, in the aggregate, provide cash collateral or bear interest and provide for principal repayments, as the case may be, in amounts sufficient to pay interest on the PCI Notes. Notes payable from PCBV to PCI were $160,450,000 and $134,509,000 at December 31, 1998 and 1997,
respectively.

     Pursuant to the PCI Indenture, PCI is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on issuances and sales of capital stock of subsidiaries; (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on guarantees of indebtedness by subsidiaries; (vii) purchase of PCI Notes upon a change of control; (viii) limitation on sale of assets; (ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries; (x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenants.

     Condensed parent only financial statements of @ Entertainment, Inc. are provided in Note 12 in compliance with the requirements of Rules 5-04 and 12-04 of the Securities and Exchange Commission's Regulation S-X.

AMERICAN BANK IN POLAND S.A. REVOLVING CREDIT LOAN

     The revolving credit loan allowing the Company to borrow up to a maximum principal amount of $6,500,000 on or before December 31, 1998, was fully drawn as of December 31, 1998. The facility bears interest at LIBOR plus 3.0% (8.0% as at December 31, 1998), is repayable in full on August 20, 1999, and is secured by promissory notes en blanc from certain of the Company's subsidiaries, and pledges of the shares of certain of the Company's subsidiaries.

BANK ROZWOJU EKSPORTU S.A. DEUTSCHE-MARK FACILITY

     The Deutsche-Mark facility represents a credit facility of DM 3,948,615 of which approximately DM 3,204,000 was outstanding at December 31, 1998. The facility bears interest at LIBOR plus 2.0% (5.3% as at December 31, 1998), is repayable in full on December 27, 2002, and is ultimately secured by a pledge of the common shares of one of the Company's subsidiaries.

     Interest expense relating to notes payable was in the aggregate approximately $21,535,000, $13,902,000 and $4,687,000 for the years ended
December 31, 1998, 1997 and 1996, respectively.

     During 1996, the Company recorded an extraordinary loss related to the early retirement of debt. The extraordinary loss was comprised of a $147,000 prepayment penalty and a $1,566,000 write-off of deferred financing costs.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

12. CONDENSED PARENT ONLY FINANCIAL INFORMATION OF @ ENTERTAINMENT

     The following parent only condensed financial statements were prepared in accordance with generally accepted accounting principles in the United States of America in a manner consistent with the consolidated financial statements except that all subsidiaries have been accounted for under the equity method. The parent only condensed financial statements as of and for periods prior to the Reorganization represent those of PCI.

                       CONDENSED STATEMENTS OF OPERATIONS



                                                         YEAR ENDED DECEMBER 31,
                                                  -----------------------------------
                                                    1998         1997         1996
                                                  ---------  -------------  ---------

                                                              (IN THOUSANDS)
Operating costs and expenses:

Selling, general and administrative expenses....  $   8,700    $  14,662    $   1,061
                                                  ---------  -------------  ---------
Operating loss..................................     (8,700)     (14,662)      (1,061)
Interest and investment income..................      8,458        2,489        1,076
Interest expense................................     (8,608)          --       (2,612)
Foreign exchange gain, net......................         36           --           --
Equity in losses of affiliated companies........   (117,251)     (42,651)      (2,775)
                                                  ---------  -------------  ---------
Loss before income taxes........................   (126,065)     (54,824)      (5,372)
Income tax expense..............................         --           --       (1,245)
                                                  ---------  -------------  ---------
Net loss........................................   (126,065)     (54,824)      (6,617)
Accretion of redeemable preferred stock.........         --       (2,436)      (2,870)
Preferred stock dividend........................         --           --       (1,738)
(Excess)/ deficit of carrying value of preferred
  stock (over)/ under consideration paid........         --      (33,806)       3,549
                                                  ---------  -------------  ---------
Net loss applicable to holders of common stock..  $(126,065)   $ (91,066)   $  (7,676)
                                                  =========    =========    =========


                   CONDENSED STATEMENTS OF COMPREHENSIVE LOSS



                                                 YEAR ENDED DECEMBER 31,
                                             -------------------------------
                                               1998       1997       1996
                                             ---------  ---------  ---------

Net loss...................................  $(126,065) $ (54,824) $  (6,617)
Other comprehensive income:
  Translation adjustment...................       (249)      (218)        --
                                             ---------  ---------  ---------
                                             $(126,314) $ (55,042) $  (6,617)
                                             =========  =========  =========

                             @ ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

                            CONDENSED BALANCE SHEETS

12. CONDENSED PARENT ONLY FINANCIAL INFORMATION OF @ENTERTAINMENT (CONTINUED)


                                                                                                DECEMBER 31,
                                                                                           -----------------------
                                                                                              1998         1997
                                                                                           -----------  ----------
                                                                                               (IN THOUSANDS)

                                               ASSETS

Cash and cash equivalents................................................................  $     3,070  $   71,565
Accounts receivable, net.................................................................          168         290
Other current assets.....................................................................        1,123          74
                                                                                           -----------  ----------
    Total current assets.................................................................        4,361      71,929

Other assets.............................................................................       17,230      11,252
Net investment in restricted net assets of wholly-owned subsidiaries.....................      102,344     121,977
Net investment in unrestricted net assets of wholly-owned subsidiaries...................       37,312     (51,822)
                                                                                           -----------  ----------
Total assets.............................................................................  $   161,247  $  153,336
                                                                                           ===========  ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses....................................................  $     2,078  $      981
Notes payable............................................................................      125,513          --
                                                                                           -----------  ----------
Total liabilities........................................................................      127,591         981

Stockholders' equity:
  Preferred stock, $0.01 par value; Authorized 20,000,000 shares; none issued and
    outstanding..........................................................................           --          --
  Common stock, $.01 par value; Authorized 70,000,000 shares in 1998 and 1997; issued and
    outstanding 33,310,000 shares in 1998 and 1997.......................................          333         333
  Paid-in capital........................................................................      237,954     230,339
  Accumulated other comprehensive income.................................................         (467)       (218)
  Accumulated deficit....................................................................     (204,164)    (78,099)
                                                                                           -----------  ----------
Total stockholders' equity...............................................................       33,656     152,355
                                                                                           -----------  ----------
Total liabilities and stockholders' equity...............................................  $   161,247  $  153,336
                                                                                           ===========  ==========



                              @ ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

             CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

12. CONDENSED PARENT ONLY FINANCIAL INFORMATION OF @ENTERTAINMENT (CONTINUED)



                          PREFERRED STOCK           COMMON STOCK                  ACCUMULATED OTHER
                       ----------------------  ----------------------   PAID-IN     COMPREHENSIVE    ACCUMULATED
                         SHARES      AMOUNT     SHARES      AMOUNT      CAPITAL        INCOME          DEFICIT       TOTAL
                       -----------  ---------  ---------  -----------  ---------  -----------------  ------------  ---------

                                                       (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance January 1,
1996.................         985   $  10,311      11,037  $   4,993   $   1,544      $      --       $  (16,658)  $     190
  Net loss...........          --          --          --         --          --             --           (6,617)     (6,617)
  Stock dividend.....         166       1,738          --         --      (1,738)            --               --          --
  Issuance of
    stock............          --          --       7,911     (4,992)     53,837             --               --      48,845
  Preferred stock
    redemption.......      (1,151)    (12,049)         --         --       3,549             --               --      (8,500)
  Accretion of
    redeemable
    preferred
    stock............          --          --          --         --      (2,870)            --               --      (2,870)
  Reorganization.....          --          --  18,929,052        188        (188)            --               --          --
                       ----------   ---------  ----------  ---------   ---------      ---------       ----------   ---------
Balance January 1,
1997.................          --   $      --  18,948,000  $     189   $  54,134      $      --       $  (23,275)  $  31,048
  Net loss...........          --          --          --         --          --             --          (54,824)    (54,824)
  Translation
    adjustment.......          --          --          --         --          --           (218)              --        (218)
  Net proceeds from
    initial public
    offering.........          --          --   9,500,000         95     183,197             --               --     183,292
  Purchase of PCI
    series A and C
    redeemable
    preferred
    stock............          --          --          --         --     (33,806)            --               --     (33,806)
  Accretion of
    redeemable
    preferred
    stock............          --          --          --         --      (2,436)            --               --      (2,436)
  Conversion of
    series B
    redeemable
    preferred
    stock............          --          --   4,862,000         49      11,148             --               --      11,197
  Stock option
    compensation
    expense..........          --          --          --         --      18,102             --               --      18,102
                       ----------   ---------  ----------  ---------   ---------      ---------       ----------   ---------
Balance December 31,
1997.................          --   $      --  33,310,000  $     333   $ 230,339      $    (218)      $  (78,099)  $ 152,573
  Net loss...........          --          --          --         --          --             --         (126,065)   (126,065)
  Translation
    adjustment.......          --          --          --         --          --           (249)              --        (249)
  Warrants attached
    to Senior
    Discount Notes...          --          --          --         --       7,615             --               --       7,615
                       ----------   ---------  ----------  ---------   ---------      ---------       ----------   ---------
Balance December 31,
1998.................          --   $      --  33,310,000  $     333   $ 237,954      $    (467)      $ (204,164)  $  34,123
                       ==========   =========  ==========  =========   =========      =========       ==========   =========


                             @ ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

12. CONDENSED PARENT ONLY FINANCIAL INFORMATION OF @ ENTERTAINMENT (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS


                                                                                    YEAR ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                 1998         1997        1996
                                                                              -----------  ----------  -----------
                                                                                         (IN THOUSANDS)

Cash flows from operating activities:

  Net loss..................................................................  $  (126,065) $  (54,824)      (6,617)
  Adjustments to reconcile net loss to
  net cash (used in) provided by operating activities:
    Amortization of notes payable discount and issue costs..................        8,301       1,040          164
    Loss of subsidiaries....................................................      117,070      42,651       12,862
    Gain on sale of investment securities...................................           --        (358)          --
    Non-cash stock option compensation expense..............................           --       8,677           --
    Equity in losses of affiliated companies................................         (181)         --           --
  Changes in operating assets and liabilities:
      Accounts receivable...................................................          122        (142)         (35)
      Other current assets..................................................       (1,049)        114       (1,300)
      Other assets..........................................................         (121)         --           --
      Accounts payable and accrued expenses.................................        1,097      (2,008)       2,855
      Income taxes payable..................................................           --      (4,472)       4,472
                                                                              -----------  ----------  -----------
        Net cash (used in)/provided by operating activities.................         (826)     (9,322)      12,401
                                                                              -----------  ----------  -----------
Cash flows from investing activities:
      Proceeds from maturity of investment securities.......................           --      25,473      (25,115)
      Investment in, and loans and advances to affiliated companies.........     (186,809)   (111,670)    (122,337)
      Purchase of other assets..............................................           --     (11,252)      (8,200)
                                                                              -----------  ----------  -----------
        Net cash used in investing activities...............................     (186,809)    (97,449)    (155,652)
                                                                              -----------  ----------  -----------
Cash flows from financing activities:
      Net proceeds from issuance of stock...................................           --     183,292       81,001
      Redemption of preferred stock.........................................           --     (60,000)      (8,500)
      Costs to obtain loans.................................................       (5,960)         --       (6,513)
      Proceeds from issuance of notes payable...............................      117,485          --      136,074
      Proceeds from issuance of warrants....................................        7,615          --           --
      Repayment of notes payable............................................           --          --      (10,000)
                                                                              -----------  ----------  -----------
        Net cash provided by financing activities...........................      119,140     123,292      192,062
                                                                              -----------  ----------  -----------
        Net (decrease)/increase in cash and cash equivalents................      (68,495)     16,521       48,811
Cash and cash equivalents at beginning of year..............................       71,565      55,044        6,233
                                                                              -----------  ----------  -----------
Cash and cash equivalents at end of period..................................  $     3,070  $   71,565       55,044
                                                                              ===========  ==========  ===========
Supplemental cash flow information:
      Cash paid for interest................................................  $        --  $       --  $     2,338
                                                                              ===========  ==========  ===========
      Cash paid for income taxes............................................  $        --  $       --  $     1,184
                                                                              ===========  ==========  ===========


                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

13. RELATED PARTY TRANSACTIONS

     During the ordinary course of business, the Company enters into transactions with affiliated parties. The principal related party transactions are described below.

PROGRAMMING

     Programming is provided to the Company by certain of its affiliates. The Company incurred programming fees from these affiliates of $418,000, $559,000 and $ 412,000 for the years ended December 31, 1998, 1997 and 1996.

PRINT MEDIA SERVICES

     An affiliate of the Company provides print media services to the Company. The Company incurred operating costs related to these services of $4,355,000 for the year ended December 31, 1998. The Company did not incur any costs from this affiliate prior to 1998.

14. PER SHARE INFORMATION

     Basic loss per share has been computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the year. The effect of potential common shares (stock options and warrants outstanding) is antidilutive, accordingly, dilutive loss per share is the same as basic loss per share.

     The Company has presented historical loss per common share information assuming the common stock exchange of 1 to 1,000 shares occurred on January 1,
1995.

     The following table provides a reconciliation of the numerator and denominator in the loss per share calculation:



                                                                                     YEAR ENDED DECEMBER 31,
                                                                               -----------------------------------

                                                                                  1998         1997        1996
                                                                               -----------  ----------  ----------

Net loss attributable to common stockholders (in thousands)..................  $  (126,065) $  (91,066) $   (7,676)
                                                                               ===========  ==========  ==========
Weighted average number of common shares outstanding (in thousands)..........       33,310      24,771      17,271
Nominal issuance (in thousands)..............................................           --          --         346
                                                                               -----------  ----------  ----------
Basic weighted average number of common shares outstanding (in thousands)....       33,310      24,771      17,617
                                                                               ===========  ==========  ==========
Loss per share-basic and diluted.............................................  $     (3.78) $    (3.68) $    (0.44)
                                                                               ===========  ==========  ==========


15. STOCK OPTION PLAN

     On June 22, 1997, the Company adopted a stock option plan (the "1997 Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, key employees and consultants of the Company. The 1997 Plan authorizes grants of options to purchase up to 4,436,000 shares, subject to adjustment in accordance with the 1997 Plan. At December 31, 1998, options for 3,924,000

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

15. STOCK OPTION PLAN (CONTINUED)

shares had been granted. Of this amount, 1,671,000 options became exercisable upon the IPO but cannot be sold for a period of two years from July 30, 1997.

     The Company granted 1,671,000 stock options in January 1997 at a price substantially below the IPO price of $21.00 per share. Such options vested in full upon the completion of the IPO. In accordance with generally accepted accounting principles, the Company recognized approximately $18,102,000 of compensation expense included in selling, general, and administrative expenses for these options in 1997 representing the difference between the exercise price of the options and the fair market value of the shares on the date of grant. All other stock options were granted with exercise prices at or below the fair market value of the shares on the date of grant.

     Future stock options are granted with an exercise price that must be at least equal to the stock's fair market value at the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of an incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. Options become exercisable at such times as determined by the Board of Directors and as set forth in the individual stock option agreements. Generally, all stock options vest ratably over 2 to 5 years commencing one year after the date of grant.

     Stock option activity during the periods indicated is as follows:



                                                        NUMBER OF    WEIGHTED AVERAGE
                                                          SHARES      EXERCISE PRICE
                                                       ------------  -----------------

Balance at January 1, 1996...........................            --      $      --
Granted..............................................       241,000      $    1.99
                                                       ------------      ---------
Balance at December 31, 1996 (none exercisable)......       241,000      $    1.99
Granted..............................................     2,083,000      $    5.98
                                                       ------------      ---------
Balance at December 31, 1997 (none exercisable)......     2,324,000      $    5.57
Granted..............................................     1,600,000      $   12.31
                                                       ------------      ---------
Balance at December 31, 1998 (2,643,000 exercisable).     3,924,000      $    8.32
                                                       ------------      ---------


    No options were exercised or forfeited during 1998.

    At December 31, 1998 the range of exercise prices, weighted-average remaining contractual life and number exercisable of outstanding options was as follows:



                                                                        WEIGHTED-AVERAGE
                                                          WEIGHTED-        CONTRACTUAL                    WEIGHTED-
                RANGE OF                   NUMBER OF       AVERAGE       REMAINING LIFE      NUMBER        AVERAGE
             EXERCISE PRICES                 SHARES    EXERCISE PRICE        (YEARS)       EXERCISABLE EXERCISE PRICE
-----------------------------------------  ----------  ---------------  -----------------  ----------  ---------------

1.99-3.79................................   1,912,000          3.51              5.44       1,912,000          3.51
12.00-15.24..............................   2,012,000         12.89              8.98         731,900         12.46
                                           ----------                                      ----------
                                            3,924,000          8.32                         2,643,900          5.98
                                           ==========                                      ==========

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

15. STOCK OPTION PLAN (CONTINUED)

     The per share weighted-average fair value of stock options granted during 1998 was $4.22 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: expected volatility 43.0%, expected dividend yield 0.0%, risk-free interest rate of 5.72%, and an expected life of 4 years.

     Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:



                                                1998         1997       1996
                                             -----------  ----------  ---------

                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                           DATA)
Net loss-as reported.......................  $  (126,065) $  (54,824) $  (6,617)
Net loss-pro forma.........................  $  (131,511) $  (56,607) $  (6,617)
Basic and diluted net loss per share--
  as reported..............................  $     (3.78) $    (3.68) $   (0.44)
Basic and diluted loss per share-pro forma.  $     (3.95) $    (3.75) $   (0.44)


16. LEASES

BUILDING LEASES

     The Company leases several offices and warehouses within Poland under cancelable operating leases. The Company has a noncancelable operating lease for a building in the United Kingdom which houses the majority of its technical equipment relating to the D-DTH network. The noncancelable lease expires in 2002, and contains a renewal option for an additional five years. Future minimum lease payments as of December 31, 1998 are $2,725,000 in 1999, $2,806,000 in 2000, $2,890,000 in 2001 and $2,977,000 in 2002.

D-DTH TECHNICAL EQUIPMENT LEASE

     The Company has an eight year agreement with British Telecommunications plc ("BT") for the lease and maintenance of certain satellite uplink equipment. The agreement requires the payment of equal monthly installments of $50,000 approximating future minimum commitments of $600,000 in 1999, $576,000 in 2000, $576,000 in 2001, $576,000 in 2002 and $1,728,000 in 2003 and thereafter. Other than the BT uplink equipment, the Company owns all of the required broadcasting equipment at its transmission facility in the United Kingdom.

CONDUIT LEASES

     The Company also leases space within various telephone duct systems from TPSA under cancelable operating leases. The TPSA leases expire at various times, and a substantial portion of the Company's contracts with TPSA permit termination by TPSA without penalty at any time either immediately upon the occurrence of certain conditions or upon provision of three to six months notice without cause. Refer to note 19 for further detail.

     All of the agreements provide that TPSA is the manager of the telephone duct system and will lease space within the ducts to the Company for installation of cable and equipment for the cable television systems. The lease agreements provide for monthly lease payments that are adjusted quarterly or

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

16. LEASES (CONTINUED)

annually, except for the Gdansk lease agreement which provides for an annual adjustment after the sixth year and then remains fixed through the tenth year of the lease.

     Minimum future lease commitments for the aforementioned conduit leases relate to 1999 only, as all leases are cancelable in accordance with the aforementioned terms. The future minimum lease commitments related to these conduit leases approximates $622,000 for the six months ending June 30, 1999.

TRANSPONDER LEASES

     During 1997, the Company entered into certain operating leases pursuant to which the Company is liable for charges associated with each of its three transponders on the Astra satellites, which can amount to a maximum of $6,750,000 per year for each transponder and up to $182 million for all three transponders for the term of their leases. The future minimum lease payments applicable to the transponders approximate $20,250,000 in 1999, $20,250,000 in 2000, $20,250,000 in 2001, $20,250,000 in 2002 and $101,250,000 in 2003 and
thereafter. The leases for the two transponders on the Astra 1F satellite and the transponder on the Astra 1G satellite will expire in 2007. The Company's transponder leases provide that the Company's rights are subject to termination in the event that the lessor's franchise is withdrawn by the Luxembourg Government.

     Total rental expense associated with the aforementioned operating leases for the years ended December 31, 1998, 1997 and 1996 was $10,521,000, $3,696,000
and $892,000, respectively.

17. SEGMENT INFORMATION

     @Entertainment and its subsidiaries operate in three business segments: (1) cable television, (2) digital direct-to-home television and programming, and (3) corporate functions. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. In addition to other operating statistics, the Company measures its financial performance by EBITDA, an acronym for earnings before interest, taxes depreciation and amortization. The Company defines EBITDA to be net loss adjusted for interest and investment income, depreciation and amortization, interest expense, foreign currency gains and losses, equity in losses of affiliated companies, income taxes, extraordinary items, non-recurring items (e.g., compensation expense related to stock options), gains and losses from the sale of assets other than in a normal course of business and minority interest. The items excluded from EBITDA are significant components in understanding and assessing the Company's financial performance. The Company believes that EBITDA and related measures of cash flow from operating activities serve as important financial indicators in measuring and comparing the operating performance of media companies. EBITDA is not a U.S.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

17. SEGMENT INFORMATION (CONTINUED)

GAAP measure of loss or cash flow from operations and should not be considered as an alternative to cash flows from operations as a measure of liquidity.



                                                                             D-DTH AND
1998                                                               CABLE    PROGRAMMING   CORPORATE      TOTAL
---------------------------------------------------------------  ---------  ------------  ----------  -----------

                                                                                  (IN THOUSANDS)

Revenues from external customers...............................  $  52,971   $    8,888   $       --  $    61,859
Intersegment revenues..........................................         --       13,432           --       13,432
Operating loss.................................................    (23,066)     (69,047)      (8,700)    (100,813)
EBITDA.........................................................     (1,431)     (64,378)      (8,700)     (74,509)
Depreciation and amortization..................................    (21,635)      (4,669)          --      (26,304)
Investment in equity method investees..........................         --        8,533       11,373       19,956
Segment total assets...........................................    193,785      132,998       21,591      348,374
Expenditures for segment assets................................     42,639       72,353           --      114,992

1997
---------------------------------------------------------------

Revenues from external customers...............................  $  38,138   $       --   $       --  $    38,138
Intersegment revenues..........................................         --           --           --           --
Operating loss.................................................    (20,308)     (10,210)     (12,152)     (42,670)
EBITDA.........................................................      5,387      (10,186)      (3,475)      (8,274)
Net loss.......................................................    (35,087)      (7,668)     (12,069)     (54,824)
Significant non-cash items:
Stock option compensation expense..............................      9,425           --        8,677       18,102
Investment in equity method investees..........................         --       10,876       11,252       21,628
Segment total assets...........................................    187,449       36,466       83,181      307,096
Expenditures for segment assets................................     33,786        5,857           --       39,643


     In 1997, the cable segment includes the activities of Mozaic Entertainment, Inc., a subsidiary which provided programming content for the cable business. In 1998, the Company's programming activity related solely to the development of the Wizja TV platform and has been included in the D-DTH and programming segment. For the year ended December 31, 1997, Mozaic Entertainment, Inc. revenues and operating loss were $563,000 and $2,071,000, respectively. For the year ended December 31, 1998, Mozaic Entertainment, Inc. was dormant. During 1996 the Company operated in one business segment (cable).

     Total long-lived assets for the years ended December 31, 1998 and 1997 for the Company analyzed by geographical location is as follows:


                         TOTAL REVENUES             LONG-LIVED ASSETS
                 -------------------------------  ----------------------
                   1998       1997       1996        1998        1997
                 ---------  ---------  ---------  ----------  ----------
                         (IN THOUSANDS)              (IN THOUSANDS)

Poland.......... $  61,859  $  38,138  $  24,923  $  257,625  $  152,614
United Kingdom..        --         --         --      20,208       7,930
Other...........        --         --         --          29          --
                 ---------  ---------  ---------  ----------  ----------
Total........... $  61,859  $  38,138  $  24,923  $  277,862  $  160,544
                 =========  =========  =========  ==========  ==========

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

17. SEGMENT INFORMATION (CONTINUED)

     All of the Company's revenue is derived from activities carried out in Poland. Long-lived assets consist of property, plant, and equipment, inventories for construction, intangible assets, and other assets.

18. COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

     The Company has concluded an agreement with Philips, whereby Philips will supply reception systems, as well as retail, installation and support services in connection with the launch of the Company's D-DTH business in Poland. Philips will be the exclusive supplier to the Company of the first 500,000 D-DTH reception systems and will not distribute any other digital integrated receiver decoders under the Philips trademark in Poland until December 31, 1999 or any earlier date on which the Company has secured 500,000 initial subscribers to its D-DTH service in Poland. Philips has granted the Company an exclusive license of its CryptoWorks(-Registered Trademark-) technology in Poland for the term of the agreement, which will terminate when the Company has purchased 500,000 D-DTH reception systems from Philips, unless terminated earlier in accordance with the terms of the agreement or extended by mutual consent of Philips and the Company. As of December 31, 1998, the Company had an aggregate minimum commitment toward the purchase of the Reception Systems of approximately $129,213,000 up to June 30, 2000.

PROGRAMMING, BROADCAST AND EXHIBITION RIGHT COMMITMENTS

     The Company has entered into long-term programming agreements and agreements for the purchase of certain exhibition or broadcast rights with a number of third party content providers for its D-DTH and cable systems. The agreements have terms which range from one to seven years and require that the license fees be paid either at a fixed amount payable at the time of execution or based upon a guaranteed minimum number of subscribers connected to the system each month. At December 31, 1998, the Company had an aggregate minimum commitment in relation to these agreements of approximately $214,299,000 over the next seven years, approximating $37,198,000 in 1999, $38,428,000 in 2000, $40,627,000 in 2001, $44,837,000 in 2002 and $53,209,000 in 2003 and thereafter.

CONSULTING AGREEMENTS

     The Company has entered into a two-year consultancy arrangement with Samuel Chisholm and David Chance (each individually a "Consultant"), pursuant to which the Company will pay to a Consultant a fee of $10,000 per consultancy day, based on a minimum, on average over each 12 month period, of a total of 4 Consultancy Days per month, and the Company will pay an additional fee of $10,000 to a Consultant for any additional days in any month on which a Consultant provides consulting services to the Company. The consultancy agreement is not subject to cancellation by either party except as a result of a breach of the consultancy agreement.

REGULATORY APPROVALS

     The Company is in the process of permits from the Polish State Agency for Radiocommunications ("PAR") for several of its cable television systems. If these permits are not obtained, PAR could impose penalties such as fines or in severe cases, revocation of all permits held by an operator or the forfeiture of

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

18. COMMITMENTS AND CONTINGENCIES (CONTINUED)

the operator's cable networks. Management of the Company does not believe that these pending approvals result in a significant risk to the Company.

LITIGATION AND CLAIMS

     On April 17, 1998, the Company signed a letter of intent with Telewizyjna Korporacja Partycypacyjna S.A. ("TKP") and the shareholders of TKP, namely, Canal+ S.A., Agora S.A., and PolCom Invest S.A. which provided for bringing together the Company's Wizja TV programming platform and the Canal+ Polska premium pay television channel and for the joint development and operation of a D-DTH service in Poland. The letter of intent called for the Company to invest approximately $112 million in TKP, and to sell substantially all of the Company's D-DTH and programming assets to TKP for approximately $42 million. The TKP joint venture was to be owned 40% by the Company, 40% by Canal+ S.A., 10% by Agora S.A. and 10% by PolCom Invest S.A, The letter of intend contained a standstill provision whereby neither the Company nor TKP could, for a period of 45 days after the execution of the letter of intent, launch any digital pay television service. As a result, the Company postponed its launch of the Wizja TV programming package and its D-DTH service which was originally scheduled for April 18, 1998. The establishment of the joint venture was subject to the execution of definitive agreements, regulatory approvals and certain other closing conditions.

     The definitive agreements were not agreed and executed by the parties by the date set forth in the letter of intent (the "Signature Date"). Therefore, the Company terminated the letter of intent on June 1, 1998. TKP and its shareholders have informed the Company that they believe the Company did not have the right to terminate the letter of intent.

     Under the terms of the letter of intent, TKP is obligated to pay the Company a $5 million break-up fee within 10 days of the signature date if the definitive agreements were not executed by the signature date, unless the failure to obtain such execution was caused by the Company's breach of any of its obligations under the letter of intent. If there was any such breach by the Company, the Company would be obligated to pay TKP $10 million. However, if any breach of the letter of intent by TKP caused the definitive agreements not to be executed, TKP would be obligated to pay the Company a total of $10 million (including the $5 million break-up fee). In the event that TKP fails to pay the Company any of the above-referenced amounts owed to the Company, TKP's shareholders are responsible for the payment of such amounts.

     The Company has demanded TKP to pay the Company the $5 million break-up fee as a result of the failure to execute the definitive agreements by the signature date. While the Company was waiting for the expiration of the 10-day period for payment of the break-up fee, TKP initiated arbitration proceedings before a three-member arbitration panel in Geneva, Switzerland. In the arbitration proceedings TKP and its shareholders contend that the Company breached the letter of intent, that such breach was the cause of the parties' failure to agree and execute the definitive agreements, and that the Company is therefore liable for $10 million in damages under the letter of intent. In its response the Company denies these allegations and claims that TKP is liable for at least $15 million in damages pursuant to the letter of intent.

     This $15 million figure is composed of a claim for a $5 million break-up fee, $5 million in damages due to the claim that TKP and its shareholders breached the letter of intent, thereby causing the parties' failure to agree and execute the definitive agreements, and at least $5 million as an indemnification for liabilities incurred by the Company as a result of certain actions taken with respect to assets to be acquired or contracts to be assumed by TKP. The

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

18. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Company does not believe that the arbitration proceedings will have a material adverse effect on its business, financial condition or results of operations.

     Two of the Company's cable television subsidiaries and four other unrelated Polish cable operators and HBO Polska Sp. z o.o., have been made defendants in a lawsuit instituted by Polska Korporacja Telewizyjna Sp. z o.o., a subsidiary of Canal+. The primary defendant in the proceedings is HBO Polska Sp. z o.o. which is accused of broadcasting the HBO television program in Poland without a license from the Council as required by the Radio and Television Act of 1992, as amended, and thereby undertaking an activity constituting an act of unfair competition. The Company does not believe that the final disposition of the lawsuit will have a material adverse effect on its consolidated financial position or results of operations.

     From time to time, the Company is subject to various claims and suits arising out of the ordinary course of business. While the ultimate result of all such matters is not presently determinable, based upon current knowledge and facts, management does not expect that their resolution will have a material adverse effect on the Company's consolidated financial position or results of operations.

19. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

D-DTH BUSINESS

     The Company expects to experience substantial operating losses and negative free cash flows for at least the next two years due to (i) the large investments required for the acquisition of equipment and facilities for its D-DTH business, including providing D-DTH reception systems to 380,000 initial subscribers at a price significantly decreased by promotional incentives pursuant to the Company's business strategy, and the administrative costs required in connection with commencing its D-DTH business operations and (ii) the large investments required to develop, produce and acquire the programming for Wizja TV. There can be no assurance that the Company will be able to generate operating income or positive cash flows in the future or that its operating losses and negative cash flows will not increase.

SUPPLIER AGREEMENT

     Certain critical components and services used in the Company's D-DTH satellite transmission system, including the D-DTH reception system, as well as retail, installation and support services, are initially to be provided exclusively by Philips. The Company has concluded an agreement with Philips providing for Philips to be the exclusive supplier to the Company of the first 500,000 D-DTH reception systems in connection with the launch of the Company's D-DTH business in Poland. Philips has granted the Company an exclusive license of its CryptoWorks-Registered Trademark- technology in Poland for the term of the agreement, which will terminate when the Company has purchased 500,000 D-DTH reception systems from Philips, unless terminated earlier in accordance with the terms of the agreement or extended by mutual consent of Philips and the Company. Philips has agreed not to distribute any other IRDs under the Philips' trademark in Poland until December 31, 1999 or any earlier date on which the Company has secured 500,000 initial subscribers to its D-DTH service in Poland. The Company's agreement with Philips provides that after such period the Company may license one or two suppliers of IRDs in addition to Philips and Philips shall license its CryptoWorks-Registered Trademark-technology to such additional suppliers for the Polish market. Although the agreement with Philips provides a

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

19. CONCENTRATIONS OF BUSINESS AND CREDIT RISK (CONTINUED)

means by which the Company could obtain a second and third supplier for all or part of its future requirements for D-DTH reception systems, there can be no assurance that the Company will be able to secure such additional suppliers.

     The failure of Philips to deliver D-DTH reception systems on schedule, or at all, would delay or interrupt the development and operation of the Company's D-DTH service and thereby could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's agreement with Philips provides for full distribution, installation and servicing through more than 1,200 Philips authorized electronics retailers located throughout Poland. Philips has agreed to distribute a complete subscription package, comprising the D-DTH reception system, as well as the necessary installation and support services through Philips' retail network in Poland, and will therefore be the primary point of contact for subscribers to the Company's D-DTH service. Failure by Philips' retail network to provide the desired levels of service, quality and expertise (which are outside the control of the Company) could have a material adverse impact on the Company's operations and financial condition.

PIRACY

     The delivery of subscription programming requires the use of encryption technology to prevent signal theft or "piracy." Historically, piracy in the cable television and European A-DTH industries has been widely reported. The Company's IRDs incorporate Philips' CryptoWorks-Registered Trademark-proprietary encryption technology as part of its conditional access system. These IRDs use smartcard technology, making it possible to change the conditional access system in the event of a security breach either through over-the-air methods such as issuing new electronic decryption "keys" over-the-air as part of the Company's regular D-DTH broadcasts or by issuing new smartcards. To the Company's knowledge, there has not been a breach of CryptoWorks-Registered Trademark- since its introduction in Malaysia in 1996. To the extent a breach occurs, the Company will take countermeasures, including over-the-air measures and, if necessary, the replacement of smartcards. Although the Company expects its conditional access system, subscriber management system and smartcard system to adequately prevent unauthorized access to programming, there can be no assurance that the encryption technology to be utilized in connection with the Company's D-DTH system will remain effective. If the encryption technology is compromised in a manner which is not promptly corrected, the Company's revenue and its ability to contract or maintain contracts for programming services from unrelated third parties would be adversely affected.

USE OF TPSA CONDUITS

     The Company's ability to build out its existing cable television networks and to integrate acquired systems into its cable television networks depends on, among other things, the Company's continued ability to design and obtain access to network routes, and to secure other construction resources, all at reasonable costs and on satisfactory terms and conditions. Many of such factors are beyond the control of the Company. In addition, at December 31, 1998, approximately 56.5% of the Company's cable plant had been constructed utilizing pre-existing conduits of TPSA. A substantial portion of the Company's contracts with TPSA for the use of such conduits permits termination by TPSA without penalty at any time either immediately upon the occurrence of certain conditions or upon provision of three to six months' notice without cause.

                             @ ENTERTAINMENT, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996

19. CONCENTRATIONS OF BUSINESS AND CREDIT RISK (CONTINUED)

LIMITED INSURANCE COVERAGE

     While the Company carries general liability insurance on its properties, like many other operators of cable television systems it does not insure the underground portion of its cable television networks. Due to the high cost of insurance policies relating to satellite operations, the Company does not insure against possible interruption of access to the transponders leased by it for satellite transmission of its broadcasting. Accordingly, any catastrophe affecting a significant portion of the Company's cable television networks or disrupting its access to its leased satellite transponders could result in substantial uninsured losses and could have a material adverse effect on the Company.

YEAR 2000

     The Company's cable television, D-DTH and programming operations are dependent upon computer systems and other technological devices with imbedded microprocessor chips that are intended to utilize dates and process data beyond December 31, 1999. In January 1997, the Company developed a plan to address the impact that potential year 2000 problems may have on Company operations and to implement necessary changes to address such problems (the "Y2K Plan"). During the course of the development of its Y2K Plan, the Company has identified certain critical operations, which need to be year 2000 compliant for the Company to operate effectively. These critical operations include accounting and billing systems, customer service and service delivery systems, and field and headend devices.

     Largely as a result of its high rate of growth over the past few years, the Company has entered into an agreement to purchase a new system to replace its current accounting system and an agreement to purchase specialized billing software for the Company's new customer service and billing center. The vendors of the new accounting system and of the billing software have confirmed to the Company that these products are year 2000 compliant. The Company has completed the testing phase of the new accounting system, and the implementation phase was substantially completed at the end of 1998. The Company has implemented the new billing software for D-DTH subscribers and expects implementation of the billing software to be completed for the majority of its cable subscribers by the end of 1999.

     The Company believes that its most significant year 2000 risk is its dependency upon third party programming, software, services and equipment, because the Company does not have the ability to control third parties in their assessment and remediation procedures for potential year 2000 problems. Should these parties not be prepared for year 2000 conversion, their products or services may fail and may cause interruptions in, or limitations upon, the Company's provision of the full range of its D-DTH and/or cable service to its customers. In an effort to prevent any such interruptions or limitations, the Company is in the process of communicating with each of its material third party suppliers of programming, software, services and equipment to determine the status of their year 2000 compliance programs. The Company expects to complete this process by September 30, 1999, and it anticipates that all phases of its Y2K Plan will be completed by December 31, 1999.

     The Company has not yet developed a contingency plan to address the situation that may result if the Company or its third party suppliers are unable to achieve year 2000 compliance with regard to any products or services utilized in the Company's operations. The Company does not intend to decide on the development of such a contingency until it has gathered all of the relevant Year 2000 compliance data from its third party suppliers.

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

19. CONCENTRATIONS OF BUSINESS AND CREDIT RISK (CONTINUED)

     The Company has not yet determined the full cost of its Y2K Plan and its related impact on the financial condition of the Company. The Company has to date not incurred any replacement or remediation costs for equipment or systems as a result of year 2000 non-compliance. Rather, due to the rapid growth and development of its cable system and its D-DTH service, the Company had made substantial capital investments in equipment and systems for reasons other than year 2000 concerns. The total cost of the Company's new accounting system and billing software package is estimated to be approximately $2,400,000.

     The Company believes that any year 2000 compliance issues it may face can be remedied without a material financial impact on the Company, but no assurance can be made in this regard until all of the data has been gathered from the Company's third party suppliers. At this date the Company cannot predict the financial impact on its operations if year 2000 problems are caused by products or services supplied to the Company by such third parties.

CREDIT WORTHINESS

     All of the Company's customers are located in Poland. As is typical in this industry, no single customer accounted for more than five percent of the Company's sales in 1998 or 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could effect the Company's estimate of its bad debts.

20. SUBSEQUENT EVENTS

UNITS OFFERING

     On January 22, 1999, the Company sold 256,800 Units to two initial purchasers pursuant to a purchase agreement, each Unit consisting of $1,000 principal amount at maturity of 14 1/2% Senior Discount Notes due 2009 and four warrants, each initially entitling the holder thereof to purchase 1.7656 shares of common stock, par value $0.01 per share at an exercise price of $19.125 per share, subject to adjustment.

     The Notes were issued at a discount to their aggregate principal amount at maturity and, together with the Warrants generated gross proceeds to the Company of approximately $100,003,000 of which $92,551,000 has been allocated to the initial accreted value of the Notes and approximately $7,452,000 has been allocated to the Warrants. The portion of the proceeds that is allocable to the Warrants will be accounted for as part of paid-in capital. The allocation was made based on the relative fair values of the two securities at the time of issuance. Net proceeds to the Company after deducting initial purchasers' discount and offering expenses were approximately $96,000,000.

     The Notes are unsubordinated and unsecured obligations. Cash interest on the Notes will not accrue prior to February 1, 2004. Thereafter cash interest will accrue at a rate of 14.5% per annum and will be payable semiannually in arrears on August 1 of each year and February 1 of each year, commencing August 1, 2004. The Notes will mature on February 1, 2009. At any time prior to February 1, 2002, the Company may redeem up to a maximum of 35% of the originally issued aggregate principal amount at maturity of the Notes at a redemption price equal to 117.5% of the accreted value thereof at the redemption date, plus accrued and unpaid interest, if any, to the date of redemption with some or all of the net cash proceeds of one or more public equity offerings; provided, however, that not less than 65% of the originally issued aggregate

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

20. SUBSEQUENT EVENTS (CONTINUED)

principal amount at maturity of the Notes remains outstanding immediately after giving effect to such redemption.

     The Warrants initially entitle the holders thereof to purchase 1,813,665 shares of Common Stock, representing, in the aggregate, approximately 5% of the outstanding Common Stock on a fully-diluted basis (using the treasury stock method) immediately after giving effect to the offering and Preference Offering. The Warrants are exercisable at any time and will expire on February 1, 2009.

     Pursuant to the Indenture governing the Notes, the Company is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on issuance and sales of capital stock of restricted subsidiaries; (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on issuance of guarantees of indebtedness by restricted subsidiaries; (vii) purchase of Notes upon a change of control; (viii) limitation on sale of assets;
(ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries; (x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenants.

     Costs associated with the Notes offering of approximately $3,875,000, including the initial purchasers' discount will be capitalized and amortized over the term of the Notes.

     Also on January 22, 1999 @Entertainment sold Series A 12% Cumulative Preference Shares and Series B 12% Cumulative Preference Shares (collectively, the "Cumulative Preference Shares") and warrants (each a "Preference Warrant") for total gross proceeds of $50 million (before deducting commissions and offering costs of approximately $1.8 million). Dividends (whether or not earned or declared) will cumulate on a daily basis from the original issue date and will be payable semi-annually in arrears on March 31, and September 30 of each year, commencing on March 31, 1999 (each a "Dividend Payment Date") to holders of record on the fifteenth day immediately preceding the relevant Dividend Payment Date. The Company at its option may, but shall not be required to, redeem in US Dollars for cash the Cumulative Preference Shares, including any Series B Cumulative Preference Shares, at any time on or after March 31, 2000, in whole or in part, at the redemption price of 112% of the sum of (i) the Initial Liquidation Preference ($50 million in the aggregate) and (ii) accumulated and unpaid dividends, if any, to the date of redemption. On January 30, 2010, the Company will be required (subject to contractual and other restrictions on the ability to redeem capital stock) to redeem all outstanding Cumulative Preference Shares, including any Series B Cumulative Preference Shares, at a price in US Dollars equal to the Initial Liquidation Preference thereof plus all accumulated and unpaid dividends thereon (if any) to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Cumulative Preference Shares. The Preference Warrants initially entitle the holders thereof to purchase an aggregate of 5.5 million shares of Common Stock at an exercise price of $10.00 per share. The preferred shares will be classified outside of stockholders' equity.

SERIES C NOTES OFFERING

     On January 20, 1999, the Company sold $36,001,321 aggregate principal amount at maturity of its Series C Notes due 2008. The Series C Notes are senior unsecured obligations of the Company ranking PARI PASSU in right of payment with all other existing and future unsubordinated obligations of the Company. The Series C Notes were issued at a discount to their aggregate principal amount at

                             @ ENTERTAINMENT, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

20. SUBSEQUENT EVENTS (CONTINUED)

maturity and generated gross proceeds to the Company of approximately $9.8 million. Net proceeds to the Company after deducting the initial purchaser's discount and offering expenses were approximately $9.4 million. The original issue discount will accrete from January 20, 1999 until the stated maturity of the Series C Notes on July 15, 2008. In addition, cash interest on the Series C Notes will accrue from July 15, 2004 at a rate of 7.0% per annum on the principal amount at maturity, and will be payable semiannually in arrears on July 15 and January 15 of each year commencing January 15, 2005. Prior to July 15, 2004 there will be no accrual of cash interest on the Series C Notes. The Series C Notes will mature on July 15, 2008.

     Pursuant to the Series C Indenture, the Company is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness;
(ii) limitation on restricted payments; (iii) limitation on issuance and sales of capital stock of restricted subsidiaries; (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on guarantees of indebtedness by restricted subsidiaries; (vii) purchase of Notes upon a change of control; (viii) limitation on sale of assets; (ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries; (x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenents.



                              @ ENTERTAINMENT, INC.
                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                                                June 30,           December 31,
                                                                                  1999                 1998
                                                                              -----------          ------------
                                                                              (unaudited)
                                                                                       (in thousands)

Current assets:
      Cash and cash equivalents                                                $ 74,284              $ 13,055
      Accounts receivable, net of allowance for doubtful accounts
           of $1,594,000 in 1999 and $1,095,000 in 1998                           7,609                 7,408
      Programming and broadcast rights                                           12,694                 9,030
      Other current assets                                                       20,086                21,063
                                                                               --------              --------
           Total current assets                                                 114,673                50,556
                                                                               --------              --------

Property, plant and equipment:
      Cable television systems assets                                           159,378               175,053
      D-DTH equipment                                                            66,111                68,419
      Construction in progress                                                    4,312                 2,739
      Vehicles                                                                    3,094                 2,792
      Other                                                                      19,740                16,119
                                                                               --------              --------
                                                                                252,635               265,122

      Less accumulated depreciation                                             (62,940)              (52,068)
           Net property, plant and equipment                                    189,695               213,054

Inventories                                                                       7,631                 8,869
Intangibles, net                                                                 35,530                43,652
Investments in affiliated companies                                              22,027                19,956
Other assets                                                                     16,620                12,287
                                                                               --------              --------
           Total assets                                                        $386,176              $348,374
                                                                               ========              ========



     See accompanying notes to unaudited consolidated financial statements.


                                      F-41






                              @ ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)


                LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)/EQUITY




                                                                               June 30,        December 31,
                                                                                 1999              1998
                                                                              -----------      ------------
                                                                              (unaudited)
                                                                                       (in thousands)


Current liabilities:
     Accounts payable and accrued expenses                                    $ 30,296           $ 40,464
     Accrued interest                                                            2,140              2,140
     Deferred revenue                                                            5,729              4,366
     Income taxes payable                                                        3,794              3,794
     Current portion of notes payable                                            6,500              6,500
                                                                              --------      -------------
         Total current liabilities                                              48,459             57,264

Notes payable (notes 6 and 7)                                                  376,038            257,454
                                                                              --------      -------------
         Total liabilities                                                     424,497            314,718

12%  cumulative redeemable preferred stock (liquidation value $50,000,000 plus accrued and unpaid dividends; 20,002,500 preferred shares authorized;
     45,000 Series A and 5,000 Series B outstanding) (note 8)                   30,830                 --

Commitments and contingencies (note 10)

Stockholders' (deficiency)/equity:
     Common stock, $.01 par value; 70,000,000 shares authorized, shares issued and outstanding 33,562,320 in 1999
         and 33,310,000 in 1998                                                    336                333
     Paid-in capital (notes 6 and 8)                                           264,664            237,954
     Accumulated other comprehensive loss                                      (26,422)              (467)
     Accumulated deficit                                                      (307,729)          (204,164)
                                                                              --------           --------
             Total stockholders' (deficiency)/equity                           (69,151)            33,656
                                                                              --------           --------

             Total liabilities and stockholders' (deficiency)/equity          $386,176           $348,374
                                                                              ========           ========




     See accompanying notes to unaudited consolidated financial statements.




                              @ ENTERTAINMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                                                 Three months ended June 30,         Six months ended June 30,
                                                                ----------------------------        --------------------------
                                                                  1999               1998             1999              1998
                                                                --------           --------         --------          --------
                                                                             (in thousands, except per share data)


Revenues                                                        $ 21,056          $ 12,791          $ 39,855          $ 25,477
Operating expenses:
   Direct operating expenses (note 5)                             40,984            19,609            59,001            28,257
   Selling, general and administrative expenses                   21,589            15,580            37,209            29,027
   Depreciation and amortization                                  13,294             5,980            22,699            10,929
                                                                --------          --------         ---------          --------
Total operating expenses                                          75,867            41,169           118,909            68,213
                                                                --------          --------         ---------          --------

   Operating loss                                                (54,811)          (28,378)          (79,054)          (42,736)

Interest and investment income                                       919               695             2,413             1,545
Interest expense                                                 (12,532)           (3,353)          (24,377)           (7,002)
Equity in (losses)/profits of affiliated companies                (1,555)              451              (530)              721
Foreign exchange loss, net                                          (951)             (121)           (1,989)              (48)
                                                                --------          --------         ---------          --------
   Loss before income taxes and minority interest                (68,930)          (30,706)         (103,537)          (47,520)

Income tax expense                                                    (8)             (229)              (27)             (562)
Minority interest                                                     --               (58)               --              (207)
                                                                --------          --------         ---------          --------
   Net loss                                                      (68,938)          (30,993)         (103,564)          (48,289)

   Accretion of redeemable preferred stock                        (1,227)               --            (2,018)               --
                                                                --------          --------         ---------          --------
Net loss applicable to holders of common stock                  $(70,165)         $(30,993)        $(105,582)         $(48,289)
                                                                ========          ========         =========          ========

Basic and diluted net loss per common share (note 3)            $  (2.10)         $  (0.93)        $   (3.16)         $  (1.45)
                                                                ========          ========         =========          ========



     See accompanying notes to unaudited consolidated financial statements.





                                                                          @ ENTERTAINMENT, INC.
                                                               CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                                                                (UNAUDITED)




                                                       Three months ended June 30,                   Six months ended June 30,
                                                     ---------------------------------           ---------------------------------
                                                       1999                    1998                1999                     1998
                                                     --------                ---------           --------                 --------
                                                                                   (in thousands)

Net loss                                             $(68,938)               $(30,993)           $(103,564)               $(48,289)
Other comprehensive income/(loss):
    Translation adjustment                           $  3,224                $ (1,432)           $ (25,955)               $  1,335
                                                     ---------               ---------           ----------               ---------
Comprehensive loss                                   $(65,714)               $(32,425)           $(129,519)               $(46,954)
                                                     ========                ========            =========                ========




     See accompanying notes to unaudited consolidated financial statements





                              @ ENTERTAINMENT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                             Six months ended June 30,
                                                                           ------------------------------
                                                                             1999                  1998
                                                                           --------              --------
                                                                                   (in thousands)
Cash flows from operating activities:
    Net loss                                                               $(103,564)            $(48,289)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
      Minority interest                                                           --                  207
      Depreciation and amortization                                           22,699               10,929
      Amortization of notes payable discount and issue costs                  16,707                   --
      Equity in losses of affiliated companies                                  (530)                (721)
      Other                                                                      473                1,338
      Changes in operating assets and liabilities:
        Accounts receivable                                                     (201)                  (5)
        Other current assets                                                     977               (3,344)
        Programming and broadcast rights                                      (3,664)              (5,699)
        Accounts payable                                                      (5,789)              15,076
        Income taxes payable                                                      --                  676
        Amounts due to affiliates                                                 --                  691
        Deferred revenue                                                       1,836                 (346)
        Other current liabilities                                                 --                 (221)
                                                                           ---------             --------
             Net cash used in operating activities                           (71,056)             (29,708)
                                                                           ---------             --------
Cash flows from investing activities:
        Construction and purchase of property, plant and equipment           (20,311)             (45,539)
        Other investments                                                     (1,753)                  --
        Purchase of intangibles                                                 (145)                (345)
        Purchase of subsidiaries, net of cash received                            --              (10,559)
                                                                           ---------             --------
             Net cash used in investing activities                           (22,209)             (56,443)
                                                                           ---------             --------
Cash flows from financing activities:
        Proceeds from issuance of notes payable                              109,755                6,468
        Proceeds from issuance of preferred stock and warrants                48,295                   --
        Proceeds from issuance of common stock                                 1,601                   --
        Costs to obtain loans                                                 (5,156)              (2,002)
                                                                           ---------             --------
             Net cash provided by financing activities                       154,495                4,466
                                                                           ---------             --------

             Net increase/(decrease) in cash and cash equivalents             61,230              (81,685)

Cash and cash equivalents at beginning of period                              13,055              105,691
                                                                           ---------             --------
Cash and cash equivalents at end of period                                 $  74,285             $ 24,006
                                                                           =========             ========

Supplemental cash flow information:
        Cash paid for interest                                             $   7,159             $  6,476
                                                                           =========             ========
        Cash paid for income taxes                                         $      53             $    395
                                                                           =========             ========




     See accompanying notes to unaudited consolidated financial statements.

                              @ENTERTAINMENT, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998


1.   BASIS OF PRESENTATION

The information furnished by @Entertainment, Inc. and its subsidiaries ("@Entertainment" or the "Company") has been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations. The accompanying consolidated balance sheets, statements of operations, statements of comprehensive loss and statements of cash flows are unaudited but in the opinion of management reflect all adjustments (consisting only of items of a normal recurring nature) which are necessary for a fair statement of the Company's consolidated results of operations and cash flows for the interim periods and the Company's financial position as of June 30, 1999. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's 1998 Annual Report on Form 10-K filed with the SEC (the "1998 Annual Report"). The interim financial results are not necessarily indicative of the results of the full year.

2.   RECLASSIFICATIONS

Certain amounts have been reclassified in the prior period unaudited consolidated financial statements to conform to the 1999 unaudited consolidated financial statement presentation.

3.   PER SHARE INFORMATION


Basic net loss per share has been computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. The effect of potential common shares (stock options and warrants outstanding) is antidilutive; accordingly, dilutive net loss per share is the same as basic net loss per share.


The following table provides a reconciliation of the numerator and denominator in the net loss per share calculation:




                                                                  Three Months Ended June 30,      Six Months Ended June 30,
                                                                  ---------------------------     --------------------------
                                                                    1999               1998         1999              1998
                                                                  --------           --------     --------          --------
Net loss attributable to common stockholders (in thousands)       $(70,165)          $(30,993)    $(105,582)        $(48,289)

Basic weighted average number of common shares outstanding (in
thousands)                                                          33,408             33,310        33,385           33,310

Net loss per share-basic and diluted                              $  (2.10)          $  (0.93)    $   (3.16)        $  (1.45)



4.   MERGER AGREEMENT

On June 2, 1999, the Company entered into an Agreement and Plan of Merger with United Pan-Europe Communications N.V. ("UPC"), whereby UPC and its wholly-owned subsidiary, Bison Acquisition Corp. ("Bison"), initiated a tender offer to purchase all of the outstanding shares of the Company in an all cash transaction valuing the Company's shares of common stock at $19.00 per share (see note 13 SUBSEQUENT EVENTS--Consummation of UPC Tender Offer and Merger).

5.   D-DTH RECEPTION SYSTEMS

On April 1, 1999, the Company began selling digital direct-to-home ("D-DTH") reception systems to customers. Prior to April 1, 1999, the systems were leased to customers, classified as fixed assets and depreciated over 5 years. Due to this change, the Company now classifies reception systems as inventory. In the three months ended June 30, 1999 the Company wrote down the value of all reception systems--both those acquired in the three months ended June 30, 1999 and those held unsold prior to April 1, 1999 to the net realizable value. The effect of the change was to increase operating loss by approximately $22,218,000 or $0.67 per share for the three and six months ended June 30, 1999.

6.   UNITS OFFERING

On January 22, 1999, the Company sold 256,800 units (collectively, the "Units") to two initial purchasers pursuant to a purchase agreement, each Unit consisting of $1,000 principal amount at maturity of 14 1/2% Senior Discount Notes (the "Notes") due 2009 and four warrants (each a "Warrant"), each initially entitling the holder thereof to purchase 1.7656 shares of common stock, par value $0.01 per share at an exercise price of $9.125 per share, subject to adjustment.

The Notes were issued at a discount to their aggregate principal amount at maturity and, together with the Warrants generated gross proceeds to the Company of approximately $100,003,000 of which $92,551,000 has been allocated to the initial accreted value of the Notes and approximately $7,452,000 has been allocated to the Warrants. The portion of the proceeds that is allocable to the Warrants was accounted for as part of paid-in capital. The allocation was made based on the relative fair values of the two securities at the time of issuance. Costs associated with the Units offering of approximately $4,937,268, including the initial purchasers' discount were capitalized and are being amortized over the term of the Notes using the interest method. Net proceeds to the Company after deducting initial purchasers' discount and offering expenses were approximately $96,000,000.

The Notes are unsubordinated and unsecured obligations. Cash interest on the Notes will not accrue prior to February 1, 2004. Thereafter cash interest will accrue at a rate of 14.5% per annum on the principal amount and will be payable semiannually in arrears on August 1 and February 1 of each year, commencing August 1, 2004. The Notes will mature on February 1, 2009. At any time prior to February 1, 2002, the Company may redeem up to a maximum of 35% of the originally issued aggregate principal amount at maturity of the Notes at a redemption price equal to 117.5% of the accreted value thereof at the redemption date, plus accrued and unpaid interest, if any, to the date of redemption with some or all of the net cash proceeds of one or more public equity offerings; provided, however, that not less than 65% of the originally issued aggregate principal amount at maturity of the Notes remain outstanding immediately after giving effect to such redemption.

The Warrants initially entitle the holders thereof to purchase 1,813,665 shares of common stock, representing, in the aggregate, approximately 5% of the outstanding common stock on a fully-diluted basis (using the treasury stock method) immediately after giving effect to the Units offering and the Company's offering of Series A 12% Cumulative Preference Shares and Series B 12% Cumulative Preference Shares (see note 8 PREFERENCE OFFERINGS). The Warrants are exercisable at any time and will expire on February 1, 2009.

Pursuant to the Indenture governing the Notes, the Company is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness;
(ii) limitation on restricted payments; (iii) limitation on issuance and sales of capital stock of restricted subsidiaries; (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on issuance of guarantees of indebtedness by restricted subsidiaries; (vii) purchase of Notes upon a change of control; (viii) limitation on sale of assets; (ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries;
(x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenants.

The Company filed a registration statement on Form S-4 with the SEC in connection with an offer to exchange the Notes for 14 1/2% Series B Senior Discount Notes due 2009 (the "Exchange Notes"). The registration statement was declared effective on May 13, 1999. The Warrants and shares of common stock underlying the Warrants issued in the Units offering were registered on a registration statement on Form S-3. This registration statement was declared effective on July 2, 1999.

7.   SERIES C NOTES OFFERING

On January 20, 1999, the Company sold $36,001,000 aggregate principal amount at maturity of Series C Notes (collectively the "Series C Notes") due 2008. The Series C Notes are senior unsecured obligations of the Company ranking PARI PASSU in right of payment with all other existing and future unsubordinated obligations of the Company. The Series C Notes were issued at a discount to their aggregate principal amount at maturity and generated gross proceeds to the Company of approximately $9,815,000. Net proceeds to the Company after deducting the initial purchaser's discount and offering expenses were approximately $9,500,000. Cash interest on the Series C Notes will not accrue prior to July 15, 2004. Thereafter cash interest will accrue at a rate of 7.0% per annum on the principal amount at maturity, and will be payable semiannually in arrears on July 15 and January 15 of each year commencing January 15, 2005. The Series C Notes will mature on July 15, 2008.

Pursuant to the Series C Indenture governing the Series C Notes, the Company is subject to certain restrictions and covenants, including, without limitation, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on issuance and sales of capital stock of restricted subsidiaries; (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on guarantees of indebtedness by restricted subsidiaries; (vii) purchase of Notes upon a change of control; (viii) limitation on sale of assets; (ix) limitation on dividends and other payment restrictions affecting restricted subsidiaries;
(x) limitation on investments in unrestricted subsidiaries; (xi) limitation on lines of business; and (xii) consolidations, mergers and sales of assets. The Company is in compliance with these covenants.

Costs associated with the Series C Notes offering of approximately $319,000 were capitalized and are being amortized over the term of the Series C Notes using the interest method.

8.   PREFERENCE OFFERINGS

On January 22, 1999, the Company sold 50,000 (45,000 Series A and 5,000 Series
B) 12% Cumulative Redeemable Preference Shares (collectively the "Preference Shares") and 50,000 Warrants (each a "Preference Warrant") each Preference Warrant initially entitling the holders thereof to purchase 110 shares of common stock, par value $0.01 per share, of the Company at an exercise price of $10.00 per share, subject to adjustment. The Preference Shares together with the Preference Warrants generated gross proceeds to the Company of $50,000,000 of which approximately $28,812,000 has been allocated to the initial unaccreted value of the Preference Shares (net of commissions and offering costs payable by the Company of approximately $1,700,000), and approximately $19,483,000 has been allocated to the Preference Warrants. Dividends (whether or not earned or declared) will cumulate on a daily basis from the original issue date and will be payable semi-annually in arrears on March 31 and September 30 of each year, commencing on March 31, 1999 (each a "Dividend Payment Date") to holders of record on the fifteenth day immediately preceding the relevant Dividend Payment Date. The Company at its option may, but shall not be required to, redeem in U.S. dollars for cash the Preference Shares, at any time on or after March 31, 2000, in whole or in part, at the redemption price of 112% of the sum of (i) the Initial Liquidation Preference ($50,000,000 in the aggregate) and (ii) accumulated and unpaid dividends, if any, to the date of redemption. On January 30, 2010, the Company will be required (subject to contractual and other restrictions on the ability to redeem capital stock) to redeem all outstanding Cumulative Preference Shares, at a price in U.S. dollars equal to the Initial Liquidation Preference thereof plus all accumulated and unpaid dividends thereon (if any) to the date of redemption. The Company will not be required to make sinking fund payments with respect to the Cumulative Preference Shares. The Preference Shares have been recorded at their redemption value on January 30, 2010 discounted at approximately 17.6% to June 30, 1999. The Company periodically accretes from paid-in capital an amount that will provide for the redemption value at January 30, 2010.

The Series A 12% Cumulative Redeemable Preference Shares, the Series A 12% Cumulative Redeemable Preference Shares, and the Preference Warrants issued in the Preference offering were registered on a registration statement on Form S-3. This registration statement was declared effective on July 2, 1999.

9.   EXERCISE OF WARRANTS

In June 1999, certain holders of warrants exercised their right to purchase shares of common stock of the Company. The warrant holders exercised a total of 87,940 warrants of which 64,200 related to the 14 1/2% Senior Discount Notes due 2009 and 23,740 related to the 14 1/2% Senior Discount Notes due 2008. The Company issued 156,320 shares of common stock for total cash proceeds of $1,601,000.

10.  COMMITMENTS AND CONTINGENCIES

PROGRAMMING, BROADCAST AND EXHIBITION RIGHTS

The Company has entered into long-term programming agreements and agreements for the purchase of certain exhibition or broadcast rights with a number of third party content providers for its digital direct-to-home ("D-DTH") and cable systems. The agreements have terms which range from one to seven years and require that the license fees be paid either at a fixed amount payable at the time of execution or based upon a guaranteed minimum number of subscribers connected to the system each month. At June 30, 1999, the Company had an aggregate minimum commitment in relation to these agreements of approximately $202,024,000 over the next seven years, approximating $29,872,000 for the remainder of 1999, $35,356,000 in 2000, $38,453,000 in 2001, $40,589,000 in
2002, $29,218,000 in 2003 and $28,536,000 in 2004 and thereafter.

PURCHASE COMMITMENTS

As of June 30, 1999, the Company had an aggregate minimum commitment toward the purchase of the D-DTH reception systems from Philips Business Electronics B.V. ("Philips") of approximately $87,730,000 by June 30, 2000.

LITIGATION AND CLAIMS

From time to time, the Company is subject to various claims and suits arising out of the ordinary course of business. While the ultimate result of all such matters is not presently determinable, based upon current knowledge and facts, management does not expect that their resolution will have a material adverse effect on the Company's consolidated financial position or results of operations. (See also note 11 ARBITRATION RELATING TO TELEWIZYJNA KORPORACJA PARTYCYPACYJNA and note 13 SUBSEQUENT EVENTS - PCBV Minority Stockholders' Claim)

11.  ARBITRATION RELATING TO TELEWIZYJNA KORPORACJA PARTYCYPACYJNA

On April 17, 1998, the Company signed a binding letter of intent with Telewizyna Korporacja Partycypacyjna ("TKP"), the parent company of Canal+ Polska, to form a joint venture for the purpose of bringing together @ Entertainment's Wizja TV programming service and the Canal+ Polska premium pay-television channel and providing for the joint development and operation of a digital direct-to-home television service in Poland.

The definitive agreements were not agreed and executed by the parties by the date set forth in the letter of intent (the "Signature Date"). Therefore, the Company terminated the letter of intent on June 1, 1998. TKP and its shareholders have informed the Company that they believe the Company did not have the right to terminate the letter of intent. Under the terms of the letter of intent, TKP is obligated to pay the Company a $5,000,000 break-up fee if the definitive agreements were not executed by the Signature Date, unless failure to obtain such execution was caused by the Company's breach of any of its obligations under the letter of intent. If there were any such breach by the Company, the Company would be obligated to pay TKP $10,000,000. However, if any breach of the letter of intent by TKP caused the definitive agreements not to be executed, TKP would be obligated to pay the Company a total of $10,000,000 (including the $5,000,000 break-up fee). In the event that TKP fails to pay the Company any of the above-referenced amounts owed to the Company, TKP's shareholders are responsible for the payment of such amounts.

The Company has demanded monies from TKP as a result of the failure to execute the definitive agreements by the Signature Date. While the Company was waiting for the expiration of the 10-day period for payment of the break-up fee, TKP initiated arbitration proceedings before a three-member arbitration panel in Geneva, Switzerland. In their claim, TKP and its shareholders have alleged that the Company breached its obligations to negotiate in good faith and to use its best efforts to agree and execute the definitive agreements and claimed the Company is obligated to pay TKP $10,000,000 pursuant to the letter of intent. The Company has answered and brought counterclaims against TKP and its shareholders. The arbitration hearings were conducted in Geneva in June 1999. A decision is expected to be rendered by the end of 1999. The Company does not believe that the outcome of the arbitration proceedings will have a material adverse effect on the Company's business, financial condition or results of operations.

12.  SEGMENT INFORMATION

The Company operates in three business segments: (1) cable television, (2) D-DTH television and programming, and (3) corporate. The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. In addition to other operating statistics, the Company measures its financial performance by EBITDA, an acronym for earnings before interest, taxes, depreciation and amortization. The Company defines EBITDA to be net loss adjusted for interest and investment income, depreciation and amortization, interest expense, foreign currency gains and losses, equity in losses of affiliated companies, income taxes and minority interest. The items excluded from EBITDA are significant components in understanding and assessing the Company's financial performance. The Company believes that EBITDA and related measures of cash flow from operating activities serve as important financial indicators in measuring and comparing the operating performance of media companies. EBITDA is not a U.S.GAAP measure of loss or cash flow from operations and should not be considered as an alternative to cash flows from operations as a measure of liquidity.


                                                           SELECTED SEGMENT DATA
                                                   (unaudited in thousands of US dollars)


                                                          D-DTH and
                                          Cable          Programming        Corporate           Total
                                        ---------        -----------        ----------        ----------
THREE MONTHS ENDED JUNE 30, 1999
Revenues from external customers        $ 15,481          $  5,575           $    --           $ 21,056
Intersegment revenues                         --             5,218                --              5,218
Operating loss                            (6,116)          (45,595)           (3,100)           (54,811)
EBITDA                                       149           (38,571)           (3,095)           (41,517)
Segment total assets                     174,063           143,416            68,697            386,176

THREE MONTHS ENDED JUNE 30, 1998

Revenues from external customers        $ 12,478          $    313           $    --           $ 12,791
Intersegment revenues                         --                --                --                 --
Operating loss                            (2,604)          (23,732)           (2,042)           (28,378)
EBITDA                                     2,481           (22,837)           (2,042)           (22,398)
Segment total assets                     195,326            77,471            11,961            284,758

SIX MONTHS ENDED JUNE 30, 1999

Revenues from external customers        $ 30,264          $  9,591           $    --           $ 39,855
Intersegment revenues                         --            10,350                --             10,350
Operating loss                            (10,380)         (63,913)           (4,761)           (79,054)
EBITDA                                      1,834          (53,436)           (4,753)           (56,355)
Segment total assets                      174,063          143,416            68,697            386,176

SIX MONTHS ENDED JUNE 30, 1998

Revenues from external customers        $ 24,571          $    906           $    --           $ 25,477
Intersegment revenues                         --                --                --                 --
Operating loss                            (3,540)          (35,416)           (3,780)           (42,736)
EBITDA                                     6,380           (34,407)           (3,780)           (31,807)
Segment total assets                     195,326            77,471            11,961            284,758





13.  SUBSEQUENT EVENTS

EXERCISE OF WARRANTS

In July and August 1999, certain warrant holders exercised their right to purchase shares of common stock of the Company. The warrant holders exercised a total of 203,800 and 7,600 warrants issued with the 14 1/2% Senior Discount Notes due 2008 and 14 1/2% Senior Discount Notes due 2009, respectively. In connection with the exercise of these warrants, the Company issued 382,296 shares of common stock for total cash proceeds of approximately $4,992,000.

ACQUISITIONS

Subsequent to June 30, 1999, a subsidiary of the Company entered into an agreement to acquire 100% of a cable television system for a total consideration of approximately $7,330,000. The consummation of this transaction is subject to Polish Ministry of Telecommunications approval. The acquisition will be accounted for under the purchase method where the purchase price will be allocated to the underlying assets and liabilities based upon their estimated fair values and any excess to goodwill. The acquisition is not expected to have a material effect on the Company's results of operations in 1999.

Subsequent to June 30, 1999, a subsidiary of the Company purchased all of the assets and subscriber lists of a cable television system for a total consideration of approximately $2,800,000. The purchase will be accounted for under the purchase method where the purchase price will be allocated to the underlying assets based upon their estimated fair values and any excess to goodwill.

CONSUMMATION OF UPC TENDER OFFER AND MERGER

The tender offer, initiated pursuant to the Agreement and Plan of Merger with UPC and Bison, closed at 12:00 midnight on August 5, 1999. On August 6, 1999, Bison reported that it had accepted for payment a total of 33,701,073 shares of the Company's common stock (including 31,208 shares tendered pursuant to notices of guaranteed delivery) representing approximately 99% of the Company's outstanding shares of common stock. In addition UPC has acquired 100% of the outstanding Series A and Series B 12% Cumulative Preference Shares of the Company.

Also on August 6, 1999, Bison was merged with and into the Company. Accordingly, the Company became a wholly-owned subsidiary of UPC. UnitedGlobalCom, Inc. is a 62% stockholder of UPC.

These transactions constitute a "Change of Control" as that term is defined in the indentures governing the Company's 14 1/2% Series B Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2008, Series C Senior Discount Notes due 2008, 14 1/2% Series B Senior Discount Notes due 2009, and 14 1/2% Senior Discount Notes due 2009 (collectively, the "Notes") and the 9 7/8% Senior Notes due 2003 and 9 7/8% Series B Senior Notes due 2003 of PCI, the Company's indirect subsidiary (collectively, the "PCI" Notes"). In accordance with the terms of the indentures governing the Notes, the Company will be required to make an offer to repurchase the Notes at 101% of their accreted value plus accrued and unpaid interest. In accordance with the terms of the indenture governing the PCI Notes, PCI will be required to make an offer to repurchase the PCI Notes at 101% of their principal amount plus accrued and unpaid interest. Such an offer will only be made in an offer to purchase.

PCBV MINORITY STOCKHOLDERS' CLAIM

On or about July 8, 1999, five minority shareholders (the "minority shareholders") of Poland Cablevision (Netherlands) B.V. ("PCBV"), an indirect subsidiary of the Company, filed a lawsuit, Civil Action No. C2-99-621, against the Company, Poland Communications, Inc. ("PCI"), Advent Capital Corporation, Chase Enterprises, Inc., Chase International Corporation, Goldman, Sachs & Co., UPC, Cheryl Chase, and Arnold Chase, in the United States District Court, for the Southern District of Ohio, Eastern Division.

The relief sought by the minority shareholders includes: (1) unspecified damages in excess of $75,000, (2) an order lifting the restrictions against transfer of shares set forth in the Shareholders' Agreement among PCBV's shareholders, as amended (the "Shareholders' Agreement"), so that the minority shareholders can liquidate their shares in PCBV, (3) damages in the amount of 1.7 percent of the anticipated payment by UPC for the shares of the Company as set forth in the Agreement and Plan of Merger between the Company and UPC dated June 2, 1999, and
(4) attorneys' fees and costs incurred in prosecuting the lawsuit; and such other relief as the Court deems just and proper.

The amended complaint sets forth eight claims for relief based on allegations that the defendants, including the Company and PCI, committed the following wrongful acts: (1) breached a covenant not to compete contained in the Shareholders' Agreement prohibiting any shareholders of PCBV from having any direct or indirect interest in any aspect of the cable television business in Poland, as a result of the Company's and PCI's cable and D-DTH operations in Poland, (2) breached a covenant in the Shareholders' Agreement requiring that any contract entered into by PCBV with any other party affiliated with PCI be commercially reasonable or be approved by certain of the minority shareholders, by causing PCBV to enter into certain management and service agreements that were allegedly not commercially reasonable and/or were not approved by certain minority shareholders, (3) breached a provision in the Shareholders' Agreement that allegedly required co-defendant Chase International Corp. ("CIC") to offer the minority shareholders the right to participate in certain sales of PCBV shares and that required CIC to give written notice of any offer to purchase the minority shareholders' shares in PCBV, by failing to provide the minority shareholders with the right to participate in or with written notice of offers to purchase, (4) breached their fiduciary duty to the minority shareholders by failing to provide them with written notice of any offers to purchase PCBV's stock and with timely information and periodic reports about the financial condition or business or operating results of PCBV, (5) breached the agreement between PCBV and CIC, which allegedly limited the amount of management fees that could be paid annually by PCBV to CIC to $250,000, by causing PCBV to enter into management agreements with other subsidiaries of PCI calling for payment of annual management fees in excess of $250,000, (6) made false and misleading statements in (a) PCI's offering memorandum by referring to negotiations between PCI and the minority shareholders and to PCI's alleged offer to purchase their outstanding shares in PCBV, which negotiations and offer allegedly never transpired, (b) the Company's offering memoranda by indicating that PCI agreed to share the profits of its subsidiaries with the minority shareholders on a PRO RATA basis and to purchase their outstanding shares in PCBV, which agreements allegedly were never made and which negotiations allegedly never occurred, and
(c) the Company's Forms 10-K by referring to a supplemental agreement under which PCI agreed to share the profits of entities in which it has a direct or indirect ownership interest with the minority shareholders on a PRO RATA basis and under which PCI agreed to share 7.7 percent of the profits from competing endeavors with the minority shareholders, which supplemental agreement allegedly was never made; (7) colluding to defraud the minority shareholders by failing to make reference in certain Forms 8-K, 8-K/A and 14D-1 to the minority shareholders or their alleged rights and claims, and (8) colluding to divert assets of PCBV to affiliates of PCI and PCBV, including the Company, that allegedly compete with PCI and PCBV by failing to make reference in certain Forms 8-K, 8-K/A and 14D-1 to the minority shareholders or their alleged rights and claims and by failing to provide any information to the minority shareholders so that they could value their rights and claims.

The Company intends to defend the lawsuit vigorously. The Company has also conducted negotiations to purchase the minority shareholders' outstanding shares in PCBV and may engage in such negotiations in the future. If the negotiations produce a sale by the minority shareholders of their shares in PCBV to the Company, the lawsuit would most likely be terminated. The Company is unable to predict the outcome of those negotiations.

                        NBS NORDIC BROADBAND SERVICES AB

                              ADMINISTRATION REPORT

   Ownership

      NBS Nordic Broadband Services AB ("NBS") is the parent company of the Stjarnan Multimedia group. NBS is among others owned by Scandinavian Equity Partners Ltd. On May 6, 1998 all the shares of the subsidiary Stjarnan Multimedia Invest AB (last year called Singapore Telecom International Svenska
AB) were acquired. The purchase price was kSEK 730,000 paid in cash.


   Information concerning the operations

      NBS shall, by itself or through wholly- or partially-owned subsidiaries, operate within telecommunications and cable television and other similar businesses. The operations have taken place in Greater Stockholm.


   Significant events during the year

      The subsidiary StjarnTVnatet AB (556497-8210), previously Stjarnan Multimedia Invest, merged on November 13, 1998 with the former subsidiary StjarnTVnatet AB (556000-4391). The accounting for this merger has been performed in accordance with the draft recommendation of "Accounting of merger regarding a wholly-owned subsidiary" from the Swedish Accounting Standards Board.

      Stjarnan Multimedia AB has during the year issued shares, warrants and convertible loans.


   Significant events subsequent to year end

      The subsidiary StjarnTVnatet AB acquired on February 1, 1999 Stockholms Kabel TV AB, a cable television operator in Stockholm. Stockholms Kabel TV has approximately 7,000 connected households.

                        NBS NORDIC BROADBAND SERVICES AB

               CONSOLIDATED INCOME STATEMENT FOR 1998 (SEK 000's)

  Net sales.....................................................     189,148
                                                                     -------
                                                                     189,148
Operating expenses
Program and distribution costs..................................     (77,324)
Other external costs............................................     (46,459)
Personnel costs (Note 1)........................................     (29,265)
                                                                     --------
Total operating expenses excluding depreciation.................    (153,048)

Operating profit before depreciation............................      36,100
Depreciation of tangible and intangible fixed assets (Note 2)...     (45,597)
Operating loss..................................................      (9,497)

Result from financial investments
Other interest income and similar items (Note 3)................       5,415
Interest expense and similar items (Note 3).....................     (19,676)
Loss after financial items......................................     (23,758)
Deduction acquired profit (Note 9)..............................      (1,027)
Tax on current year result (Note 4).............................      (2,924)
                                                                      -------
NET LOSS FOR THE YEAR...........................................     (27,709)
                                                                     ========

                        NBS NORDIC BROADBAND SERVICES AB

         CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1998 (SEK 000's)

  ASSETS
Fixed assets Intangible assets (Note 2)
Goodwill.................................................  503,679
Improvement expenses on others property..................      915
                                                           -------
                                                           504,594
Tangible assets (Note 2)
Equipment, tools fixtures and fittings...................  103,877
Construction   in  progress   and  advance   payments  for
  tangible assets........................................   43,586
                                                           147,463
                                                           -------
     Total fixed assets..................................  652,057
Current assets
Current receivables
Accounts receivable--trade...............................   15,404
Other receivables........................................    2,313
Prepaid expenses and accrued income (Note 5).............    3,158
                                                           -------
                                                            20,875
Current investments
Other current investments................................   80,000
Cash and bank balances...................................   84,499
                                                           -------
     Total current assets................................  185,374
                                                           -------
     TOTAL ASSETS........................................  837,431
                                                           =======
EQUITY AND LIABILITIES
Equity (Note 6)
Restricted equity
Share capital  (22,700,000  shares at a par value of SEK 1
  each)..................................................   22,700
Other restricted capital.................................    3,788
                                                           -------
                                                            26,488
                                                           -------
Non-restricted equity
Non-restricted reserves..................................  202,500
Loss for the year........................................  (27,709)
                                                           -------
                                                           174,791
                                                           -------
     Total equity........................................  201,279

Provision
Deferred tax liability...................................   25,071
                                                          --------
     Total provisions....................................   25,071

Long-term liabilities
Interest-bearing
Liabilities to credit institutions (Note 10).............  297,500
Other liabilities (Note 11)..............................    4,264
                                                           -------
     Total long-term liabilities.........................  301,764

Current liabilities
Interest-bearing
Liabilities to credit institutions (Note 10).............  223,500
Non-interest-bearing
Accounts payable--trade...................................  23,696
Income tax liabilities...................................    5,983
Other liabilities........................................    4,266
Accrued expenses and deferred income (Note 7)............   51,872
                                                          --------
     Total current liabilities...........................  309,317
                                                           -------
     TOTAL EQUITY AND LIABILITIES........................  837,431
                                                           =======
Memorandum items
PLEDGED ASSETS AND CONTINGENT LIABILITIES
Pledged assets (Note 8)..................................  480,164
Contingent liabilities (Note 8)..........................   11,994

                        NBS NORDIC BROADBAND SERVICES AB

              CONSOLIDATED CASH FLOW STATEMENT FOR 1998 (SEK 000's)

  CASH FLOWS FROM OPERATING ACTIVITIES
Net sales................................................     189,148
Operating expenses.......................................    (153,048)
                                                             ---------
Net cash flow before changes in working capital..........      36,100
Increase (-) decrease (+) of operating receivables.......      (6,714)
Increase (+) decrease (-) of operating liabilities.......      99,212
                                                              --------
Net cash flow from operations............................     128,598
Received interest and result from current investments....       5,415
Paid interest............................................     (19,676)
Paid income-taxes........................................      (1,790)
                                                              --------
Net cash flow provided by operating activities...........     112,547
CASH FLOW FROM INVESTING ACTIVITIES
Deduction of investments.................................      75,000
Investments in fixed assets..............................     (55,829)
Investments in shares....................................    (752,037)
                                                             ---------
Net cash flow from investing activities..................    (732,866)
CASH FLOW FROM FINANCING ACTIVITIES
Payments regarding options...............................       1,988
Shareholder's contribution...............................     202,500
New share issue..........................................      24,400
Raised loans.............................................     472,264
Amortisation of loan.....................................      (9,000)
                                                             ---------
Net cash flow from financing activities..................     692,152
CHANGE IN CASH AND BANK..................................      71,833
Cash and bank at beginning of year.......................      12,666
Cash and bank at end of year.............................      84,499

                        NBS NORDIC BROADBAND SERVICES AB

                        NOTES TO THE FINANCIAL STATEMENTS

Principles Used in Preparing the Consolidated Financial Statements

      These consolidated financial statements represent a financial year that deviate from NBS statutory financial year. Audited statutory accounts for NBS in 1998 have been filed for the period January 3, 1997 to June 30, 1998 and July 1, 1998 to December 31, 1998.

      NBS acquired StjarnTVnatet AB on May 6, 1998. StjarnTVnatet AB is included in the statutory accounts from April 1, 1998. The following information and principles have been used to prepare these financial statements:


   Income statement

      i) Income statements for the two statutory financial periods ended in 1998 have been added together to show operations during 1998.

      ii) StjarnTVnatet AB is included in the statutory accounts as of April 1, 1998 and its revenues and costs are included in the accounts as of that date. In order to include StjarnTVnatet AB as of May 6, 1998, the net profit relating to StjarnTVnatet AB for the period April 1, 1998 to May 5, 1998 has been eliminated (see also Note 9).


   Balance sheet

      ii) The balance sheet as presented is the audited balance sheet as of December 31, 1998. The presented balance sheet differs in one respect from the statutory accounts. Correction has been made in the balance sheet for the loss brought forward referring to the loss reported for the period January to June 1998 which has been included in the loss for 1998.

      The following notes and comments to the financial statements are translations from the audited statutory accounts. Certain information relating to the parent company has been included even though its statutory financial statements has been left out.


Accounting Principles and Annual Report Information

   Consolidated accounts

      The group accounts have been consolidated in accordance with acquisition accounting. In addition to the parent company's equity, the group equity includes the subsidiaries' results generated after the acquisition date. Goodwill is calculated as the difference between the group acquisition value of the subsidiaries', shares and the actual value of acquired identifiable assets and liabilities, at the time of acquisition. Goodwill is depreciated according to plan.

      The consolidated accounts consist of the annual accounts for all subsidiaries. A subsidiary is a company in which the parent company, directly or indirectly, owns shares representing more than 50% of the votes.

      There are no appropriations or untaxed reserves recorded in the consolidated accounts. Instead, deferred taxes related to untaxed reserves are shown in the consolidated income statement as part of the group tax expense. The proportion of equity in appropriations and untaxed reserves is shown in the income statement as part of the profit for the year and in the balance sheet as restricted equity. A revaluation of the deferred tax liability is made every year at the prevailing tax rate, currently 28 percent, and is recorded in the consolidated income statement as part of the tax expense for the year.


Other principles

      Assets and liabilities are valued at acquisition value unless otherwise stated.

      Trade receivables are valued at amounts deemed collectable.

      Receivables and liabilities in foreign currency are valued at closing day rates.

      Premiums received from sales of warrants are accounted for in restricted equity as Share premium reserve.

      Depreciation according to plan on intangible and tangible fixed assets is based on the acquisition value and expected economic life of each asset.


   Equipment

      Machinery and equipment have been depreciated according to plan, which is based on an economic life of 3 and 5 years respectively.


   Distribution plants

      Plants have been depreciated according to plan, which is based on an economic life of 3, 7 or 10 years.


   Improvement expenses on others property

      Improvement expenses have been depreciated according to plan, which is based on an economic life of 20 years.


   Goodwill

      Goodwill related to the acquisition of the StjarnTVnatet Group, formerly Stjarnan Multimedia Invest Group, is depreciated on a straight-line basis over a 20 year period. The length of the depreciation period is due to the long-term strategic nature of the acquisition and the duration of the essential underlying contracts with the real estate owners concerning cable installations. Furthermore, the name StjarnTV is well established on the market.


Notes (SEK 000's)

   Note 1 Average number of employees, salaries, other remuneration and payroll overhead

      Number of employees:

     Men  .            34
     Women   .         27
          Total....    61

      Salaries, other remuneration and payroll overhead:

     Board of Directors and Managing Director
     Salaries and other remuneration...............     4,655
     (of which is bonus)...........................    (2,561)
     Pension costs.................................       446
     Other employees
     Salaries and other remuneration...............    14,120
                                                       ------
     Total
     Salaries and other remuneration...............    18,775
     Payroll overhead..............................     7,845
     (of which are pension costs)..................    (1,153)

                        NBS NORDIC BROADBAND SERVICES AB

      The Managing Director is covered by an employment contract according to which the notice period is 6 months. In addition to this, severance pay equal to a remuneration for a 12 month is payable, if the notice is served by the Group. There are no other pension commitments than those stated above.


   Note 2   Intangible and tangible fixed assets

  Intangible assets
Improvement expenses on others property
Opening cost value...........................        --
Purchases....................................        927
Closing cost value...........................        927
Opening accumulated depreciation.............        --
Depreciation for the year....................        (12)
                                                 --------
Closing accumulated depreciation.............        (12)
Residual value according to plan.............        915
Goodwill
Opening cost value...........................    522,226
                                                ---------
Closing cost value...........................    522,226
Depreciation for the year....................    (18,547)
                                                ---------
Closing accumulated depreciation.............    (18,547)
Residual value according to plan.............    503,679

  Equipment, tools fixtures and fittings of which;


1. Distribution plants
Cost value
Opening cost value.................................     231,732
Purchases..........................................       2,399
Completed projects.................................       6,451
                                                        --------
Closing cost value.................................     240,582
Depreciation according to plan
Opening accumulated depreciation...................    (121,363)
Depreciation for the year..........................     (25,590)
                                                        --------
Closing accumulated depreciation...................    (146,953)
Residual value according to plan...................      93,629

                        NBS NORDIC BROADBAND SERVICES AB

  2. Equipment
Cost value
Opening cost value...................................     10,519
Purchases............................................      8,737
Disposals............................................     (2,822)
                                                          -------
Closing cost value...................................     16,434
Depreciation according to plan
Opening accumulated depreciation.....................     (7,561)
Disposals............................................      2,822
Depreciation for the year............................     (1,447)
                                                          -------
Closing accumulated depreciation.....................     (6,186)
Residual value according to plan.....................     10,248
Total residual value according to plan...............    103,877
Construction in progress and advanced payments
  for tangible assets
Opening cost value...................................      6,273
Purchases............................................     45,998
Completed projects...................................     (6,451)
Reclassification.....................................     (2,234)
                                                          -------
Closing cost value...................................     43,586


Leasing

      The Group has entered into the following operating lease agreements related to premises:

     Future minimum lease payments in:
     1999 .                                                          3,400
     2000 .                                                          3,400
     2001 .                                                          3,400
     After 2001:................................................     5,950

The rent for 1998 has amounted to 2,958.

The Group leases ducts and the use of fibre optical cable. The duration of the contract is 20 years and it follows generally accepted market terms.

The Group has also to a lesser extent leasing agreements regarding cars, office equipment and small offices. All contracts follow generally accepted market terms.

Note 3   Other interest income and interest expense

     Interest income............................................     5,415
     Interest expense...........................................    19,676

There are no intra-group interest income or expense included above.

Note 4   Tax on current year result

     Current tax paid on the profit for this and earlier years.      1,790
     Deferred taxes.............................................     1,134
                                                                     -----
          Total.................................................     2,924

                        NBS NORDIC BROADBAND SERVICES AB

   Note 5   Current receivables

  Prepaid expenses and accrued income
Prepaid rent.................................          997
Accrued interest income......................          106
Other........................................        2,055
                                                     -----
Total........................................        3,158

Note 6   Equity

                                                                      Non-
                                                          Restricted  restricted Profit/loss
                                                   Share   reserves   reserves   for the
                                                  capital                         year

Opening balance..............................        100
Unconditional shareholder's contribution.....                          202,500
Options granted..............................                  1,988
New share issue..............................     22,600       1,800
Loss for the year............................                                    (27,709)
                                                  --------     -----   -------   --------
Closing balance..............................     22,700       3,788   202,500   (27,709)

Each share corresponds to one vote.

NBS has during the year issued two subordinated loans with detachable warrants. The subordinated loans and the warrants were subscribed by StjarnTVnatet AB. The subordinated loans and the warrants have been sold on their due date.

The warrants Series I allows the subscription of 1,820,000 new shares in NBS at an issue price of SEK 16. The period of application for the subscription of shares is between the October 20, 1998 and October 20, 2004.

The warrants Series II allows the subscription of 2,040,000 new shares in NBS at an issue price of SEK 25. The period of application for the subscription of shares is between the October 20, 1998 and the October 20, 2004.

Note 7   Accrued expenses and deferred income


Accrued costs of personnel...................        3,069
Accrued program costs........................        4,111
Deferred income..............................       27,867
Other........................................       16,825
                                                    ------
Total........................................       51,872


   Note 8   Pledged assets and contingent liabilities

  Pledged assets
Shares in subsidiary.....    480,164
                             -------
Total....................    480,164
Contingent liabilities
Guarantees...............        321
Royalty commitment.......     11,673
                             -------
Total....................     11,994

                        NBS NORDIC BROADBAND SERVICES AB

      The indirectly owned subsidiary SpaceNet AB has in a prior year entered into a royalty agreement with NUTEK and with Industrifonden, according to which NBS is obliged to pay royalty on certain sales until the end of the contract period in 2000 and 2005, respectively. The royalty commitment including an annual interest is limited to 11,673, of which 9,673 refers to Industrifonden.


   Note 9   Acquired profit

      All shares in Stjarnan Multimedia Invest AB were acquired on May 6, 1998. Acquired profit relate to the period April 1, 1998 to May 5, 1998.


   Note 10   Liabilities to credit institutions

  Liabilities to credit institutions
Current liabilities
Due within 1 year.......................    223,500
Long-term liabilities
Due between 1 and 5 years...............    297,500
Due after 5 years.......................         --
Total liabilities to credit institutions    521,000
 .

Note 11   Convertible loan

Outstanding loan amount.................      4,264

      The loan is due on October 20, 2006, unless conversion has been made before that date. The loan bears an annual interest equivalent to twelve months STIBOR plus 1.7 %. The conversion rate is set at SEK 16 per share. The outstanding loan entitles to conversion to 404,000 new shares in NBS.


   Note 12   Participation in group companies



                                          Corporate                            Portion   Net book
                                          identity      Regist-     Number of     of       value
Directly owned:                            number     ered office   shares      equity      Dec
                                                                                  %       31, 1998

StjarnTVnatet AB......................     556497-8210      Sthlm   50,000,000    100     752,037

Indirectly owned:
SpaceNet AB...........................     556226-4589      Sthlm           --    100          --
Stockholms Stads Televisions AB.......     556070-3547      Sthlm           --    100          --
StjarnTV AB...........................     556308-7534      Sthlm           --    100          --

Note 13   US GAAP reconciliation

The accounting policies followed in preparation for the consolidated financial statements differ in some respect to the generally accepted accounting principles in the United States.

                        NBS NORDIC BROADBAND SERVICES AB

      The principle differences between Swedish GAAP and US GAAP are presented below together with explanations of the adjustments that affect consolidated net loss, total equity and total assets as of the year ended December 31, 1998.

     Reconciliation of Net Loss
          Swedish GAAP Net Loss............................      (27,709)
          Leases...........................................       (4,980)
          Goodwill amortization............................       (1,177)
          Deferred tax effect on US GAAP adjustment........        1,394
                                                               ----------
          US GAAP Net Loss.................................      (32,472)

     Reconciliation of Equity
          Swedish GAAP Equity..............................      201,279
          Leases...........................................       (4,980)
          Goodwill amortization............................       (1,177)
          Deferred tax effect on US GAAP adjustment........        1,394
                                                               ----------
          US GAAP Equity...................................      196,516

     Reconciliation of Assets
          Swedish GAAP Assets..............................      837,431
          Leases...........................................      188,533
          Goodwill.........................................       35,053
                                                               ---------
          US GAAP Assets...................................    1,061,017
                                                               =========

Leases

The Group leases certain equipment which in accordance with Swedish GAAP is treated as operating leases. For US GAAP purposes these leases fall under the criteria for capitalization in accordance with FAS 13 and should thus be capitalized. The reclassified leases have been recorded as assets and obligations at their estimated fair value in the above reconciliation. At the acquisition by EQT, lease obligations exceeded leased assets by SEK36.2 million and this amount has been accounted for as goodwill. Depreciation has been computed principally using the straight-line method over the estimated useful lives of assets, 20 years.

                        NBS NORDIC BROADBAND SERVICES AB

                        REPORT BY THE INDEPENDENT AUDITOR

      I have audited the consolidated balance sheet of NBS Nordic Broadband Services AB (publ) ("NBS"), Sweden, for the year ended December 31, 1998 and the related consolidated statements of income and cash flows for the year then ended. The consolidated financial statements are derived from audited accounts for the period January 3, 1997 to June 30, 1998 and July 1, 1998 to December 31, 1998 prepared in accordance with Swedish GAAP as described in Principles Used in Preparing the Consolidated Financial Statements in the Notes to the attached financial statements. The significant differences between accounting principles generally accepted in Sweden and those generally accepted in the United States of America so far as concerns the financial statements referred to are summarized in Note 13 on which we have performed an examination including such procedures as we considered necessary in the circumstances. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

      I conducted my audit in accordance with auditing standards generally accepted in Sweden which are substantially the same as those generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall presentation of the financial statement. I believe that my audit provides a reasonable basis for my opinion.

      NBS is registered in Sweden and maintains accounting records and prepare its financial statements in accordance with generally accepted accounting principles in Sweden and in the currency of SEK. The accompanying financial statements have solely been prepared on the request of NBS and are intended solely for a fair presentation of the legal entity operations for 1998 and to describe substantial differences between Swedish and US GAAP as described in
Note 13.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NBS Nordic Broadband Services AB (publ) as of December 31, 1998, and of the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Sweden.

      Generally accepted accounting principles in Sweden vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States would have affected total assets, results of the operations and shareholder's equity for the year ended on December 31, 1998 to the extent summarised in Note 13 to the consolidated financial statements.


                                                 Stockholm Sweden
                                                    May 4, 1999



                                                Jan-Erik Soderhielm
                                           Authorised Public Accountant
                                                 Ernst & Young AB

                        NBS NORDIC BROADBAND SERVICES AB

                          CONSOLIDATED INCOME STATEMENT
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                             (Unaudited) (SEK 000's)

  Net sales............................................     135,713
                                                            -------
                                                            135,713
Operating expenses
Program and distribution costs.........................     (55,790)
Other external costs...................................     (29,779)
Personnel costs........................................     (22,763)
                                                            --------
Total operating expenses excluding depreciation........    (108,332)
Operating profit before depreciation...................      27,381
Depreciation of tangible and intangible fixed assets...     (33,319)
                                                            --------
Operating loss.........................................      (5,938)
Result from financial investments
Other interest income and similar items................       1,408
Interest expense and similar items.....................     (11,849)
                                                            --------
Loss after financial items.............................     (16,379)
Tax on current year result.............................
                                                                 --
NET LOSS FOR THE YEAR..................................     (16,379)
                                                            ========

                        NBS NORDIC BROADBAND SERVICES AB

                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999
                             (Unaudited) (SEK 000's)

  ASSETS
Fixed Assets
Intangible assets
Goodwill..........................................................     494,985
Improvement expenses on other property............................       2,006
                                                                       -------
                                                                       496,991

Tangible assets
Equipment, tolls fixtures and fittings............................     148,565
Construction in progress and advance payments for tangible assets.      52,868
                                                                        ------
                                                                       201,433

Total fixed assets................................................     698,424

Current assets
Current receivables
Accounts receivable--trade.........................................     18,992
Other receivables.................................................       2,026
Prepaid expenses and accrued income...............................       4,328
                                                                        ------
                                                                        25,346

Cash and bank balances............................................      30,227
Total current assets..............................................      55,573
                                                                       -------
TOTAL ASSETS......................................................     753,997
                                                                       =======

                        NBS NORDIC BROADBAND SERVICES AB

                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999
                             (Unaudited) (SEK 000's)

  EQUITY AND LIABILITIES
Equity
Restricted equity
Share capital (22,700,000 shares at a par value of SEK 1 each).....     22,700
Other restricted capital...........................................      4,066
                                                                        ------
                                                                        26,706

Non-restricted equity
Non-restricted reserves............................................    174,790
Loss for the year..................................................    (16,379)
                                                                       --------
                                                                       158,411

Total equity.......................................................    185,117

Provisions
Deferred tax liability.............................................     25,285
                                                                       --------
Total provisions...................................................     25,285

Long-term liabilities
Interest-bearing
Liabilities to credit institutions.................................    330,000
Other liabilities..................................................      4,648
                                                                       --------
Total long-term liabilities........................................    334,648

Current liabilities
Interest-bearing
Liabilities to credit institutions.................................    109,073
Non-interest-bearing
Accounts payable - trade...........................................     49,004
Income tax liabilities.............................................        --
Other liabilities..................................................      7,459
Accrued expenses and deferred income...............................     43,411
                                                                       --------
Total current liabilities..........................................     99,874
                                                                       --------
TOTAL EQUITY AND LIABILITIES.......................................    753,997
                                                                       ========

                        NBS NORDIC BROADBAND SERVICES AB

                        CONSOLIDATED CASH FLOW STATEMENT
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                             (Unaudited) (SEK 000's)

CASH FLOWS FROM OPERATING ACTIVITIES
Net sales................................................        135,713
Operating expenses.......................................       (108,332)
                                                                ---------
Net cash flow before changes in working capital..........         27,381
Increase (-) decrease (+) of operating receivables.......         10,525
Increase (-) decrease (+) of operating liabilities.......         (2,148)
                                                                ---------
Net cash flow from operations............................         35,758

Received interest and result from current investments....          1,521
Paid interest............................................        (11,020)
Paid income taxes........................................           (942)
                                                                ---------
Net cash flow provided by operating activities...........         25,317

CASH FLOW FROM INVESTING ACTIVITIES
Investment in fixed assets...............................        (68,234)
investment in shares.....................................         (6,928)
                                                                ---------
Net cash flow from investing activities..................        (75,162)

CASH FLOW FROM FINANCING ACTIVITIES
Decrease in other current investments....................         80,000
New share issue..........................................              -
Raised loans.............................................        109,073
Amortisation of loan.....................................       (193,500)
                                                                ---------
Net cash flow from financing activities..................         (4,427)

CHANGE IN CASH AND BANK..................................        (54,272)
Cash and bank at beginning of year.......................         84,499
Cash and bank at end of year.............................         30,227

                        NBS NORDIC BROADBAND SERVICES AB

                       NOTES FOR THE FINANCIAL STATEMENTS
                                   (Unaudited)

U.S. GAAP reconciliation (SEK 000's)

      The accounting policies followed in preparation for the consolidated financial statements differ in some respect to the generally accepted accounting principles in the United States.

      The principle differences between Swedish GAAP and U.S. GAAP are presented below together with explanations of the adjustments that affect consolidated net loss, total equity and total assets as of the period ended June 30, 1999.

Reconciliation of Net Loss
Swedish GAAP Net Loss.............................    (16,379)
Leases............................................     (4,252)
Goodwill amortization.............................       (905)
Deferred tax effect on U.S. GAAP adjustment.......      1,191
                                                      --------
U.S. GAAP Net Loss................................    (20,345)

Reconciliation of Equity
Swedish GAAP Equity...............................    185,117
Leases............................................     (9,232)
Goodwill amortization.............................     (2,082)
Deferred tax effect on U.S. GAAP adjustment.......      2,585
                                                      --------
U.S. GAAP Equity..................................    176,388

Reconciliation of Assets
Swedish GAAP Assets...............................    753,997
Leases............................................    181,800
Goodwill..........................................     34,148
                                                      --------
U.S. GAAP Assets..................................    969,945

Leases
The Group leases certain equipment which in accordance with Swedish GAAP is treated as operating leases. For U.S. GAAP purposes these leases fall under the criteria for capitalization in accordance with the FAS 13 and should thus be capitalized. The reclassified leases have been recorded as assets and obligations at their estimated fair value in the above reconciliation. At the acquisition by EQT, lease obligations exceeded leased assets by SEK36.2 million and this amount has been accounted for as goodwill. Depreciation has been computed principally using the straight-line method over the estimated useful lives of assets, 20 years.

                     (Translation from the Swedish original)


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM        Reg no 556497-8210


                                  ANNUAL REPORT

The board of directors and the managing director of Singapore Telecom International Svenska AB herewith present the following report for the financial year 1 April 1997 - 31 March 1998.

                              ADMINISTRATION REPORT

The company is a subsidiary of Singapore Telecom International Pte Ltd which during the financial year became a part of a group whose parent company is Singapore Telecom Ltd. (STI Svenska AB is owned since 6 May 1998 via Stjarnan Multimedia AB by Scandinavian Equity Partners Ltd which in its turn is owned by, among others, Investor and SE-Banken.)

The company is engaged in for own account or via wholly or partly owned companies telephone, and cable network for television, operations and similar associated activities.

Result and appropriation

The group result for the year is MSEK -20,1 (MSEK - 22,6).

The group non-restricted equity amounts to at 31 March 1998:

           Non-restricted reserves                kSEK  345 250
           Profit for the year                    kSEK - 20 052
                                                  -------------
                                                  kSEK  325 198

Proposed appropriation of profits in the parent company

At the disposal of the annual general meeting are the following unappropriated earnings:

           Profit brought forward               SEK 414 878 291
           Profit for the year                  SEK           -
                                                ---------------
                                                SEK 414 878 291

The board of directors and the managing director propose that SEK 414,878,291 be carried forward.

Regarding the company's operations, reference is made to the following balance sheets, income statements, funds statements and related notes.



SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

CONSOLIDATED INCOME STATEMENTS                                                1 April 1997       1 April 1996
                                                                             31 March 1998      31 March 1997
                                                                                      kSEK               kSEK

Net sales - Note 1 and 2                                                           248 998            242 894

OPERATING EXPENSES
Program and distribution costs                                                   - 102 505          - 100 554
Other external costs                                                              - 34 223           - 30 457
Personnel costs - Note 3                                                          - 26 216           - 24 674
Depreciation of tangible fixed assets - Note 4                                    - 79 300           - 77 413
Total operating expenses                                                         - 242 244          - 233 098

Operating profit                                                                     6 754              9 796

Result from financial investments - Note 5
Interest income and similar items                                                    6 278              5 054
Other expense and similar items                                                   - 22 187           - 27 477
Loss after financial items                                                         - 9 155           - 12 627

Tax on ordinary profit for the year - Note 6                                      - 10 897            - 9 990

NET LOSS FOR THE YEAR                                                             - 20 052           - 22 617




SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

CONSOLIDATED BALANCE SHEETS AT 31 MARCH                                                  1998             1997
                                                                                        kSEK             kSEK

ASSETS

FIXED ASSETS
Intangible fixed assets - Note 4

Goodwill                                                                             321 415          369 228

Tangible fixed assets - Note 4
Equipment, tools, fixtures and fittings                                              113 327          120 271
Construction-in-progress and advance payments for tangible
fixed assets                                                                           6 273            8 618
Total tangible fixed assets                                                          119 600          128 889

Total fixed assets                                                                   441 015          498 117

CURRENT ASSETS
Current receivables - Note 7
Accounts receivable - trade                                                           25 940           29 291
Other receivables                                                                      2 966            1 125
Prepaid expenses and accrued income                                                    1 682            1 534
                                                                                      30 588           31 950

Current investments
Other current investments                                                            155 000          110 000

Cash and bank balances                                                                12 566           17 453

Total current assets                                                                 198 154          159 403

TOTAL ASSETS                                                                         639 169          657 520


                                      F-72



SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

CONSOLIDATED BALANCE SHEETS AT 31 MARCH                                                 1998             1997
                                                                                        kSEK             kSEK

EQUITY AND LIABILITIES

EQUITY - Note 8
Restricted equity
Share capital                                                                         50 000           50 000
Other restricted reserves                                                            175 000          175 000

Non-restricted equity / Accumulated deficit
Profit/Loss brought forward                                                          345 250         - 38 773
Net loss for the year                                                               - 20 052         - 22 617

Total equity                                                                         550 198          163 610

Provisions
Provisions for taxation                                                               23 937           19 976
Total provisions                                                                      23 937           19 976

Long-term liabilities
Accounts payable - group companies - Note 10                                               -          400 000
Total long-term liabilities                                                                -          400 000

Current liabilities
Accounts payable - trade                                                              12 026           12 931
Liabilities to group companies                                                             -            8 225
Income tax liability                                                                   6 387            7 725
Other liabilities                                                                      9 099            8 718
Accrued expenses and deferred income - Note 9                                         37 522           36 335
Total current liabilities                                                             65 034           73 934

TOTAL EQUITY AND LIABILITIES                                                         639 169          657 520


PLEDGED ASSETS AND CONTINGENT LIABILITIES

Pledged assets                                                                          None             None

Contingent liabilities - Note 11                                                     109 993          109 243




SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

CONSOLIDATED FUNDS STATEMENTS AT 31 MARCH                                               1998             1997
                                                                                        kSEK             kSEK

CASH FLOWS FROM OPERATING ACTIVITIES

Net sales                                                                            248 998          242 894
Operating expenses                                                                 - 162 944        - 155 685
Net cash flows before changes in working capital                                      86 054           87 209

Increase(-)/Decrease(+) in operating receivables                                       1 362          - 3 983
Increase(+)/Decrease(-) in operating liabilities                                     - 8 900            3 523
Net cash flows from operations                                                        78 516           86 749

Received interest                                                                      6 278            5 054
Paid interest                                                                       - 15 547         - 27 477
Paid income taxes                                                                    - 6 936          - 7 978
Net cash flows provided by operating activities                                       62 311           56 348

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in current investments                                                     - 45 000         - 40 000
Investments in fixed assets                                                         - 22 198         - 14 410
Proceeds from sale of fixed assets                                                         -               66
Net cash flows from investing activities                                            - 67 198         - 54 344

CHANGE IN CASH AND BANK                                                              - 4 887            2 004

Cash and bank at beginning of year                                                    17 453           15 449
Cash and bank at end of year                                                          12 566           17 453

CHANGE IN LIQUID ASSETS
Liquid assets at the beginning of the year                                           127 307           85 449
Liquid assets at the end of the year                                                 167 410          127 453



SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

PARENT COMPANY INCOME STATEMENTS                                              1 April 1997       1 April 1996
                                                                             31 March 1998      31 March 1997
                                                                                      kSEK               kSEK

Net sales - Note 1 and 2                                                                 -                226

OPERATING EXPENSES
Other external costs                                                                 - 463            - 5 720
Total operating expenses                                                             - 463            - 5 720

Operating loss                                                                       - 463            - 5 494

Result from financial investments - Note 5
Interest income and similar items                                                        6                 12
Interest expense and similar items                                                - 22 169           - 27 460

Result from financial investments                                                 - 22 626           - 32 942

Appropriations - Note 12                                                            22 626             32 942

Tax on current year result - Note 6                                                      -                  -

RESULT FOR THE YEAR                                                                      -                  -


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

PARENT COMPANY BALANCE SHEETS AT 31 MARCH                                               1998             1997
                                                                                        kSEK             kSEK

ASSETS

FIXED ASSETS

Financial fixed assets
Participations in group companies - Note 13                                          625 000          625 000
Total fixed assets                                                                   625 000          625 000

CURRENT ASSETS
Current receivables - Note 7
Receivables from group companies                                                      14 747           17 378
Other receivables                                                                          -                5
                                                                                      14 747           17 383

Cash and bank balances                                                                   156              146

Total current assets                                                                  14 903           17 529

TOTAL ASSETS                                                                         639 903          642 529



                                      F-76


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

PARENT COMPANY BALANCE SHEETS AT 31 MARCH                                               1998             1997
                                                                                        kSEK             kSEK

EQUITY AND LIABILITIES

EQUITY- Note 8
Restricted equity (1)
Share capital (50,000,000 shares of par value SEK 1 each)                             50 000           50 000
Statutory reserve                                                                    175 000          175 000
                                                                                     225 000          225 000

Non-restricted equity
Profit brought forward                                                               414 878            8 238
Result for  the year                                                                       -                -
                                                                                     414 878            8 238
Total equity                                                                         639 878          233 238

Long-term liabilities
Liabilities to group companies - Note 10                                                   -          400 000

Current liabilities
Liabilities to group companies                                                             -            8 225
Accrued expenses and deferred income - Note 9                                             25            1 066
Total current liabilities                                                                 25            9 291

TOTAL EQUITY AND LIABILITIES                                                         639 903          642 529


PLEDGED ASSETS AND CONTINGENT LIABILITIES

Pledged assets                                                                          None             None

Contingent liabilities                                                                  None             None



SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

PARENT COMPANY FUNDS STATEMENTS AT 31 MARCH                                             1998             1997
                                                                                        kSEK             kSEK

CASH FLOWS FROM OPERATING ACTIVITIES

Net sales                                                                                  -              226
Operating expenses                                                                     - 463          - 5 720
Net cash flows before changes in working capital                                       - 463          - 5 494

Increase(-)/Decrease(+) in operating receivables                                       2 636            5 001
Increase(+)/Decrease(-) in operating liabilities                                     - 9 266          - 5 300
Group contribution received                                                           22 626           32 942
Net cash flows from operations                                                        15 533           27 149

Received interest                                                                          6               12
Paid interest                                                                       - 15 529         - 27 460
Net cash flows provided by operating activities                                           10            - 299

CHANGE IN CASH AND BANK                                                                   10            - 299

Cash and bank at beginning of year                                                       146              445
Cash and bank at end of year                                                             156              146

CHANGE IN LIQUID ASSETS
Liquid assets at the beginning of the year                                               146              445
Liquid assets at the end of the year                                                     156              146


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

ACCOUNTING PRINCIPLES

The group

The consolidated accounts have been prepared according to the purchase method. Apart from the equity of the parent company, the group's equity only includes the results of the subsidiaries after acquisition. The difference between the group's cost of acquisition for the shares in the subsidiaries and the fair values of acquired identifiable assets and liabilities in the subsidiaries at the time of acquisition, is shown as goodwill and is amortised according to plan. If negative goodwill arises it is accounted for as a provision.

The consolidated accounts include the accounts of all of the subsidiaries. A subsidiary is a company in which the parent company owns, directly or indirectly, shares which represent more than 50% of the voting rights.

All group internal transactions and profits have been eliminated.

The consolidated accounts do not include appropriations and untaxed reserves. Instead the estimated deferred tax relating to the appropriations is shown in the consolidated income statement as part of the group's tax expense. The equity portion of these appropriations and the untaxed reserves respectively is included as part of the net profit for the year in the income statement and in the balance sheet as other restricted reserves under restricted equity. The deferred tax is re-evaluated each year using the current tax rate and the change is included in the consolidated income statement as a part of the tax expense for the year.

The group and the parent company

Assets and liabilities of the group and parent company are valued at acquisition value unless otherwise stated.

Receivables - trade are valued at the amounts they are expected to realise.

Receivables and liabilities denominated in foreign currencies have been translated at the year-end rates of exchange.

The cost of leasing fixed assets is normally expensed over the leasing period. When a lease agreement implies an obligation to take over the leased object after a certain time and with agreed terms of ownership, then it is accounted for as a fixed asset. The remaining payment obligations are included among the liabilities.

Depreciation according to plan of intangible and tangible fixed assets are based on the acquisition cost of the assets (revaluation value) and the expected economic life of each asset.

Equipment
Machinery and equipment have been depreciated according to plan, which is based on an economic life of three and five years respectively. (Depreciation based on an expected economic life of 3 years is used for IT-equipment purchased from 1 April 1997. IT-equipment purchased before 1 April 1997 is depreciated over five years.)

SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

ACCOUNTING PRINCIPLES

The group and the parent company (cont'd)

Distribution plants
Plants have been depreciated according to a plan, which is based on economic lives of three, seven and ten years respectively. (Depreciation based on an expected economic life of 3 years is used for IT-equipment purchased from 1 April 1997. IT-equipment purchased before 1 April 1997 is depreciated over five years.)

Goodwill
Goodwill is depreciated according to a plan over a period of ten years.

Group companies are all companies in the same group of companies where the parent company is a Swedish limited liability company, a partnership or a foreign company, i e not only a parent company and a subsidiary but a fellow subsidiary as well.

Book depreciation made corresponds to the maximum depreciation allowed by the Swedish taxation legislation.

With the exception for the above-mentioned changes referring to depreciation on IT-equipment and IT-plants, the same accounting principles were applied in the previous year.

SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS

NOTE 1 - ALLOCATION OF NET SALES

Net sales and operating profit are allocated by business lines as follows:

                                             Net sales                          Operating profit
                                        1997/1998         1996/1997           1997/1998          1996/1997
                                             kSEK               kSEK               kSEK               kSEK

The group
Cable TV  activities                      248 998            242 894              6 754              9 796


The parent company                              -                226              - 463            - 5 494


NOTE 2 - PURCHASES AND SALES BETWEEN GROUP COMPANIES

The group
Out of the total purchases and sales for the year kSEK 0 (1996/1997 kSEK 265) of the purchases and kSEK 0 (1996/1997 kSEK 265) of the sales concern other group companies.

The parent company
Out of the total purchases and sales for the year kSEK 0 (1996/1997 kSEK 39) of the purchases and kSEK 0 (1996/1997 kSEK 226) of the sales concern other group companies.

SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS

NOTE 3 - AVERAGE NUMBER OF EMPLOYEES, SALARIES, OTHER REMUNERATION AND

Average number of employees                           The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997

Men                                                   35               37                -                 -
Women                                                 22               21                -                 -
Total                                                 57               58                -                 -

Salaries, other remuneration and social costs:

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Board of directors and the managing
director
Salaries and other remuneration                    1 202            1 128                -                 -
of which is bonus                                    196              185                -                 -
Pension costs                                        536              460                -                 -
Other employees
Salaries and other remuneration                   15 275           14 915                -                 -
Total
Salaries and other remuneration                   16 477           16 043                -                 -
Social costs                                       7 649            7 501                -                 -
of which pension costs                             1 576            1 424                -                 -

Regarding the managing director, the company has not entered into an employment agreement or agreement concerning compensation such as severance pay or similar.


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS

NOTE 4 - INTANGIBLE AND TANGIBLE FIXED ASSETS

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Goodwill
Opening acquisition value                        478 129          478 129                -                 -
Closing acquisition value                        478 129          478 129                -                 -

Opening accumulated depreciation               - 108 901         - 61 088                -                 -
Depreciation for the year                       - 47 813         - 47 813                -                 -
Closing accumulated depreciation               - 156 714        - 108 901                -                 -

Net book value according to plan                 321 415          369 228                -                 -

Equipment, tools, fixtures and fittings of which:

1) Distribution plants
Acquisition value
Opening acquisition value                        207 728          201 018                -                 -
Purchases                                         24 577            8 387                -                 -
Sales and disposals                                    -            - 289                -                 -
Reclassifications                                  - 573          - 1 388                -                 -
Closing acquisition value                        231 732          207 728                -                 -

Depreciation according to plan
Opening accumulated depreciation                - 91 181         - 62 650                -                 -
Sales and disposals                                    -             - 79                -                 -
Depreciation for the year                       - 30 182         - 28 452                -                 -
Closing accumulated depreciation               - 121 363         - 91 181                -                 -

Net book value according to plan                 110 369          116 547                -                 -

2)  Equipment
Acquisition value
Opening acquisition value                          9 988            8 571                -                 -
Purchases                                            541            1 591                -                 -
Sales and disposals                                 - 10            - 174                -                 -
Closing acquisition value                         10 519            9 988                -                 -

Depreciation according to plan
Opening accumulated depreciation                 - 6 264          - 5 592                -                 -
Sales and disposals                                    8              476                -                 -
Depreciation for the year                        - 1 305          - 1 148                -                 -
Closing accumulated depreciation                 - 7 561          - 6 264                -                 -

Net book value according to plan                   2 958            3 724                -                 -


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS

NOTE 4 - INTANGIBLE AND TANGIBLE FIXED ASSETS (cont'd)

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Construction-in-progress and advanced
payments for tangible assets
Opening acquisition value                          8 618            2 798                -                 -
Purchases                                         21 839           19 793                -                 -
Reclassifications                               - 24 184         - 13 973                -                 -
Accumulated closing acquisition value              6 273            8 618                -                 -


NOTE 5 - OTHER INTEREST INCOME, INTEREST EXPENSE AND SIMILAR ITEMS

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Interest income                                    6 278            5 054                6                12
Interest expense                                  22 187           27 477           22 169            27 460

Interest income includes kSEK 0 (kSEK 0) income from other group companies.

Interest expense includes kSEK 22,168 (kSEK 27,457) expense from other group companies.


NOTE 6 - TAX ON ORDINARY PROFIT FOR THE YEAR

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Tax paid on the profit for the year and
earlier years                                      6 936            7 978                -                 -
Deferred taxes                                     3 961            2 012                -                 -
Total                                             10 897            9 990                -                 -


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS


NOTE 7 - CURRENT ASSETS

Prepaid expenses and accrued income                   The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Prepaid rent                                         427              322                -                 -
Accrued interest income                              450              198                -                 -
Other                                                805            1 014                -                 -
Total                                              1 682            1 534                -                 -

Receivables from group companies
Receivable from StjarnTVnatet AB                       -                -           14 747            17 378

NOTE 8 - SHAREHOLDERS' EQUITY                                                         Non-
                                                   Share       Restricted       restricted   Profit/Loss for
                                                 capital         reserves         reserves          the year
The Group                                           kSEK             kSEK             kSEK              kSEK

Opening balance                                   50 000          175 000         - 38 773          - 22 617

Transfer of profit 1996/1997                                                      - 22 617            22 617
Unconditional shareholders' contribution                                           406 640
Loss for the year                                                                                   - 20 052

Closing balance                                   50 000          175 000          345 250          - 20 052


                                                                            Profit brought
                                                   Share        Statutory          forward       Profit/loss
                                                 capital          reserve             kSEK      for the year
The parent company                                  kSEK             kSEK                               kSEK

Opening balance                                   50 000          175 000            8 238                 -
Transfer of profit 1996/1997 according to
decision taken at the annual general
meeting of shareholders                                                                  -                 -
Unconditional shareholders' contribution                                           406 640
Net profit/loss for the year                                                                               -
Closing balance                                   50 000          175 000          414 878                 -

Each share represents one vote.


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS


NOTE 9 - ACCRUED EXPENSES AND DEFERRED INCOME

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Accrued costs of personnel                         2 420            2 136                -                 -
Accrued program costs                              4 382            3 516                -                 -
Deferred income                                   23 371           22 132                -                 -
Other items                                        7 349            8 551               25             1 066
Total                                             37 522           36 335               25             1 066


NOTE 10 - LIABILITIES TO GROUP COMPANIES

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Promissory note loan STI Pte Ltd                       -          400 000                -           400 000


NOTE 11 - CONTINGENT LIABILITIES

                                                      The group                     The parent company
                                            ------------------------------     ------------------------------
                                               1997/1998        1996/1997        1997/1998         1996/1997
                                                    kSEK             kSEK             kSEK              kSEK

Conditional shareholders' contribution            98 550           98 550                -                 -
Guarantees                                           336              268                -                 -
Royalty commitment                                11 107           10 425                -                 -
Total                                            109 993          109 243                -                 -

The subsidiary SpaceNet AB has earlier entered into a royalty agreement with NUTEK and with Industrifonden, according to which the company is obliged to pay royalty on certain sales until the end of the contract period in the year 2000 for NUTEK and 2005 for Industrifonden. The royalty commitment includes an annual interest estimate maximised to kSEK 11.107.

NOTE 12 - APPROPRIATIONS                                                              Parent company
                                                                                   1997/1998        1996/1997
                                                                                        kSEK             kSEK

Group contribution
Received from StjarnTVnatet AB                                                        22 626           32 942


SINGAPORE TELECOM INTERNATIONAL SVENSKA AB - STOCKHOLM

NOTES TO THE ANNUAL ACCOUNTS


NOTE 13 - PARTICIPATIONS IN GROUP COMPANIES

                      -------------- ------------- ------------------------- ---------------------------------
                      Registration   Registered       Extent of holding               Net book value
                      no             office
                      -------------- ------------- ------------------------- ---------------------------------
                                                      Number of  Share of      31 March 1998    31 March 1997
                                                         shares     capital             kSEK             kSEK
                                                                       in %
                      -------------- ------------- ------------- ----------- ---------------- ----------------

StjarnTVnatet AB      556000-4391    Stockholm        1 036 500         100          625 000          625 000
--------------------- -------------- ------------- ------------- ----------- ---------------- ----------------


NOTE 14 - ANNUAL ACCOUNTS

Annual accounts regarding Singapore Telecom Ltd, registered in Singapore, may be obtained from:

Singapore Telecommunications Limited
31 Exeter Road, Comcentre, Singapore
239732
Singapore

Stockholm, 29 May 1998



Bjorn Svedberg                        Bengt Halse                  Conni Jonsson
Chairman



Thomas von Koch                       Kjell Hellberg
                                      Managing director


Jane Norlander                        Anders Sandberg
Employee representative               Employee representative


My audit report was submitted on 29 May 1998.


Ulla Nordin Buisman
Authorised Public Accountant
PricewaterhouseCoopers

                    (Translation from the Swedish original)


                                AUDITOR'S REPORT

              To the annual general meeting of the shareholders of
                   SINGAPORE TELECOM INTERNATIONAL SVENSKA AB
                              (Org No 556497-8210)


I have audited the annual report, the consolidated financial statements, the accounting records and the administration by the board of directors and the managing director of Singapore Telecom International Svenska AB for the financial year 1 April 1997 - 31 March 1998. These accounts and the administration of the Company are the responsibility of the board of directors and the managing director. My responsibility is to express an opinion on the annual report, the consolidated financial statements and the administration based on my audit.

I conducted our audit in accordance with generally accepted auditing standards in Sweden. Those standards require that I plan and perform the audit to obtain reasonable assurance that the annual report and the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the annual report and the consolidated financial statements. An audit also includes assessing the accounting principles used and their application by the board of directors and the managing director, as well as evaluating the overall presentation of information in the annual report and the consolidated financial statements. I examined significant decisions, actions taken and circumstances of the Company in order to be able to determine the liability, if any, to the Company of any board member or the managing director or whether they have in any way acted in contravention of the Companies Act, the Annual Accounts Act or the Articles of Association. I believe that my audit provides a reasonable basis for my opinion set out below.

In my opinion the annual report and the consolidated financial statements have been prepared in accordance with the Annual Accounts Act.

I  recommend

that the income statements and the balance sheets of the parent company and the Group be adopted and that the unappropriated earnings of the parent company be dealt with in accordance with the proposal in the administration report.

In my opinion, the members of the board of directors and the managing director have not committed any act or been guilty of any omission, which could give rise to any liability to the Company.

I  recommend

that the members of the board of directors and the managing director be discharged from liability for the financial year.



                             Stockholm, 29 May 1998

                               Ulla Nordin Buisman
                          Authorised Public Accountant

                        Consolidated Financial Statements
                   Singapore Telecom International Svenska AB

Reconciliation of Significant Differences Between US and Swedish
Generally Accepted Accounting Principles

The group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in Sweden (Swedish GAAP), which differ in some respects from the accounting principles generally accepted in the United States (U.S. GAAP).

The principal differences between Swedish GAAP and U.S. GAAP that affect the net loss, and total equity as of and for the years ended March 31, 1998 and 1997 are presented below together with explanations of certain additional differences.

                                                                          For the years ended
                                                                               March 31,
                                                                         1998              1997
                                                                  -------------------------------------
Reconciliation of net loss:                                              (in thousands of SEK)
Net loss reported under Swedish GAAP                                         (20,052)         (22,617)
  U.S. GAAP adjustments:
  Leases                                                                      (9,853)          (9,341)
  Goodwill                                                                      (882)            (882)
  Tax effect of U.S. GAAP adjustments                                           2,759            2,615
                                                                  -------------------------------------
Net loss under US GAAP                                                        (28,028)         (30,225)
                                                                  -------------------------------------

                                                                          For the years ended
                                                                                31 March
                                                                         1998              1997
                                                                  -------------------------------------
Reconciliation of equity:                                                (in thousands of SEK)
Total equity reported under Swedish GAAP                                     550,198          163,610
  U.S. GAAP adjustments:
  Leases                                                                     (30,555)         (20,702)
  Goodwill                                                                    (2,866)          (1,984)
  Tax effect of U.S. GAAP adjustments                                          8,555            5,796
                                                                  -------------------------------------
Total equity under US GAAP                                                   525,332          146,720
                                                                  -------------------------------------



Leases

The Group entered into lease agreements for certain strategic equipment beginning on January 1, 1993. These leases have, in accordance with Swedish GAAP, been treated as operating leases. For US GAAP purposes, these leases meet the capitalization criteria in accordance with SFAS 13 and thus have been treated as financial leases and have been capitalized. The capitalized leases have been recorded as an asset and the corresponding obligation as a liability at their net present value of future minimum lease payments in the US GAAP reconciliation. Depreciation has been computed principally using the straight-line method over the estimated useful lives of the assets of 20 years.

Goodwill

StjarnTVnatet AB, a wholly-owned subsidiary of Singapore Telecom International Svenska AB ("STI"), maintains the lease as described above. Since neither these leased assets nor lease liabilities were included in the statutory accounts of StjarnTVnatet AB, these assets and liabilities were not considered when determining the fair value of the acquired StjarnTVnatet assets and liabilities on December 20, 1994. The excess of the acquired lease obligations over the fair value of the leased assets would have reduced the net assets acquired and thus increased the acquisition goodwill under US GAAP. This increase in goodwill has been recorded as a US GAAP adjustment and depreciated over its ten year estimated useful life.


Cash flow information

US GAAP requires that a statement of cash flows according to SFAS 95 Statement of Cash Flows be included as part of the financial statements. Swedish accounting standards allow the presentation of a Funds Statement. The main difference between the statement of cash flow prepared in accordance with US GAAP and the Funds Statement presented in the Singapore Telecom International Svenska AB financial statements is the following:

The US GAAP cash flows statement reports changes in cash and cash equivalents which include short-term highly liquid investments with an original maturity of three months or less but excludes bank overdrafts. The STI financial statements define cash and cash equivalents as cash in hand and deposits repayable on demand.

The table below has been included to present cash flow totals from operating, investing and financing activities in line with SFAS 95 for the years ended March 31, 1998 and 1997. Adjustments from the Swedish cash flow include (a) a reclassification of the change in investments included in cash flows from investing activities to a change in cash and cash equivalents and (b) the effects of the adjustment related to the capitalization of leases.

Under a US GAAP presentation, the following amounts would have been reported:

                                                                            For the years ended
                                                                                  31 March
                                                                        1998                 1997
                                                                  -------------------------------------
                                                                         (in thousands of SEK)
Net cash provided operating activities                                       66,131             59,514
                                                                            (22,198)           (14,344)
Net cash used in investing activities
Net cash used in financing activities                                        (3,820)            (3,166)
Net increase in cash and cash equivalents                                    40,113             42,004
Cash and cash equivalents at beginning of year                              127,453             85,449
Cash and cash equivalents at end of year                                    167,566            127,453


Non-cash financing activities:

The Company's shareholder, STI Pte Ltd, forgave its long term promissory note of 400,000,000 SEK and accrued interest of 6,640,000 SEK due from the Company. The Company has treated this transaction as a reduction of liabilities to group companies and an increase to non-restricted reserves (equity).

New U.S. accounting standards not yet adopted

In June 1997, the FASB issued SFAS No. 130 Reporting Comprehensive Income and is effective for fiscal years beginning after 15 December 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. This standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. Management believes that the Company currently does not have items of a material nature that would require presentation in a separate statement of comprehensive income.

        Reconciliation of Significant Differences Between US and Swedish
                    Generally Accepted Accounting Principles

To the Board of Directors
of Stjarn AB (formerly Singapore Telecom International Svenska AB)

Our audit of the consolidated financial statements of Singapore Telecom International Svenska AB referred to in our report dated May 29, 1998 appearing on page F-88 of this filing of Current Reports on Form 8-K/A also includes an audit of the accompanying Reconciliation of Significant Differences between US and Swedish Generally Accepted Accounting Principles. In our opinion, this reconciliation presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers
Stockholm, Sweden
September 17, 1999